Filed pursuant to Rule 424(b)(5)
Registration No. 333-131356

PROSPECTUS SUPPLEMENT
(To Prospectus dated January 7, 2008)

$961,625,000

USAA AUTO OWNER TRUST 2008-1
Issuing Entity

USAA Acceptance, LLC
Depositor

USAA FEDERAL SAVINGS BANK
Sponsor, Seller and Servicer

Before you purchase any of these notes, be sure you read this prospectus supplement and the attached prospectus, especially the risk factors beginning on page S-10 of this prospectus supplement and on page 5 of the attached prospectus.

A note is not a deposit and neither the notes nor the underlying motor vehicle loans are insured or guaranteed by the FDIC or any other governmental authority.

The notes will represent obligations of the issuing entity only and will not represent obligations of USAA Acceptance, LLC, USAA Federal Savings Bank or any of their respective affiliates.

No one may use this prospectus supplement to offer and sell these notes unless it is accompanied by the attached prospectus.

The issuing entity will own motor vehicle loans originated by USAA Federal Savings Bank and will issue the following classes of USAA Auto Owner Trust 2008-1 Asset Backed Notes:

	Class A-1(1) Notes	Class A-2 Notes	Class A-3 Notes	Class A-4 Notes	Class B(1) Notes
Principal Amount	$254,000,000	$330,000,000	$373,000,000	$258,625,000	$34,375,000
Per Annum Interest Rate	4.4526%	4.27%	4.16%	4.50%	6.50%
Final Scheduled Payment Date	June 15, 2009	Oct. 15, 2010	Apr. 16, 2012	Oct. 15, 2013	Aug. 15, 2014
Initial Public Offering Price	100.000000%	99.994381%	99.992877%	99.983637%	99.989845%
Underwriting Discount	N/A	0.140%	0.180%	0.240%	N/A
Proceeds to Depositor(2)	100.000000%	99.854381%	99.812877%	99.743637%	99.989845%

(1)	The Class A-1 notes and the Class B notes are not being offered for sale by this prospectus supplement or the prospectus but will be entitled to certain amounts as described herein.

(2)	Before deducting expenses payable by the depositor estimated to be $730,000.

The total initial public offering price is $1,249,909,078.92, the total underwriting discount is $1,754,100.00 and the total proceeds to the depositor is $1,248,154,978.92.

The issuing entity will pay interest and principal on the notes on the 15th day of each month (or, if the 15th day is not a business day, the next business day). The first payment date will be February 15, 2008.

The issuing entity will generally pay principal sequentially to the earliest maturing class of notes then outstanding until paid in full.

The Class B Notes are subordinated to the Class A Notes to the extent described in this prospectus supplement. That subordination is intended to provide credit enhancement to the Class A Notes. The issuing entity will have a reserve account in the initial amount of $6,250,000 that will provide credit enhancement for the notes to the extent described in this prospectus supplement.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus supplement or the attached prospectus. Any representation to the contrary is a criminal offense.

Joint Global Coordinators of the Class A Notes
Credit Suisse     Wachovia Securities

Co-Managers of the Class A Notes

Banc of America Securities LLC

                                          Deutsche Bank Securities

                                                                                          JPMorgan

     RBS Greenwich Capital

The date of this prospectus supplement is January 9, 2008

i

READING THESE DOCUMENTS

          We provide information on the notes in two documents that offer varying levels of detail:

          1.      Prospectus—provides general information, some of which may not apply to the notes.

          2.      Prospectus Supplement—provides a summary of the specific terms of the notes.

          We suggest you read this prospectus supplement and the attached prospectus in their entirety. The prospectus supplement pages begin with “S.” Whenever information in this prospectus supplement is more specific than the information in the accompanying prospectus, you should rely on the information in this prospectus supplement with respect to the notes.

          We include cross-references to sections in these documents where you can find further related discussions. Refer to the table of contents on page i in this document and on page i in the attached prospectus to locate the referenced sections.

          The Glossary of Terms on page S-54 of this prospectus supplement and the Glossary of Terms on page 78 in the attached prospectus list definitions of certain terms used in this prospectus supplement or the attached prospectus.

          You should rely only on information on the notes provided in this prospectus supplement and the attached prospectus. We have not authorized anyone to provide you with different information.

          In this prospectus supplement, the terms “we”, “us” and “our” refer to USAA Acceptance, LLC.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THIS PROSPECTUS SUPPLEMENT MAY ONLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED IN THE UNITED KINGDOM TO PERSONS AUTHORISED TO CARRY ON A REGULATED ACTIVITY (“AUTHORISED PERSONS”) UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000, AS AMENDED (“FSMA”) OR TO PERSONS OTHERWISE HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, AS AMENDED, OR TO PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER ARTICLE 49 OF THAT ORDER, OR TO ANY OTHER PERSON TO WHOM THIS PROSPECTUS SUPPLEMENT MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED.

IN ADDITION, INSOFAR AS THE NOTES WOULD BE REGARDED IN THE UNITED KINGDOM AS UNITS IN A COLLECTIVE INVESTMENT SCHEME, THIS PROSPECTUS SUPPLEMENT MAY ONLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED IN THE UNITED KINGDOM BY AUTHORISED PERSONS TO: (1) PERSONS QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 14 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001; (2) TO PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER ARTICLE 22 OF THAT ORDER; (3) PERSONS WHO ARE CLASSIFIED AS INTERMEDIATE CUSTOMERS OR MARKET COUNTERPARTIES IN ACCORDANCE WITH THE CONDUCT OF BUSINESS RULES OF THE UK FINANCIAL SERVICES AUTHORITY; OR (4) TO ANY OTHER PERSON TO WHOM THIS PROSPECTUS SUPPLEMENT MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED.

NO APPROVED PROSPECTUS RELATING TO THE MATTERS IN THIS PROSPECTUS SUPPLEMENT HAS BEEN MADE AVAILABLE TO THE PUBLIC IN THE UNITED KINGDOM AND, ACCORDINGLY, THE NOTES MAY NOT BE, AND WILL NOT BE, OFFERED IN THE UNITED KINGDOM EXCEPT IN CIRCUMSTANCES WHICH WILL NOT RESULT IN THERE BEING AN OFFER TO THE PUBLIC IN THE UNITED KINGDOM WITHIN THE MEANING OF FSMA.

NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE NOTES ARE OR WILL BE AVAILABLE TO OTHER CATEGORIES OF PERSONS IN THE UNITED KINGDOM AND NO ONE FALLING OUTSIDE SUCH CATEGORIES IS ENTITLED TO RELY ON, AND THEY MUST NOT ACT ON, ANY INFORMATION IN THIS PROSPECTUS SUPPLEMENT. THE COMMUNICATION OF THIS PROSPECTUS SUPPLEMENT TO ANY PERSON IN THE UNITED KINGDOM OTHER THAN THE CATEGORIES STATED ABOVE IS UNAUTHORISED AND MAY CONTRAVENE FSMA.

ANY INDIVIDUAL WHO IS IN ANY DOUBT ABOUT THE INVESTMENT TO WHICH THIS PROSPECTUS SUPPLEMENT RELATES SHOULD CONSULT AN AUTHORISED PERSON SPECIALISING IN ADVISING ON INVESTMENTS OF THIS KIND.

TRANSACTION ILLUSTRATION

(1)	The Class A-1 notes and the Class B notes are not being offered for sale by this prospectus supplement or the prospectus and will initially be retained by USAA Federal Savings Bank or sold to an affiliate.

SUMMARY OF TERMS OF THE NOTES

          The following summary is a short description of the main terms of the offering of the notes. For that reason, this summary does not contain all of the information that may be important to you. To fully understand the terms of the offering of the notes, you will need to read both this prospectus supplement and the attached prospectus in their entirety.

Issuing Entity

USAA Auto Owner Trust 2008-1, a Delaware statutory trust, will acquire from the depositor a pool of motor vehicle installment loans that constitute the receivables in exchange for the securities. The trust is referred to as the “issuing entity”. The issuing entity will rely upon collections on the receivables and the funds on deposit in certain accounts to make payments on the notes. The issuing entity will be solely liable for the payments on the notes.

Depositor

USAA Acceptance, LLC, a Delaware limited liability company and a wholly-owned subsidiary of USAA Federal Savings Bank.

Offered Notes

The following classes of USAA Auto Owner Trust 2008-1 Asset Backed Notes are being offered by this prospectus supplement:

  $330,000,000      Class A-2      4.27%      Asset Backed Notes
  $373,000,000      Class A-3      4.16%      Asset Backed Notes
  $258,625,000      Class A-4      4.50%      Asset Backed Notes

The issuing entity will also issue $254,000,000 of Class A-1 4.4526% asset backed notes and $34,375,000 of Class B 6.50% asset backed notes, none of which are being offered by this prospectus supplement. We will initially hold the Class A-1 notes and the Class B notes or sell them to an affiliate. Information about the Class A-1 notes and the Class B notes is set forth herein solely to provide a better understanding of the offered notes.

Certificates

In addition to the notes described above, the issuing entity is also issuing the asset backed certificates that are not offered pursuant to this prospectus supplement. The certificates will be entitled only to certain amounts remaining after payments on the notes and payments of issuing entity expenses and other required amounts. We will initially hold the certificates. Information about the certificates is set forth herein solely to provide a better understanding of the offered notes.

Closing Date

The issuing entity expects to issue the notes on or about January 15, 2008. The seller will transfer the receivables to the depositor and the depositor will transfer the receivables to the issuing entity as of the closing date.

Statistical Cut-off Date

The statistical cut-off date for the receivables in the statistical pool used in preparing the statistical information presented in this prospectus supplement is December 1, 2007, which we refer to as the “statistical cut-off date.”

Cut-off Date

The cut-off date for the receivables sold to the issuing entity on the closing date is January 1, 2008, which we refer to as the “cut-off date.”

Sponsor, Seller and Servicer

USAA Federal Savings Bank, which we refer to as the “Bank”.

Owner Trustee

Wells Fargo Delaware Trust Company.

Indenture Trustee

The Bank of New York.

Payment Dates

On the 15th day of each month (or, if the 15th day is not a business day, the next business day), the issuing entity will pay interest and principal on the notes.

First Payment Date

The first payment date will be February 15, 2008.

Record Dates

On each payment date, the issuing entity will pay interest and principal to the holders of the notes as of the related record date. Generally, the record date for the notes for each payment date will be the business day immediately preceding such payment date. However, if definitive notes are issued, the record date will be the last day of the preceding calendar month.

Interest Rates

On each payment date, the issuing entity will pay interest on each class of notes at the rates specified on the front cover of this prospectus supplement.

Interest Accrual

Class A-1 Notes

“Actual/360”, accrued from and including the prior payment date (or from and including the closing date, in the case of the first payment date) to but excluding the current payment date.

Class A-2 Notes, Class A-3 Notes, Class A-4 and Class B Notes

“30/360”, accrued from and including the prior payment date (or from and including the closing date, in the case of the first payment date) to but excluding the current payment date.

This means that, if there are no outstanding shortfalls in the payment of interest, the interest due on each class of notes on each payment date will be the product of:

1.	the outstanding principal amount of the related class of notes;

2.	the related interest rate; and

3.	(i) in the case of the Class A-1 Notes: the actual number of days in the accrual period divided by 360; and (ii) in the case of the other classes of notes: 30 (including in the case of the first payment date) divided by 360.

For a more detailed description of the payment of interest, refer to the sections of this prospectus supplement entitled “Description of the Notes—Payments of Interest.”

Flow of Funds and Priority of Distributions

From collections on the receivables received during the prior calendar month and amounts withdrawn from the reserve account, the issuing entity will pay the following amounts on each payment date in the following order of priority, after reimbursement of advances made in prior months by the servicer for interest payments due from obligors but not received:

(1)	Servicing Fee—the servicing fee payable to the servicer;

(2)	Class A Note Interest—interest due on all the Class A Notes ratably to the holders of each class of Class A Notes;

(3)	First Priority Principal Payment—a payment of principal of the Class A Notes to be distributed in the same priority as described under clause (5) below in an amount equal to the excess, if any, of:

the outstanding principal amount of the Class A Notes immediately prior to such payment date over the outstanding principal balance of the receivables (exclusive of all “purchased receivables” and “defaulted receivables” both as defined in this prospectus supplement) as of the end of the prior calendar month;

(4)	Class B Note Interest—interest due on the Class B Notes to the holders of the Class B Notes; however, if payment of the notes has been accelerated because of a failure to pay an amount due on the notes or certain insolvency events in respect of the issuing entity, this distribution will instead be made only after the Class A Notes have been paid in full;

(5)	Regular Principal Payment—an amount equal to the excess, if any, of (a) the outstanding principal amount of the notes immediately prior to such payment date over (b) the outstanding principal balance of the receivables (exclusive of all “purchased receivables” and “defaulted receivables”, both as defined in this prospectus supplement) as of the end of the prior calendar month (less any amounts distributed under clause (3) above) will be applied to pay principal on the notes in the following amounts in the following order of priority:

(i)	on the Class A-1 Notes until they are paid in full;

(ii)	on the Class A-2 Notes until they are paid in full;

(iii)	on the Class A-3 Notes until they are paid in full;

(iv)	on the Class A-4 Notes until they are paid in full; and

(v)	on the Class B Notes until they are paid in full.

If payment of the notes has been accelerated after an event of default due to a breach of a material covenant or agreement by the issuing entity, all of the funds remaining after clause (4) above will be paid as principal to the holders of Class A-1 Notes until the Class A-1 Notes have been paid in full, then any remaining amounts will be paid as principal pro rata to the holders of the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes until they are paid in full and then any remaining amounts will be paid as principal to the holders of the Class B Notes until the Class B Notes are paid in full. If payment of the notes has been accelerated because of a failure to pay an amount due on the notes or certain insolvency events in respect of the issuing entity, all of the funds remaining after clause (2) above will be paid as principal to the holders of Class A-1 Notes until the Class A-1 Notes have been paid in full, then any remaining amounts will be paid as principal pro rata to the holders of the Class A-2 Notes, Class A-3 Notes and Class A- 4 Notes until they are paid in full and then any remaining amounts will be distributed to the holders of the Class B Notes, first to pay interest due on the Class B Notes, and second to pay principal on the Class B Notes until they are paid in full;

(6)	Final Scheduled Payment Date—if the payment date is a final scheduled payment date for a class of notes, the amount, if any, necessary to pay that class in full after giving effect to the payment pursuant to clauses (3) and (5) above will be paid on that class;

(7)	Reserve Account Deposit—to the reserve account, the amount, if any, necessary to reinstate the balance of the reserve account up to its required amount;

(8)	Indenture Trustee and Owner Trustee Fees and Expenses—to pay any unpaid fees, expenses and indemnification of the indenture trustee and owner trustee; however, if payment of the notes has been accelerated after an event of default, all fees, expenses and indemnification owing to the indenture trustee and owner trustee will be paid prior to clause (1) above;

(9)	Servicer Fees and Expenses—to pay any permitted legal expenses and costs of the servicer; and

(10)	any amounts remaining after the above distributions will be distributed to the holders of the certificates.

For a more detailed description of the priority of distributions and the allocation of funds on each payment date, you should refer to “Application of Available Funds” in this prospectus supplement.

Triggers Related To Priority of Distributions

Acceleration of the notes following an event of default will change the priority in which the notes are paid. These changes are summarized above under “—Flow of Funds and Priority of Distributions.”

Credit Enhancement

The credit enhancement for the notes will be as follows:

Subordination of Payments on the Class B Notes

Payments of interest on the Class B Notes will be subordinated to payments of interest on the Class A Notes and any payments of first priority principal. No payments of principal will be made on the Class B Notes until the Class A Notes have been paid in full. If an event of default occurs because of a failure to pay an amount due on the notes or certain insolvency events in respect of the issuing entity and payment of the notes has been accelerated, no payments will be made on the Class B Notes until the Class A Notes are paid in full. Consequently, the holders of the Class B Notes will incur losses and shortfalls because of delinquencies and losses on the receivables before the holders of Class A Notes incur those losses and shortfalls. See “Risk Factors—Class B Notes are Subject to Greater Credit and Other Risk Because the Class B Notes are Subordinate to the Class A Notes.”

While any Class A Notes are outstanding, the failure to pay interest on the Class B Notes will not be an event of default. When the Class A Notes are no longer outstanding, an event of default will occur if the full amount of interest due on the Class B Notes is not paid within five days after the related payment date.

Reserve Account

On the closing date, the depositor will deposit $6,250,000 into the reserve account. The balance required to be on deposit in the reserve account will be the greater of (a) 0.75% of the principal balance of the receivables as of the last day of the related collection period and (b) 0.50% of the principal balance of the receivables as of the cut-off date. However, if:

  the specified reserve reduction trigger is met on the payment date in January 2010, the percentage in clause (b) will be reduced to 0.25% on such payment date and shall remain at such percentage for each payment date thereafter; or

  the specified reserve reduction trigger is met on the payment date in July 2010, the percentage in clause (b) will be reduced to 0.25% on such payment date (regardless of whether the specified reserve reduction trigger was met on the payment date in January 2010 and shall remain at such percentage for each payment date thereafter.

Under no circumstance will the balance required to be on deposit in the reserve account exceed the outstanding principal amount of the notes as of the current payment date.

On each payment date, if collections on the receivables are insufficient to make the payments described in clauses (1) through (6) in “—Flow of Funds and Priority of Distributions” above, the indenture trustee will withdraw funds, to the extent available, from the reserve account to pay such amounts. Consequently, the reserve account, to the extent of any funds available, will protect the holders of the Class A Notes against delinquencies and losses on the receivables before it protects the holders of the Class B Notes.

On each payment date, the issuing entity will deposit into the reserve account, to the extent necessary to reinstate the required balance of the reserve account, any collections on the receivables remaining after the payment of the amounts described in clauses (1) through (6) listed in “—Flow of Funds and Priority of Distributions” above.

On each payment date, the issuing entity will distribute funds on deposit in the reserve account in excess of the required reserve account balance as available funds, to be distributed in accordance with the priorities listed above in “—Flow of Funds and Priority of Distributions”.

For a more detailed description of the deposits to and withdrawals from the reserve account, you should refer to “Description of the Sale and Servicing Agreement—Reserve Account” in this prospectus supplement.

Optional Prepayment

The servicer has the option to purchase the receivables on any payment date following the last day of a collection period on which the aggregate outstanding principal balance of the receivables is 10% or less of the aggregate principal balance of the receivables as of the cut-off date. The purchase price will equal the lesser of (i) the outstanding principal balance of the receivables plus interest accrued thereon at the weighted average interest rate borne by the notes through the end of the related collection period and (ii) the fair market value of the receivables. However, the servicer will not be entitled to exercise such purchase option if such purchase price is not sufficient to pay the principal of and interest on the outstanding notes in full. The issuing entity will apply such payment to the payment of the notes in full.

It is expected that at the time this purchase option becomes available to the servicer, only the Class A-4 Notes and the Class B Notes will be outstanding.

Final Scheduled Payment Dates

The issuing entity is required to pay the entire principal amount of each class of notes (to the extent not previously paid), on the respective final scheduled payment dates specified on the front cover of this prospectus supplement.

Property of the Issuing Entity

The property of the issuing entity will include the following:

  the receivables and the collections on the receivables on or after the cut-off date;

  security interests in the vehicles financed by the receivables;

  rights to the receivable files;

  amounts held in the reserve account and other accounts maintained for the issuing entity;

  rights to proceeds under insurance policies that cover the obligors under the receivables or the vehicles financed by the receivables; and

  rights of the depositor under the receivables purchase agreement under which the depositor acquired the receivables from the seller.

Statistical Information

The statistical information in this prospectus supplement is based on the receivables in a statistical pool as of the statistical cut-off date. The receivables sold to the issuing entity on the closing date will be selected from the statistical pool. The characteristics of the receivables sold to the issuing entity on the closing date may vary somewhat from the characteristics of the receivables in the statistical pool described in this prospectus supplement, although the sponsor and the depositor do not expect the variance to be material.

Composition of the Receivables

The composition of the receivables in the statistical pool described in this prospectus supplement as of the close of business on the statistical cut-off date is as follows:

Aggregate Principal Balance	$1,547,760,359.14
Number of Receivables	76,885
Current Principal Balance
Average	$20,130.85
Range	$805.98 to $150,271.96
Original Amount Financed
Average	$21,000.45
Range	$1,500.00 to $206,085.00
Weighted Average Contract Rate	6.33%
Range	2.10% to 17.94%
Weighted Average Original Term	62.75 months
Range	9 months to 72 months
Weighted Average Remaining
Term	60.52 months
Range	8 months to 72 months
Weighted Average FICO score*	745
Range*	461 to 857
Percentage of Aggregate Principal
Balance of Receivables with
no FICO score	1.04%
Percentages of Aggregate Principal
Balance of Receivables for
New/Used Vehicles:	70.44% / 29.56%

*	Weighted average FICO score and the range of FICO scores are calculated excluding accounts for which we do not have a FICO score. We describe FICO scores in the prospectus under “The Bank’s Portfolio of Motor Vehicle Loans— Underwriting of Motor Vehicle Loans.”

As of the statistical cut-off date, the receivables in the statistical pool described in this prospectus supplement had an aggregate principal balance of $1,547,760,359.14. As of the cut-off date, the receivables sold to the issuing entity on the closing date are expected to have an aggregate principal balance of $1,250,000,000.

Servicing Fee

The issuing entity will pay the servicer a servicing fee on each payment date for the previous month equal to the product of 1/12th of 0.50% and the aggregate outstanding principal balance of the receivables at the beginning of the previous month. In addition to the servicing fee, the servicer will be entitled to a supplemental servicing fee equal to any late fees and other administrative fees and expenses, if any, collected during each month and any reinvestment earnings on any payments received on the receivables and deposited into the collection account.

Ratings

It is a condition to the issuance of the notes that:

  the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, and Class A-4 Notes be rated “Aaa” by Moody’s and “AAA” by Standard & Poor’s; and

  the Class B Notes be rated at least “BBB” by Standard & Poor’s.

A rating is not a recommendation to purchase, hold or sell the related notes, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the notes address the likelihood of the payment of principal and interest on the notes according to their terms. A rating agency rating the notes may lower or withdraw its rating in the future, in its discretion, as to any class of notes.

We have requested that each rating agency maintain ongoing surveillance of the ratings assigned to the notes in accordance with the rating agency’s policy, but we cannot assure you that a rating agency will continue its surveillance of the ratings assigned to the notes.

Minimum Denominations

$100,000 and integral multiples of $1,000 (except for one note of each class which may be issued in a denomination other than an integral of $1,000).

Registration, Clearance and Settlement

Class A Notes .....	Book-entry through DTC/Clearstream/Euroclear

Class B Notes .....	Book-entry through DTC

Tax Status

Opinions of Counsel

Mayer Brown LLP will deliver its opinion that for federal income tax purposes:

  the Class A Notes will be characterized as indebtedness (except when owned by a sole owner of the certificate or a person that, for federal income tax purposes, is not treated as an entity separate from the sole owner of the certificate); and

  the issuing entity will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

No opinion will be rendered with respect to the characterization of the Class B Notes for federal income tax purposes.

Investor Representations

If you purchase the notes, you agree by your purchase that you will treat the notes as indebtedness for federal income tax purposes.

Tax-Related Investment Restrictions on Class B Notes

The Class B Notes may not be purchased by persons who are not U.S. persons for federal income tax purposes.

ERISA Considerations

Class A Notes .....	The Class A Notes are generally eligible for purchase by or on behalf of employee benefit plans and other similar retirement plans and arrangements that are subject to ERISA or to Section 4975 of the Code, subject to the considerations discussed under “ ERISA Considerations” in this prospectus supplement and the attached prospectus.

Class B Notes .....	The Class B Notes generally may not be acquired by, on behalf of or with plan assets of an employee benefit plan or individual retirement account. However, an insurance company using its general account may acquire the Class B Notes subject to the considerations discussed under “ERISA Considerations” in this prospectus supplement and the attached prospectus.

Investor Information—Mailing Address and Telephone Number

The mailing address of the principal executive offices of USAA Acceptance, LLC is 9830 Colonnade Blvd., Suite 600, San Antonio, Texas 78230. Its telephone number is (210) 498-0626.

RISK FACTORS

You should consider the following risk factors and the risk factors under the heading “Risk Factors” in the attached prospectus in deciding whether to purchase any of these notes.

Class B Notes are Subject to
Greater Credit and Other Risk
Because the Class B Notes
are Subordinate to the
Class A Notes	The Class B Notes bear greater credit risk than the Class A Notes because payments of interest on the Class B Notes are subordinated to payments of interest and, in certain circumstances, principal on the
Class A Notes, and payments of principal on the Class B Notes are subordinated to payments of interest and principal on the Class A
Notes, as described in this prospectus supplement. Interest payments on the Class B Notes on each payment date will be subordinated to interest payments and any first priority principal payments on the Class A
Notes on such payment date and, if payment of the notes has been accelerated because of a failure to pay an amount due on the Class A
Notes or certain events of insolvency in respect of the issuing entity, to principal payments on the Class A Notes. The Class B Notes also bear the risk that prepayments of receivables result in the pool consisting of receivables with lower rates, including some receivables for which the interest rate is less than the Class B Note interest rate plus the servicing fee rate. The reserve account is intended to mitigate this risk.

Principal payments on the Class B Notes will be fully subordinated to principal payments on the Class A Notes since no principal will be paid on the Class B Notes until the Class A Notes have been paid in full.

Prepayments and Losses on Your
Notes May Result From an Event
of Default Under the Indenture	An event of default under the indenture may result in:

  losses on your notes if the receivables are sold and the sale proceeds, together with any other assets of the issuing entity, are insufficient to pay the amounts owed on the notes; and

  your notes being repaid earlier than scheduled, which may
  require you to reinvest your principal at a lower rate of return.

See “The Indenture” in the attached prospectus.

You May Suffer Losses Because
You Have Limited Control Over
the Actions of the Issuing Entity
and Conflicts Between the
Class A Noteholders and Class B
Noteholders May Occur	Under certain circumstances, a portion of the holders of the Class A
Notes will have the right to control the issuing entity’s actions. For example, if an event of default should occur and be continuing with respect to notes, the indenture trustee or holders of a majority in principal amount of the “controlling class” may declare the principal of those notes to be immediately due and payable. The “controlling class”
of notes will be the Class A notes as long as they are outstanding.
When they have been paid in full, the Class B notes will become the

		controlling class, so long as they are outstanding. Furthermore,
		following certain events of default and under certain circumstances, the
		consent of the holders of 66 2/3 % of the aggregate outstanding amount
		of the controlling class will be required before the indenture trustee
		may sell the receivables of the issuing entity. The holders of the Class
		B Notes will not have any right to participate in those determinations
		for so long as any Class A Note is outstanding, and the Class B Notes
		may be adversely affected by determinations made by the controlling
		class. Furthermore, the holders of a majority of the controlling class, or
		the indenture trustee acting on behalf of the holders of the controlling
		class, under certain circumstances, have the right to waive Events of
		Servicing Termination or to terminate the servicer as the servicer of the
		receivables without consideration of the effect such waiver or
		termination would have on the holders of the Class B Notes. The
		holders of the Class B Notes will not have the ability to waive Events
		of Servicing Termination or to remove the servicer until the Class A
		Notes have been paid in full. In exercising any rights or remedies under
		the indenture, the holders of a majority of the principal amount of the
		controlling class may be expected to act solely in their own interests.

		See “Description of the Receivables Transfer and Servicing
		Agreements—Events of Servicing Termination”, “—Rights Upon Event
		of Servicing Termination” and “—Waiver of Past Events of Servicing
		Termination” in the attached prospectus.

Geographic Concentration May
Result in More Risk to You		The servicer’s records indicate that the billing addresses of the obligors
		of the receivables in the statistical pool described in this prospectus
		supplement as of the statistical cut-off date were primarily concentrated
		in the following states:

		Percentage of Aggregate
		Principal Balance
	Texas	15.95%
	California	8.42%
	Florida	6.62%
	Virginia	6.13%
	Georgia	5.07%

		No other state, by those billing addresses, constituted more than 5% of
		the balance of the receivables in the statistical pool described in this
		prospectus supplement as of the statistical cut-off date. Economic
		conditions or other factors affecting these states in particular could
		increase the delinquency, credit loss or repossession experience of the
		issuing entity.

This Prospectus Supplement Provides
Information Regarding the
Characteristics of the Receivables
in the Statistical Pool as of the
Statistical Cut-Off Date, Which May
Differ from the Characteristics of the
Receivables Sold to the Issuing Entity
On the Closing Date as of the
Cut-Off Date		This prospectus supplement describes the characteristics of the
		receivables in the statistical pool as of the statistical cut-off date. The receivables sold to the issuing entity on the closing date may have characteristics that differ somewhat from the characteristics of the receivables in the statistical pool described in this prospectus supplement. We do not expect the characteristics (as of the cut-off date)
of the receivables sold to the issuing entity on the closing date to differ materially from the characteristics (as of the statistical cut-off date) of the receivables in the statistical pool, and each receivable must satisfy the eligibility criteria specified in the transaction documents. If you purchase a note, you must not assume that the characteristics of the receivables sold to the issuing entity on the closing date will be identical to the characteristics of the receivables in the statistical pool disclosed in this prospectus supplement.

The Return on Your Notes
Could be Reduced by Shortfalls
due to the Servicemembers Civil
Relief Act and Other Recent
Legislation	The Servicemembers Civil Relief Act, as amended (the
“Servicemembers Act”) provides relief to obligors who enter active military service and to obligors in reserve status who are called to active duty after the origination of their receivables. United States military operations have recently increased, and may in the future increase, the number of citizens in active military service, including persons in reserve status who have been called or will be called to active duty. The Servicemembers Act provides, generally, that an obligor who is covered by the Servicemembers Act may not be charged interest on the related receivable in excess of 6% per annum during the period of the obligor’s active duty. Any shortfalls are not required to be paid by the obligor at any future time. The servicer is not required to advance these shortfalls as delinquent payments. Interest shortfalls on the receivables due to the application of the Servicemembers Act or similar legislation or regulations will reduce the amount of interest collections available to make payments on the notes.

The Servicemembers Act also limits the ability of the servicer to repossess the financed vehicle securing a receivable during the related obligor’s period of active duty and, in some cases, may require the servicer to extend the maturity of the receivable, lower the monthly payments and readjust the payment schedule for a period of time after the completion of the obligor’s military service. In addition, the servicer may elect to reduce the interest rate on receivables affected by the application of the Servicemembers Act to a rate that is lower than the maximum rate prescribed by the Servicemembers Act and may readjust the payment schedule for any receivable that is affected by the application of the Servicemembers Act until the maturity of the receivable.

In addition, pursuant to the laws of various states, under certain circumstances, payments on retail installment sale contracts or installment loans such as the receivables by residents in such states who are called into active duty with the National Guard or the reserves will be deferred. These state laws may also limit the ability of the servicer to repossess the financed vehicle securing a receivable.

As a result of the Servicemembers Act and similar state legislation or regulations and as a result of the servicer’s ability to further lower the interest rate on the affected receivables, there may be delays or reductions in payment and increased losses on the receivables. Those delays, reductions and increased losses will be borne primarily by holders of the Class B Notes, but if such reductions and losses are greater than anticipated, the holders of the Class A Notes may suffer a loss.

We do not know how many receivables may be affected by the
application of the Servicemembers Act or any similar state legislation or regulations.

Lack of Liquidity in the Secondary
Market May Adversely Affect Your
Notes	The secondary market for asset-backed securities is experiencing significantly reduced liquidity. This period of illiquidity may continue and may adversely affect the market value of your notes. See “Risk
Factors—You may not be able to resell your securities” in the prospectus.

THE ISSUING ENTITY

Limited Purpose and Limited Assets

          USAA Auto Owner Trust 2008-1 is a statutory trust governed under the laws of the State of Delaware by a trust agreement, as amended and restated as of the closing date, between the depositor and Wells Fargo Delaware Trust Company, as the owner trustee. The trust is referred to in this prospectus supplement and in the accompanying prospectus as either the “trust” or the “issuing entity.”

The issuing entity will not engage in any activity other than:

  acquiring, holding and managing the assets of the issuing entity, including the receivables, and the proceeds of those assets;

  issuing the securities;

  making payments on the securities;

  pledging the receivables and other assets of the issuing entity to the indenture trustee;

  entering into and performing its obligations under the transaction documents; and

  engaging in other activities that are necessary, suitable or convenient to accomplish any of the purposes listed above or are in any way connected with those activities.

          The issuing entity will be capitalized by the issuance of the notes. The issuing entity will transfer the notes and the certificates to the depositor in exchange for the receivables under a sale and servicing agreement among the issuing entity, the depositor and the servicer. The proceeds from the issuance of the notes will be used by the depositor (1) to purchase the receivables from the seller under the receivables purchase agreement and (2) to fund the initial deposit into the Reserve Account.

          The fiscal year of the issuing entity is the calendar year.

          The issuing entity property will also include:

  all monies received on the receivables on or after the Cut-off Date;

  security interests in the financed vehicles;

  the rights to proceeds, if any, from claims on certain theft, physical damage, credit life, credit disability or other insurance policies, if any, covering the financed vehicles or the obligors;

  rights to certain documents and instruments relating to the receivables;

  amounts held in the Reserve Account and other accounts maintained for the issuing entity;

  certain payments and proceeds with respect to the receivables held by the servicer;

  any other property securing the receivables;

  certain rebates of premiums and other amounts relating to certain insurance policies and other items financed under the receivables;

  rights of the depositor under the receivables purchase agreement under which the depositor acquired the receivables from the seller and rights of the issuing entity under the sale and servicing agreement; and

  any proceeds of the above items.

          If the protection provided to the Class A noteholders by the subordination of the Class B Notes and to the noteholders by the Reserve Account is insufficient, the issuing entity will have to look solely to the obligors on the receivables and the proceeds from the repossession and sale of the financed vehicles that secure defaulted receivables. In that event, various factors, such as the issuing entity not having perfected security interests in the financed vehicles securing the receivables in all states, may affect the servicer’s ability to repossess and sell the collateral securing the receivables, and thus may reduce the proceeds which the issuing entity can distribute to the noteholders. See “Application of Available Funds—Priority of Distributions” and “Description of the Sale and Servicing Agreement—Reserve Account” in this prospectus supplement and “Some Important Legal Issues Relating to the Receivables” in the attached prospectus.

Capitalization of the Issuing Entity

          The following table illustrates the capitalization of the issuing entity as of the closing date, as if the issuance and sale of the notes had taken place on such date:

Class A-1 Notes	$254,000,000
Class A-2 Notes	$330,000,000
Class A-3 Notes	$373,000,000
Class A-4 Notes	$258,625,000
Class B Notes	$34,375,000
Total	$1,250,000,000

          The Class A-1 notes and the Class B notes are not being offered for sale pursuant to this prospectus supplement. We will initially hold the Class A-1 notes and the Class B notes or transfer them to an affiliate.

          The Owner Trustee

          Wells Fargo Delaware Trust Company will act as owner trustee under the trust agreement. Wells Fargo Delaware Trust Company is a State of Delaware limited purpose trust company authorized to exercise trust powers. Wells Fargo Delaware Trust Company has served as trustee in asset-backed securities transactions involving auto loan receivables since 2004.

          Currently, there are no legal proceedings pending before any court or governmental authority against Wells Fargo Delaware Trust Company that would have a material adverse effect on the ability of Wells Fargo Delaware Trust Company to perform it obligations as owner trustee as provided in the trust agreement.

          The depositor and its affiliates may maintain normal commercial banking relations with the owner trustee and its affiliates.

          Refer to “The Trusts—The Trustee” in the attached prospectus for a description of the owner trustee’s duties and responsibilities under the trust agreement.

THE RECEIVABLES POOL

          The issuing entity will own a pool of receivables consisting of motor vehicle installment loans secured by security interests in the motor vehicles financed by those loans. The pool will consist of the receivables selected from the seller’s portfolio of installment loans for new and used vehicles, in each case meeting the criteria described below, which the seller transfers to the depositor and the depositor transfers to the issuing entity on the closing date. No selection procedures believed by the seller or the depositor to be adverse to the noteholders were utilized in selecting the receivables. The receivables will include payments on the receivables which are made on or after the Cut-off Date. Approximately 24.40% of the receivables in the statistical pool described in this prospectus supplement (by aggregate principal balance as of the Statistical Cut-off Date) are evidenced by electronic contracts.

          The characteristics set forth in this section are based on the receivables in the statistical pool described in this prospectus supplement as of the Statistical Cut-off Date. The statistical pool consists of a portion of the receivables owned by the originator that met the criteria below as of the Statistical Cut-off Date. The receivables pool sold to the issuing entity on the closing date will be selected from the statistical pool. Some amortization of the receivables will have occurred since the Statistical Cut-off Date and some receivables included in the statistical pool will have prepaid in full or will have been determined not to meet the eligibility criteria described below as of the Cut-off Date and therefore will not be included in the receivables pool sold to the issuing entity on the closing date. The characteristics of the receivables pool sold to the issuing entity on the closing date as of the Cut-off Date may vary somewhat from the characteristics of the receivables in the statistical pool described in this prospectus supplement as of the Statistical Cut-off Date illustrated in the tables below, but any variance between the characteristics of the receivables in the statistical pool described in this prospectus supplement and the receivables sold to the issuing entity on the closing date will not be material.

          As of the Statistical Cut-off Date, the receivables in the statistical pool described in this prospectus supplement had an aggregate principal balance of $1,547,760,359.14. As of the Cut-off Date, the receivables sold to the issuing entity on the closing date are expected to have an aggregate principal balance of $1,250,000,000.

          Criteria Applicable to Selection of Receivables

          The receivables sold to the issuing entity on the closing date will be selected from the seller’s portfolio for inclusion in the pool by several criteria, some of which are set forth in the attached prospectus under “The Receivables Pools.” These criteria include the requirement that each receivable:

  constitutes “electronic chattel paper” or “tangible chattel paper,” as applicable, as defined under the Uniform Commercial Code;

  has a remaining maturity, as of the Cut-off Date, of not less than 8 months and not more than 72 months;

  had an original maturity of not less than 9 months and not more than 72 months;

  is a fully-amortizing, simple interest loan which bears interest at a fixed rate per annum (the “Contract Rate”) and which provides for level scheduled payments (except for the last payment, which may be minimally different from the level payments) over its remaining term and is not secured by any interest in real estate;

  is secured by a financed vehicle that, as of the Cut-off Date, had not been repossessed without reinstatement;

  has not been identified on the computer files of the seller as relating to an obligor who was in bankruptcy proceedings as of the Cut-off Date;

  has no payment more than 30 days past due as of the Cut-off Date;

  has a remaining principal balance, as of the Cut-off Date, of not less than $800.00; and

  has a scheduled maturity no later than January 3, 2014.

          The composition of the receivables in the statistical pool described in this prospectus supplement as of the Statistical Cut-off Date is as follows:

Aggregate Principal Balance	$1,547,760,359.14
Number of Receivables	76,885
Current Principal Balance
Average	$20,130.85
Range	$805.98 to $150,271.96
Original Amount Financed
Average	$21,000.45
Range	$1,500.00 to $206,085.00
Weighted Average Contract Rate	6.33%
Range	2.10% to 17.94%
Weighted Average Original Term	62.75 months
Range	9 months to 72 months
Weighted Average Remaining Term	60.52 months
Range	8 months to 72 months
Weighted Average FICO score*	745
Range*	461 to 857
Percentage of Aggregate Principal Balance of Receivables with no FICO score	1.04%
Percentages of Aggregate Principal Balance of Receivables for New/Used Vehicles	70.44% / 29.56%

*	Weighted average FICO score and the range of FICO scores are calculated excluding accounts for which we do not have a FICO score. We describe FICO scores in the prospectus under “The Bank’s Portfolio of Motor Vehicle Loans—Underwriting of Motor Vehicle Loans.”

          As of the Statistical Cut-off Date, the receivables in the statistical pool described in this prospectus supplement had an aggregate principal balance of $1,547,760,359.14. As of the Cut-off Date, the receivables sold to the issuing entity on the closing date are expected to have an aggregate principal balance of $1,250,000,000.

          The geographical distribution and distribution by Contract Rate of the receivables in the statistical pool described in this prospectus supplement as of the Statistical Cut-off Date are set forth in the following tables.

Geographic Distribution of the Receivables in the Statistical Pool as of the Statistical Cut-off Date

			Percentage of Aggregate
State(1)	Number of Receivables	Principal Balance	Principal Balance(2)
Alabama	1,564	$31,933,948.22	2.06%
Alaska	682	13,632,131.05	0.88
Arizona	2,959	61,788,980.30	3.99
Arkansas	655	12,704,529.58	0.82
California	6,053	130,392,501.26	8.42
Colorado	2,142	42,291,195.97	2.73
Connecticut	559	10,678,241.40	0.69
Delaware	342	6,549,073.14	0.42
District of Columbia	892	19,285,127.88	1.25
Florida	4,992	102,498,646.65	6.62
Georgia	3,822	78,422,447.89	5.07
Hawaii	862	19,168,806.16	1.24
Idaho	448	8,462,149.16	0.55
Illinois	1,425	28,140,757.60	1.82
Indiana	625	11,574,705.75	0.75
Iowa	251	4,827,873.71	0.31
Kansas	961	18,028,176.91	1.16
Kentucky	882	16,467,903.11	1.06
Louisiana	1,050	22,026,803.01	1.42
Maine	346	6,005,284.74	0.39
Maryland	2,383	49,836,951.98	3.22
Massachusetts	841	15,586,139.12	1.01
Michigan	771	13,124,960.31	0.85
Minnesota	656	11,905,014.02	0.77
Mississippi	627	12,260,834.32	0.79
Missouri	1,179	21,773,530.87	1.41
Montana	294	5,706,833.31	0.37
Nebraska	409	7,675,791.05	0.50
Nevada	792	16,584,331.88	1.07
New Hampshire	349	6,361,670.18	0.41
New Jersey	1,456	29,072,657.66	1.88
New Mexico	1,013	19,708,832.36	1.27
New York	2,007	38,180,374.58	2.47
North Carolina	3,622	72,026,326.38	4.65
North Dakota	210	3,793,639.59	0.25
Ohio	1,140	20,777,619.44	1.34
Oklahoma	1,200	22,942,010.48	1.48
Oregon	682	12,578,671.94	0.81
Pennsylvania	1,817	35,117,631.83	2.27
Rhode Island	241	4,483,702.46	0.29
South Carolina	1,627	31,824,166.70	2.06
South Dakota	158	2,893,129.76	0.19
Tennessee	1,340	26,542,578.43	1.71
Texas	11,749	246,824,147.12	15.95
Utah	609	11,146,629.21	0.72
Vermont	175	3,121,591.62	0.20
Virginia	4,694	94,902,368.95	6.13
Washington	2,218	45,659,218.94	2.95
West Virginia	357	6,942,627.42	0.45
Wisconsin	561	9,520,881.73	0.62
Wyoming	196	4,006,212.01	0.26
Total	76,885	$1,547,760,359.14	100.00%

(1)	Based on the billing addresses of the obligors as of the Statistical Cut-off Date.

(2)	May not add to 100.00% due to rounding.

Distribution by Contract Rate of the Receivables in the Statistical Pool as of the Statistical Cut-off Date

			Percentage of Aggregate
Contract Rate	Number of Receivables	Principal Balance	Principal Balance(1)
2.01% to 2.50%	1	$13,920.78	0.00%
2.51% to 3.00%	4	94,551.41	0.01
3.01% to 3.50%	42	801,415.60	0.05
3.51% to 4.00%	8	198,271.38	0.01
4.01% to 4.50%	55	1,089,011.62	0.07
4.51% to 5.00%	13,000	304,382,625.09	19.67
5.01% to 5.50%	6,038	105,629,718.15	6.82
5.51% to 6.00%	15,604	353,528,738.58	22.84
6.01% to 6.50%	13,200	284,509,353.73	18.38
6.51% to 7.00%	9,006	201,787,157.15	13.04
7.01% to 7.50%	8,614	119,527,738.46	7.72
7.51% to 8.00%	3,816	57,355,785.68	3.71
8.01% to 8.50%	2,773	51,044,712.46	3.30
8.51% to 9.00%	1,443	24,947,405.24	1.61
9.01% to 9.50%	1,400	17,955,484.41	1.16
9.51% to 10.00%	578	7,383,400.34	0.48
10.01% to 10.50%	140	2,325,994.29	0.15
10.51% to 11.00%	242	3,861,543.67	0.25
11.01% to 11.50%	217	3,356,920.51	0.22
11.51% to 12.00%	208	2,649,728.28	0.17
12.01% to 12.50%	235	2,214,220.81	0.14
12.51% to 13.00%	36	432,368.24	0.03
13.01% to 13.50%	28	362,332.26	0.02
13.51% to 14.00%	32	462,916.16	0.03
14.01% to 14.50%	67	792,237.55	0.05
14.51% to 15.00%	34	406,890.30	0.03
15.01% to 15.50%	53	564,099.95	0.04
15.51% to 16.00%	2	14,939.64	0.00
16.01% to 16.50%	7	52,563.86	0.00
16.51% to 17.00%	1	4,447.88	0.00
17.51% to 18.00%	1	9,865.66	0.00
Total	76,885	$1,547,760,359.14	100.00%

(1)         May not add to 100.00% due to rounding.

          The Bank’s Delinquency, Loan Loss and Recovery Information

          The following tables set forth information with respect to the Bank’s experience relating to delinquencies, loan losses and recoveries for each of the periods shown for the portfolio of motor vehicle loans originated and serviced by the Bank (including loans sold but still serviced by the Bank). The portfolio of motor vehicle loans originated and serviced by the Bank during the periods shown includes both fixed rate motor vehicle loans and variable rate motor vehicle loans. The Bank does not maintain separate records with respect to fixed rate motor vehicle loans and variable rate motor vehicle loans regarding delinquency, loan loss and recovery experience. The receivables sold to the issuing entity include only fixed rate motor vehicle loans. The following tables also include information with respect to certain consumer loans which are not motor vehicle loans. These other consumer loans did not exceed 20% of all outstanding loans as of each of the dates and for each of the periods shown in the following tables. The Bank believes that the inclusion of variable rate motor vehicle loans and these other consumer loans has an immaterial effect on the information set forth in the following tables with respect to the Bank’s experience relating to delinquencies, loan losses and recoveries on its fixed rate motor vehicle loans.

Delinquency Experience

	At December 31,
	2007		2006		2005		2004		2003		2002
		Number		Number		Number		Number		Number	Dollars	Number
	Dollars	of	Dollars	of	Dollars	of	Dollars	of	Dollars	of	(in	of
	(in 000’s)	Loans	(in 000’s)	Loans	(in 000’s)	Loans	(in 000’s)	Loans	(in 000’s)	Loans	000’s)	Loans
Outstandings	$13,800,537	982,510	$12,334,146	869,942	$10,151,607	720,174	$7,361,484	558,814	$5,732,698	430,269	$5,065,075	373,022
Delinquencies over	$94,446	8,042	$61,477	5,300	$26,759	2,940	$15,041	1,822	$11,217	1,501	$16,951	1,964
30 days(1)(2)
Delinquencies over	0.68%	0.82%	0.50%	0.61%	0.26%	0.41%	0.20%	0.33%	0.20%	0.35%	0.33%	0.53%
30 days(%)(3)

(1)	Delinquencies include principal amounts only.

(2)	The period of delinquency is based on the number of days payments are contractually past due.

(3)	As a percentage of outstandings.

Loan Loss Experience
(Dollars in 000’s)

	Year Ended December 31,
	2007	2006	2005	2004	2003	2002
Number of Loans(1)	982,510	869,942	720,174	558,814	430,269	373,022
Period Ending Outstandings	$13,800,537	$12,334,146	$10,151,607	$7,361,484	$5,732,698	$5,065,075
Average Outstandings(2)	$13,198,770	$11,177,890	$8,583,014	$6,616,160	$5,285,345	$4,891,867
Number of Gross Charge-Offs	9,320	5,975	4,103	2,530	2,295	2,208
Gross Charge-Offs(3)	$99,903	$58,092	$35,029	$22,456	$21,411	$23,106
Gross Charge-Offs as a % of Period End Outstandings	0.72%	0.47%	0.35%	0.31%	0.37%	0.46%
Gross Charge-Offs as a % of Average Outstandings	0.76%	0.52%	0.41%	0.34%	0.41%	0.47%
Recoveries(4)	$28,907	$22,338	$14,083	$12,202	$12,494	$11,092
Net Charge-Offs(5)	$70,996	$35,754	$20,947	$10,254	$8,917	$12,014
Net Charge-Offs as a % of Period End Outstandings	0.51%	0.29%	0.21%	0.14%	0.16%	0.24%
Net Charge-Offs as a % of Average Outstandings	0.54%	0.32%	0.24%	0.15%	0.17%	0.25%

(1)	Number of loans as of period end.

(2)	Prior to January 2003, averages were computed by taking an average of daily outstandings for the loans owned by the Bank combined with an average of month-end outstandings for the loans sold and serviced by the Bank for each period presented. Beginning in January 2003, averages were computed by taking an average of daily outstandings for the loans owned by the Bank as well as loans sold and serviced by the Bank.

(3)	Amounts charged off represent the remaining principal balance.

(4)	Recoveries are not net of expenses and generally include amounts received with respect to loans previously charged off.

(5)	Net charge-offs means gross charge-offs minus recoveries of loans previously charged off.

          The data presented in the foregoing tables are for illustrative purposes only. “Outstandings” as used in the foregoing tables means the principal balance of all consumer loans (including motor vehicle loans) serviced by the Bank as of the specified date. Delinquency and loan loss experience may be influenced by a variety of economic, social and other factors. The mix of the credit quality of the obligors will vary from time to time and will affect losses and delinquencies. We cannot assure you that the loan loss and delinquency experience of the issuing entity will be similar to the loan loss and delinquency levels for the Bank’s entire portfolio as shown in the preceding tables.

STATIC POOL DATA

          Certain static pool data consisting of delinquency, cumulative loss and prepayment data for securitizations of retail motor vehicle receivables originated by the Bank is set forth in the tables below. This static pool data is not deemed part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement is a part to the extent that the static pool data relates to prior securitized pools that were established before January 1, 2006. We cannot assure you that the prepayment, loss or delinquency experience of the receivables sold to the issuing entity will be comparable to the historical prepayment, loss or delinquency experience of any of the other securitized pools sponsored by the Bank. In this regard, you should note how the characteristics of the receivables in those securitized pools differ from the characteristics of the issuing entity’s receivables. Such differences, along with the varying economic conditions to which those securitized pools were subject, may make it unlikely that the issuing entity’s receivables will perform in the same way that any of those pools have performed.

          As described under “Sponsor, Seller and Servicer” in the accompanying prospectus, certain overstatements of principal amounts collected on the receivables (that were applied as principal payments on the notes) resulted in an understatement of the receivable balances held by the 2003-1, 2004-1 and 2004-2 trusts corresponding to the reduced principal balance of the notes. The prepayment speed, monthly net cumulative losses and delinquencies presented in this prospectus supplement reflect the amounts actually collected on the receivables held by the related trusts rather than the accelerated amounts.

Original Summary
Pool Characteristics	2003-1	2004-1	2004-2	2004-3
Cut-Off Date	7/1/2003	2/1/2004	7/1/2004	11/1/2004
Closing Date	7/24/2003	3/2/2004	7/20/2004	11/17/2004
Number of Receivables in Pool	113,885	111,847	83,922	61,937
Original Pool Balance	$1,830,145,725.06	$1,900,000,150.08	$1,488,749,155.84	$1,139,516,511.60
Average Receivable Balance	$16,070.12	$16,987.49	$17,739.68	$18,397.99
Weighted Average Contract Rate	5.84%	4.85%	4.56%	5.06%
Weighted Average Original Term(1)	61	60	59	60
Weighted Average Remaining Term(1)	51	54	55	58
Weighted Average FICO(2)	724	728	726	721
Minimum FICO(2)	461	457	457	433
Maximum FICO(2)	863	870	860	856
% of Original Pool Balance w/No FICO	6%	5%	3%	2%
Product Type: New Vehicle (% Original
Pool Balance)	69.75%	58.75%	60.50%	66.49%
Product Type: Used Vehicle (% of
Original Pool Balance)	30.25%	41.25%	39.50%	33.51%
Dist. of Receivables by Contract Rate
(% of Original Pool Balance(3) )
1.51%— 2.00%	-	-	-	-
2.01%— 2.50%	-	-	-	-
2.51%— 3.00%	-	0.05	0.62	0.56
3.01%— 3.50%	-	0.42	2.65	1.44
3.51%— 4.00%	-	9.94	36.92	6.61
4.01%— 4.50%	0.02	31.10	19.66	7.78
4.51%— 5.00%	29.28	33.37	20.90	32.61
5.01%— 5.50%	22.42	8.21	8.40	34.29
5.51%— 6.00%	19.34	6.57	4.22	9.15
6.01%— 6.50%	8.01	3.17	2.04	2.13
6.51%— 7.00%	8.63	3.17	1.41	1.42
7.01%— 7.50%	5.40	1.54	1.00	0.95
7.51%— 8.00%	3.07	0.85	0.76	0.79
8.01%— 8.50%	1.44	0.59	0.57	0.93
8.51%— 9.00%	0.86	0.36	0.38	0.76
9.01%— 9.50%	0.41	0.22	0.20	0.29
9.51%—10.00%	0.33	0.17	0.15	0.17
10.01%—10.50%	0.28	0.11	0.07	0.11
10.51%—11.00%	0.21	0.07	0.04	0.01
11.01%—11.50%	0.12	0.04	0.01	0.01
11.51%—12.00%	0.09	0.02	0.01	-
12.01%—12.50%	0.04	0.01	-	-
12.51%—13.00%	0.02	-	-	-
13.01%—13.50%	0.01	-	-	-
13.51%—14.00%	0.01	-	-	-
14.01%—14.50%	0.01	-	-	-
14.51%—15.00%	-	-	-	-
15.01%—15.50%	-	-	-	-
15.51%—16.00%	-	-	-	-
16.01%—16.50%	-	-	-	-
Total	100.00%	100.00%	100.00%	100.00%

(1)	Weighted average original term and weighted average remaining term are rounded to the nearest month.

(2)	Weighted average FICO score and range of FICO scores are calculated excluding accounts for which we do not have a FICO score.

(3)	May not add to 100.00% due to rounding.

Geographic Distribution of Receivables
representing more than 5% of original
outstanding principal balance
Texas	15.65%	13.53%	13.61%	14.01%
California	10.15%	10.48%	10.50%	9.62%
Florida	7.30%	7.21%	7.14%	6.96%
Virginia	6.04%	6.49%	6.83%	6.64%
Georgia	-	-	-	5.20%
Alabama	-	-	-	-

Original Summary
Pool Characteristics	2005-1	2005-2	2005-3	2005-4	2006-1
Cut-Off Date	3/1/2005	6/1/2005	10/1/2005	11/1/2005	2/1/2006
Closing Date	3/15/2005	6/21/2005	10/20/2005	11/22/2005	2/22/2006
Number of Receivables in Pool	55,593	45,109	73,755	54,538	61,041
Original Pool Balance	$1,062,038,598.39	$863,229,233.25	$1,497,476,933.34	$1,112,626,803.08	$1,215,917,324.39
Average Receivable Balance	$19,103.82	$19,136.52	$20,303.40	$20,400.95	$19,919.68
Weighted Average Contract Rate	5.16%	5.45%	5.44%	5.73%	6.34%
Weighted Average Original Term(1)	61	61	64	64	64
Weighted Average Remaining Term(1)	59	60	62	63	63
Weighted Average FICO(2)	721	718	723	716	704
Minimum FICO(2)	425	442	413	412	407
Maximum FICO(2)	856	853	862	846	823
% of Original Pool Balance w/No FICO	3%	3%	4%	3%	3%
Product Type: New Vehicle
(% Original Pool Balance)	70.20%	63.59%	72.24%	71.04%	67.32%
Product Type: Used Vehicle
(% of Original Pool Balance)	29.80%	36.41%	27.76%	28.96%	32.68%
Dist. of Receivables by Contract Rate
(% of Original Pool Balance(3))
1.51%— 2.00%	-	-	0.01	-	-
2.01%— 2.50%	-	-	0.04	-	0.04
2.51%— 3.00%	0.35	0.55	1.26	0.80	0.36
3.01%— 3.50%	0.99	1.00	0.73	0.34	0.13
3.51%— 4.00%	5.49	4.42	4.40	2.85	1.49
4.01%— 4.50%	4.70	5.03	5.89	3.56	2.35
4.51%— 5.00%	34.60	24.87	9.46	9.52	7.83
5.01%— 5.50%	35.46	37.38	53.38	47.83	11.69
5.51%— 6.00%	9.41	14.10	14.57	18.31	21.19
6.01%— 6.50%	2.85	4.78	2.81	5.81	27.64
6.51%— 7.00%	1.40	1.62	1.14	1.75	14.06
7.01%— 7.50%	0.96	1.02	0.63	0.84	3.14
7.51%— 8.00%	0.95	0.85	0.31	0.51	1.25
8.01%— 8.50%	1.22	1.45	2.77	2.67	0.88
8.51%— 9.00%	0.77	1.34	0.92	1.70	1.33
9.01%— 9.50%	0.40	0.63	0.41	0.96	2.69
9.51%—10.00%	0.26	0.35	0.09	0.30	1.23
10.01%—10.50%	0.14	0.21	0.08	0.13	0.37
10.51%—11.00%	0.03	0.04	0.02	0.06	0.21
11.01%—11.50%	0.01	0.17	0.70	0.78	0.17
11.51%—12.00%	0.01	0.13	0.26	0.68	0.44
12.01%—12.50%	0.01	0.04	0.09	0.42	0.86
12.51%—13.00%	-	0.01	0.01	0.08	0.46
13.01%—13.50%	-	0.01	0.02	0.03	0.08
13.51%—14.00%	-	-	-	0.02	0.04
14.01%—14.50%	-	-	-	0.01	0.02
14.51%—15.00%	-	-	-	0.01	0.01
15.01%—15.50%	-	-	-	-	0.01
15.51%—16.00%	-	-	-	-	0.01
16.01%—16.50%	-	-	-	-	-
Total	100.00%	100.00%	100.00%	100.00%	100.00%

(1)	Weighted average original term and weighted average remaining term are rounded to the nearest month.

(2)	Weighted average FICO score and range of FICO scores are calculated excluding accounts for which we do not have a FICO score.

(3)	May not add to 100.00% due to rounding.

Geographic Distribution of
Receivables representing more
than 5% of original outstanding
principal balance
Texas	14.21%	14.87%	15.02%	15.00%	12.94%
California	9.86%	9.49%	9.47%	9.85%	8.30%
Florida	8.11%	7.51%	7.95%	8.38%	7.28%
Virginia	6.24%	6.16%	6.58%	6.42%	5.61%
Georgia	5.18%	-	5.04%	5.34%	5.46%
Alabama	-	-	-	-	5.15%

Original Summary
Pool Characteristics	2006-2	2006-3	2006-4	2007-1	2007-2
Cut-Off Date	5/1/2006	8/1/2006	11/1/2006	6/1/2007	9/1/2007
Closing Date	5/24/2006	8/22/2006	11/21/2006	6/29/2007	10/4/2007
Number of Receivables in Pool	58,800	63,987	102,470	64,604	84,401
Original Pool Balance	$1,127,727,706.70	$1,227,477,513.49	$1,667,338,019.82	$1,222,030,779.95	$1,341,749,842.99
Average Receivable Balance	$19,179.04	$19,183.23	$16,271.47	$18,915.71	$15,897.32
Weighted Average Contract Rate	6.72%	6.80%	6.69%	6.73%	6.48%
Weighted Average Original Term(1)	63	61	63	62	63
Weighted Average Remaining Term(1)	61	60	58	58	55
Weighted Average FICO(2)	707	715	716	723	730
Minimum FICO(2)	423	422	400	405	432
Maximum FICO(2)	851	842	863	855	857
% of Original Pool Balance w/No
FICO	4%	7%	5%	5%	2%
Product Type: New Vehicle
(% Original Pool Balance)	60.63%	63.95%	67.27%	66.40%	65.39%
Product Type: Used Vehicle
(% of Original Pool Balance)	39.37%	36.05%	32.73%	33.60%	34.61%
Dist. of Receivables by Contract Rate
(% of Original Pool Balance(3))
1.51%— 2.00%	-	0.09	-	-	-
2.01%— 2.50%	-	-	-	-	-
2.51%— 3.00%	0.22	0.02	0.16	0.01	0.02
3.01%— 3.50%	0.08	0.06	0.11	0.14	0.16
3.51%— 4.00%	0.68	3.39	0.19	0.05	1.35
4.01%— 4.50%	0.76	1.74	0.51	0.18	3.92
4.51%— 5.00%	2.28	1.55	5.36	1.60	5.26
5.01%— 5.50%	4.68	3.01	7.06	4.28	3.77
5.51%— 6.00%	15.32	17.27	32.89	27.05	20.99
6.01%— 6.50%	35.94	31.14	23.93	36.26	31.52
6.51%— 7.00%	19.38	14.80	6.18	9.25	11.67
7.01%— 7.50%	8.54	11.51	10.71	8.33	8.58
7.51%— 8.00%	2.77	4.27	1.63	4.12	5.92
8.01%— 8.50%	0.92	1.75	1.67	1.61	2.05
8.51%— 9.00%	0.53	0.52	0.38	0.57	1.63
9.01%— 9.50%	2.05	0.40	0.39	0.21	0.46
9.51%—10.00%	1.77	1.36	2.25	0.73	0.20
10.01%—10.50%	1.33	1.99	1.66	1.99	0.62
10.51%—11.00%	0.46	1.96	0.87	0.98	0.62
11.01%—11.50%	0.16	0.48	0.65	0.59	0.51
11.51%—12.00%	0.10	0.16	0.07	0.09	0.21
12.01%—12.50%	0.66	0.08	0.13	0.07	0.05
12.51%—13.00%	0.44	0.10	0.10	0.05	0.02
13.01%—13.50%	0.59	0.72	1.69	0.60	0.10
13.51%—14.00%	0.14	0.53	0.39	0.55	0.12
14.01%—14.50%	0.16	0.96	0.89	0.53	0.13
14.51%—15.00%	0.02	0.11	0.07	0.11	0.07
15.01%—15.50%	0.01	0.02	0.01	0.04	0.04
15.51%—16.00%	-	-	0.01	0.01	0.01
16.01%—16.50%	-	0.01	-	-	-
Total	100.00%	100.00%	100.00%	100.00%	100.00%

(1)	Weighted average original term and weighted average remaining term are rounded to the nearest month.

(2)	Weighted average FICO score and range of FICO scores are calculated excluding accounts for which we do not have a FICO score.

(3)	May not add to 100.00% due to rounding.

Geographic Distribution of
Receivables representing more
than 5% of original outstanding
principal balance
Texas	14.82%	15.32%	14.21%	15.14%	14.78%
California	8.75%	8.72%	9.04%	9.08%	9.22%
Florida	8.00%	7.39%	7.71%	6.97%	6.68%
Virginia	6.13%	5.84%	5.93%	6.31%	6.32%
Georgia	6.10%	5.63%	5.36%	5.37%	5.32%
Alabama	-	-	-	-	-

Prepayment Speed(1)

Months
From
Issuance	2003-1	2004-1	2004-2	2004-3	2005-1	2005-2	2005-3	2005-4	2006-1	2006-2	2006-3	2006-4	2007-1	2007-2
1	2.05%	3.72%	1.36%	1.36%	1.51%	1.42%	1.16%	0.97%	1.33%	1.79%	1.86%	1.85%	1.56%	1.49%
2	1.88%	1.61%	1.41%	1.34%	1.33%	1.37%	1.11%	1.04%	1.47%	1.65%	1.42%	1.50%	1.64%	1.70%
3	1.82%	1.46%	1.36%	1.28%	1.45%	1.94%	1.18%	1.25%	1.29%	1.54%	1.62%	1.79%	1.49%	1.58%
4	1.82%	1.72%	1.44%	1.21%	1.73%	1.57%	1.27%	1.17%	1.64%	1.76%	1.52%	1.63%	1.47%
5	1.65%	1.60%	1.43%	1.74%	1.58%	1.46%	1.23%	1.51%	1.77%	1.56%	1.36%	1.93%	1.70%
6	1.83%	1.66%	1.57%	1.41%	2.06%	1.34%	1.69%	1.26%	1.54%	1.68%	1.65%	1.80%	1.40%
7	1.81%	1.54%	1.40%	1.58%	1.60%	1.39%	1.31%	1.53%	1.68%	1.52%	1.54%	1.95%
8	1.77%	1.50%	1.34%	1.81%	1.51%	1.71%	1.55%	1.56%	1.48%	1.38%	1.73%	1.68%
9	2.12%	1.51%	1.84%	1.65%	1.51%	1.46%	1.47%	1.55%	1.51%	1.79%	1.66%	1.80%
10	1.99%	1.62%	1.65%	2.09%	1.33%	1.78%	1.46%	1.59%	1.38%	1.44%	1.78%	1.75%
11	1.64%	1.45%	1.66%	1.69%	1.65%	1.50%	1.44%	1.40%	1.30%	1.80%	1.71%	1.56%
12	1.87%	1.35%	1.83%	1.50%	1.49%	1.64%	1.36%	1.45%	1.65%	1.58%	1.89%	1.81%
13	1.70%	1.78%	1.73%	1.42%	1.69%	1.75%	1.27%	1.30%	1.42%	1.66%	1.77%	1.49%
14	1.70%	1.61%	2.17%	1.37%	1.50%	1.66%	1.25%	1.16%	1.67%	1.61%	1.50%
15	1.59%	1.58%	1.78%	1.57%	1.65%	1.84%	1.12%	1.48%	1.59%	1.75%	1.81%
16	1.50%	1.83%	1.39%	1.44%	1.75%	1.37%	1.44%	1.25%	1.62%	1.69%	1.45%
17	1.50%	1.76%	1.43%	1.69%	1.56%	1.59%	1.29%	1.71%	1.61%	1.42%
18	1.52%	2.02%	1.40%	1.37%	1.68%	1.33%	1.49%	1.49%	1.56%	1.71%
19	1.43%	1.61%	1.60%	1.70%	1.38%	1.13%	1.45%	1.52%	1.69%	1.39%
20	1.35%	1.45%	1.43%	1.69%	1.49%	1.56%	1.56%	1.54%	1.24%
21	1.58%	1.32%	1.65%	1.68%	1.34%	1.34%	1.51%	1.53%	1.58%
22	1.47%	1.31%	1.36%	1.62%	1.22%	1.54%	1.56%	1.58%	1.28%
23	1.41%	1.51%	1.55%	1.38%	1.51%	1.42%	1.45%	1.31%
24	1.55%	1.33%	1.57%	1.41%	1.31%	1.69%	1.31%	1.64%
25	1.45%	1.53%	1.43%	1.23%	1.41%	1.52%	1.51%	1.25%
26	1.65%	1.21%	1.54%	1.09%	1.27%	1.52%	1.19%
27	1.41%	1.41%	1.44%	1.49%	1.52%	1.51%
28	1.24%	1.41%	1.39%	1.35%	1.44%	1.29%
29	1.19%	1.37%	1.24%	1.40%	1.48%	1.56%
30	1.18%	1.43%	1.10%	1.38%	1.44%	1.16%
31	1.25%	1.24%	1.42%	1.47%	1.12%
32	1.13%	1.28%	1.23%	1.36%	1.44%
33	1.33%	1.16%	1.43%	1.48%	1.16%
34	1.07%	1.04%	1.33%	1.34%
35	1.23%	1.34%	1.26%	1.13%
36	1.18%	1.09%	1.21%	1.40%
37	1.16%	1.22%	1.36%	1.06%
38	1.13%	1.17%	1.25%
39	0.97%	1.18%	1.01%
40		1.09%	1.29%
41			1.03%
42

(1)	The prepayment speed is a measurement of the non-scheduled amortization of the pool of receivables and is derived by calculating a survival factor which is calculated by dividing (i) the actual pool factor by (ii) the zero prepayment amortization factor. The “actual pool factor” is the outstanding principal balance of the receivables as of the last day of a collection period divided by the cut-off date principal balance of the receivables. The “zero prepayment amortization factor” is the scheduled principal balance as of the last day of a collection period divided by the cut-off date principal balance of the receivables. The “scheduled principal balance” is the cut-off date principal balance of the receivables minus the aggregate scheduled principal payments on the receivables through and including the last day of a collection period. “Scheduled principal payments” is the required principal payment of the receivables based on the weighted average coupon of the receivables as of the last day of a collection period and weighted average remaining term of the receivables as of the last day of a collection period. The survival factor is converted to a prepayment speed by dividing (i) the survival factor as of the last day of the preceding collection period (for the first period, the cut-off date) minus the survival factor as of the last day of the related collection period by (ii) the sum of (a) one and (b) the product of (x) the survival factor as of the last day of the preceding collection period (for the first period, the cut-off date) minus the survival factor as of the last day of the related collection period and (y) the weighted average original term as of the cut-off date minus the weighted average remaining term as of the cut-off date.

Monthly Net Cumulative Losses(1)

Months
From
Issuance	2003-1	2004-1	2004-2	2004-3	2005-1	2005-2	2005-3	2005-4	2006-1	2006-2	2006-3	2006-4	2007-1	2007-2
1	0.00%	0.01%	0.00%	0.01%	0.01%	0.00%	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.01%	0.01%	0.01%	0.01%	0.01%	0.00%	0.01%	0.00%	0.01%	0.01%	0.00%	0.00%	0.00%	0.00%
3	0.03%	0.02%	0.01%	0.02%	0.03%	0.01%	0.03%	0.01%	0.03%	0.02%	0.00%	0.00%	0.00%	0.00%
4	0.04%	0.03%	0.02%	0.04%	0.05%	0.03%	0.05%	0.02%	0.06%	0.06%	0.03%	0.03%	0.02%
5	0.05%	0.04%	0.02%	0.06%	0.08%	0.04%	0.07%	0.05%	0.13%	0.09%	0.05%	0.07%	0.03%
6	0.05%	0.06%	0.03%	0.08%	0.09%	0.07%	0.09%	0.08%	0.16%	0.11%	0.10%	0.11%	0.05%
7	0.06%	0.07%	0.05%	0.09%	0.10%	0.11%	0.10%	0.10%	0.19%	0.14%	0.12%	0.14%
8	0.07%	0.08%	0.05%	0.10%	0.12%	0.13%	0.11%	0.12%	0.24%	0.18%	0.15%	0.16%
9	0.08%	0.09%	0.07%	0.13%	0.14%	0.14%	0.12%	0.14%	0.27%	0.23%	0.17%	0.21%
10	0.08%	0.11%	0.08%	0.14%	0.17%	0.15%	0.14%	0.16%	0.31%	0.25%	0.19%	0.22%
11	0.10%	0.11%	0.10%	0.15%	0.17%	0.15%	0.15%	0.20%	0.34%	0.28%	0.22%	0.25%
12	0.10%	0.12%	0.10%	0.15%	0.19%	0.15%	0.16%	0.22%	0.38%	0.29%	0.25%	0.28%
13	0.10%	0.13%	0.10%	0.17%	0.20%	0.16%	0.17%	0.23%	0.40%	0.30%	0.26%	0.30%
14	0.11%	0.13%	0.11%	0.19%	0.20%	0.17%	0.18%	0.27%	0.42%	0.31%	0.31%
15	0.12%	0.13%	0.11%	0.22%	0.21%	0.19%	0.19%	0.29%	0.44%	0.34%	0.35%
16	0.13%	0.15%	0.12%	0.23%	0.21%	0.21%	0.20%	0.31%	0.45%	0.37%	0.37%
17	0.14%	0.16%	0.13%	0.23%	0.21%	0.21%	0.21%	0.34%	0.47%	0.40%
18	0.15%	0.16%	0.13%	0.24%	0.24%	0.25%	0.22%	0.35%	0.52%	0.43%
19	0.16%	0.16%	0.15%	0.24%	0.25%	0.26%	0.23%	0.36%	0.56%	0.48%
20	0.16%	0.16%	0.15%	0.25%	0.25%	0.28%	0.24%	0.38%	0.59%
21	0.16%	0.17%	0.16%	0.25%	0.27%	0.29%	0.26%	0.41%	0.63%
22	0.16%	0.17%	0.16%	0.26%	0.27%	0.29%	0.27%	0.44%	0.67%
23	0.16%	0.18%	0.16%	0.26%	0.30%	0.29%	0.29%	0.47%
24	0.17%	0.18%	0.16%	0.27%	0.31%	0.30%	0.30%	0.49%
25	0.17%	0.18%	0.16%	0.28%	0.31%	0.30%	0.31%	0.51%
26	0.17%	0.18%	0.16%	0.29%	0.31%	0.31%	0.33%
27	0.18%	0.18%	0.17%	0.30%	0.31%	0.33%
28	0.18%	0.18%	0.18%	0.30%	0.32%	0.35%
29	0.19%	0.18%	0.18%	0.30%	0.32%	0.36%
30	0.19%	0.18%	0.18%	0.31%	0.32%	0.35%
31	0.19%	0.18%	0.18%	0.31%	0.33%
32	0.19%	0.18%	0.19%	0.31%	0.33%
33	0.19%	0.19%	0.19%	0.32%	0.34%
34	0.19%	0.19%	0.19%	0.33%
35	0.18%	0.19%	0.19%	0.35%
36	0.18%	0.19%	0.20%	0.35%
37	0.18%	0.19%	0.20%	0.35%
38	0.18%	0.19%	0.20%
39	0.18%	0.19%	0.20%
40	0.18%	0.19%	0.20%
41		0.19%	0.21%
42

(1)	The monthly net cumulative loss percent is calculated by dividing the cumulative net dollars charged off, which is the gross principal balance charged off for any receivables less any recoveries received (net of expenses), by the original pool balance of the receivables.

'

30 - 59 Days Delinquent(1)(2)

Months
From
Issuance	2003-1	2004-1	2004-2	2004-3	2005-1	2005-2	2005-3	2005-4	2006-1	2006-2	2006-3	2006-4	2007-1	2007-2
1	0.02%	0.03%	0.03%	0.06%	0.08%	0.03%	0.07%	0.03%	0.13%	0.13%	0.12%	0.13%	0.12%	0.00%
2	0.03%	0.03%	0.04%	0.06%	0.07%	0.08%	0.12%	0.10%	0.18%	0.17%	0.16%	0.22%	0.13%	0.09%
3	0.03%	0.05%	0.06%	0.11%	0.10%	0.12%	0.13%	0.17%	0.21%	0.28%	0.22%	0.23%	0.15%	0.13%
4	0.04%	0.06%	0.06%	0.09%	0.10%	0.15%	0.15%	0.19%	0.30%	0.29%	0.30%	0.24%	0.21%
5	0.06%	0.06%	0.09%	0.09%	0.12%	0.15%	0.14%	0.15%	0.35%	0.35%	0.27%	0.24%	0.20%
6	0.07%	0.05%	0.07%	0.08%	0.14%	0.24%	0.13%	0.24%	0.46%	0.37%	0.30%	0.31%	0.19%
7	0.05%	0.09%	0.11%	0.13%	0.16%	0.23%	0.17%	0.28%	0.43%	0.40%	0.24%	0.32%
8	0.07%	0.10%	0.09%	0.13%	0.18%	0.17%	0.17%	0.27%	0.44%	0.44%	0.24%	0.38%
9	0.06%	0.12%	0.09%	0.16%	0.17%	0.12%	0.15%	0.32%	0.38%	0.35%	0.30%	0.30%
10	0.05%	0.10%	0.15%	0.10%	0.19%	0.17%	0.20%	0.26%	0.40%	0.33%	0.31%	0.29%
11	0.09%	0.11%	0.11%	0.18%	0.15%	0.24%	0.21%	0.35%	0.48%	0.28%	0.41%	0.45%
12	0.11%	0.11%	0.10%	0.23%	0.18%	0.27%	0.26%	0.34%	0.43%	0.35%	0.42%	0.42%
13	0.12%	0.09%	0.15%	0.22%	0.18%	0.24%	0.25%	0.43%	0.43%	0.49%	0.41%	0.46%
14	0.14%	0.13%	0.14%	0.22%	0.21%	0.33%	0.27%	0.48%	0.44%	0.49%	0.51%
15	0.14%	0.11%	0.17%	0.23%	0.27%	0.30%	0.27%	0.47%	0.50%	0.58%	0.52%
16	0.14%	0.12%	0.16%	0.24%	0.25%	0.34%	0.27%	0.37%	0.57%	0.52%	0.51%
17	0.15%	0.15%	0.18%	0.20%	0.34%	0.33%	0.26%	0.39%	0.69%	0.68%
18	0.13%	0.14%	0.24%	0.23%	0.34%	0.37%	0.32%	0.38%	0.73%	0.76%
19	0.17%	0.15%	0.17%	0.21%	0.33%	0.35%	0.29%	0.45%	0.69%	0.75%
20	0.18%	0.17%	0.16%	0.26%	0.34%	0.30%	0.29%	0.49%	0.73%
21	0.13%	0.19%	0.19%	0.29%	0.35%	0.23%	0.34%	0.50%	0.75%
22	0.20%	0.19%	0.24%	0.30%	0.38%	0.27%	0.35%	0.50%	0.76%
23	0.19%	0.15%	0.26%	0.35%	0.40%	0.35%	0.37%	0.52%
24	0.21%	0.16%	0.24%	0.34%	0.36%	0.45%	0.35%	0.53%
25	0.19%	0.14%	0.31%	0.34%	0.34%	0.49%	0.37%	0.59%
26	0.23%	0.17%	0.25%	0.38%	0.37%	0.40%	0.38%
27	0.21%	0.21%	0.32%	0.35%	0.36%	0.37%
28	0.21%	0.22%	0.29%	0.38%	0.38%	0.48%
29	0.27%	0.24%	0.31%	0.33%	0.40%	0.47%
30	0.26%	0.24%	0.31%	0.37%	0.45%	0.44%
31	0.21%	0.25%	0.27%	0.40%	0.55%
32	0.29%	0.19%	0.27%	0.47%	0.49%
33	0.24%	0.25%	0.29%	0.52%	0.56%
34	0.26%	0.29%	0.28%	0.47%
35	0.26%	0.29%	0.30%	0.53%
36	0.28%	0.25%	0.40%	0.58%
37	0.35%	0.25%	0.35%	0.54%
38	0.29%	0.26%	0.30%
39	0.38%	0.31%	0.41%
40		0.31%	0.41%
41			0.50%
42

(1)	Delinquencies include principal amounts only. The period of delinquency is based on the number of days payments are contractually past due. A payment is delinquent if the obligor pays less than 95% of the contractual payment amount by the due date.

(2)	The monthly delinquency percent is calculated by dividing the total remaining principal balance of the receivables 30 days or more but less than 60 days past due by the month end principal balance of the total pool of receivables.

60 - 89 Days Delinquent(1)(2)

Months
From
Issuance	2003-1	2004-1	2004-2	2004-3	2005-1	2005-2	2005-3	2005-4	2006-1	2006-2	2006-3	2006-4	2007-1	2007-2
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%	0.01%	0.00%	0.00%	0.00%
2	0.00%	0.01%	0.00%	0.02%	0.03%	0.01%	0.02%	0.01%	0.06%	0.04%	0.05%	0.06%	0.03%	0.02%
3	0.01%	0.00%	0.01%	0.02%	0.02%	0.02%	0.04%	0.04%	0.08%	0.06%	0.05%	0.09%	0.03%	0.03%
4	0.01%	0.01%	0.01%	0.03%	0.02%	0.04%	0.04%	0.07%	0.06%	0.09%	0.07%	0.08%	0.05%
5	0.01%	0.02%	0.01%	0.02%	0.02%	0.06%	0.04%	0.04%	0.09%	0.09%	0.12%	0.09%	0.07%
6	0.01%	0.01%	0.02%	0.03%	0.02%	0.04%	0.03%	0.05%	0.13%	0.10%	0.10%	0.09%	0.08%
7	0.02%	0.01%	0.01%	0.03%	0.06%	0.05%	0.04%	0.05%	0.13%	0.12%	0.09%	0.12%
8	0.01%	0.02%	0.02%	0.03%	0.05%	0.04%	0.04%	0.07%	0.14%	0.15%	0.09%	0.10%
9	0.02%	0.02%	0.01%	0.03%	0.05%	0.02%	0.04%	0.08%	0.13%	0.11%	0.07%	0.11%
10	0.02%	0.03%	0.02%	0.03%	0.05%	0.02%	0.04%	0.09%	0.11%	0.10%	0.09%	0.07%
11	0.02%	0.02%	0.03%	0.03%	0.05%	0.05%	0.06%	0.07%	0.14%	0.11%	0.09%	0.10%
12	0.01%	0.02%	0.02%	0.05%	0.04%	0.07%	0.04%	0.11%	0.16%	0.08%	0.14%	0.15%
13	0.02%	0.01%	0.02%	0.07%	0.04%	0.08%	0.04%	0.08%	0.13%	0.11%	0.11%	0.16%
14	0.03%	0.02%	0.03%	0.06%	0.05%	0.06%	0.07%	0.11%	0.10%	0.16%	0.15%
15	0.02%	0.04%	0.04%	0.03%	0.03%	0.09%	0.07%	0.14%	0.15%	0.14%	0.18%
16	0.03%	0.02%	0.04%	0.05%	0.07%	0.08%	0.06%	0.11%	0.15%	0.14%	0.17%
17	0.04%	0.02%	0.05%	0.03%	0.08%	0.07%	0.07%	0.09%	0.19%	0.22%
18	0.04%	0.03%	0.05%	0.05%	0.09%	0.10%	0.05%	0.09%	0.19%	0.21%
19	0.01%	0.03%	0.04%	0.04%	0.07%	0.10%	0.09%	0.14%	0.18%	0.25%
20	0.03%	0.03%	0.02%	0.04%	0.07%	0.08%	0.08%	0.18%	0.21%
21	0.02%	0.05%	0.02%	0.07%	0.10%	0.09%	0.09%	0.16%	0.20%
22	0.02%	0.04%	0.03%	0.06%	0.12%	0.09%	0.10%	0.11%	0.27%
23	0.04%	0.03%	0.03%	0.07%	0.09%	0.07%	0.09%	0.20%
24	0.05%	0.03%	0.03%	0.09%	0.10%	0.10%	0.12%	0.15%
25	0.05%	0.03%	0.06%	0.09%	0.11%	0.16%	0.12%	0.17%
26	0.04%	0.04%	0.06%	0.12%	0.08%	0.13%	0.13%
27	0.06%	0.03%	0.04%	0.10%	0.10%	0.10%
28	0.04%	0.04%	0.07%	0.08%	0.10%	0.07%
29	0.06%	0.05%	0.06%	0.10%	0.11%	0.13%
30	0.06%	0.06%	0.10%	0.10%	0.12%	0.13%
31	0.05%	0.06%	0.07%	0.12%	0.16%
32	0.04%	0.07%	0.09%	0.11%	0.13%
33	0.04%	0.06%	0.09%	0.12%	0.14%
34	0.07%	0.05%	0.10%	0.14%
35	0.03%	0.06%	0.05%	0.15%
36	0.05%	0.08%	0.11%	0.15%
37	0.06%	0.04%	0.13%	0.13%
38	0.11%	0.08%	0.11%
39	0.07%	0.06%	0.07%
40		0.05%	0.12%
41			0.18%
42

(1)	Delinquencies include principal amounts only. The period of delinquency is based on the number of days payments are contractually past due. A payment is delinquent if the obligor pays less than 95% of the contractual payment amount by the due date.

(2)	The monthly delinquency percent is calculated by dividing the total remaining principal balance of the receivables 60 days or more but less than 90 days past due by the month end principal balance of the total pool of receivables.

90 - 119 Days Delinquent(1)(2)(3)

Months
From
Issuance	2003-1	2004-1	2004-2	2004-3	2005-1	2005-2	2005-3	2005-4	2006-1	2006-2	2006-3	2006-4	2007-1	2007-2
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%	0.01%	0.00%	0.00%	0.00%
3	0.00%	0.01%	0.00%	0.01%	0.02%	0.00%	0.01%	0.01%	0.03%	0.04%	0.03%	0.04%	0.02%	0.01%
4	0.00%	0.01%	0.01%	0.01%	0.02%	0.01%	0.02%	0.02%	0.05%	0.04%	0.03%	0.06%	0.02%
5	0.00%	0.01%	0.00%	0.02%	0.01%	0.02%	0.02%	0.04%	0.03%	0.04%	0.06%	0.06%	0.02%
6	0.01%	0.01%	0.01%	0.01%	0.01%	0.04%	0.01%	0.04%	0.04%	0.05%	0.07%	0.07%	0.04%
7	0.01%	0.01%	0.01%	0.01%	0.01%	0.02%	0.01%	0.03%	0.06%	0.08%	0.05%	0.06%
8	0.01%	0.01%	0.01%	0.01%	0.03%	0.01%	0.01%	0.02%	0.05%	0.09%	0.05%	0.07%
9	0.01%	0.01%	0.01%	0.01%	0.02%	0.03%	0.01%	0.04%	0.08%	0.08%	0.05%	0.04%
10	0.01%	0.01%	0.01%	0.02%	0.02%	0.00%	0.02%	0.05%	0.07%	0.07%	0.05%	0.08%
11	0.01%	0.01%	0.01%	0.01%	0.03%	0.01%	0.01%	0.05%	0.08%	0.05%	0.06%	0.05%
12	0.01%	0.01%	0.01%	0.01%	0.02%	0.01%	0.02%	0.04%	0.07%	0.07%	0.06%	0.05%
13	0.01%	0.00%	0.01%	0.03%	0.02%	0.01%	0.02%	0.06%	0.07%	0.05%	0.09%	0.10%
14	0.00%	0.01%	0.00%	0.04%	0.02%	0.04%	0.01%	0.06%	0.06%	0.08%	0.08%
15	0.01%	0.01%	0.01%	0.03%	0.02%	0.02%	0.04%	0.06%	0.05%	0.09%	0.08%
16	0.01%	0.01%	0.02%	0.02%	0.01%	0.05%	0.03%	0.09%	0.07%	0.09%	0.10%
17	0.01%	0.00%	0.02%	0.02%	0.04%	0.07%	0.03%	0.07%	0.11%	0.10%
18	0.02%	0.01%	0.02%	0.01%	0.03%	0.03%	0.03%	0.05%	0.12%	0.13%
19	0.02%	0.01%	0.01%	0.03%	0.03%	0.07%	0.03%	0.07%	0.09%	0.13%
20	0.01%	0.01%	0.03%	0.02%	0.04%	0.05%	0.06%	0.09%	0.10%
21	0.01%	0.01%	0.01%	0.02%	0.03%	0.05%	0.04%	0.11%	0.13%
22	0.01%	0.03%	0.02%	0.03%	0.08%	0.03%	0.06%	0.09%	0.09%
23	0.01%	0.01%	0.01%	0.02%	0.06%	0.04%	0.05%	0.08%
24	0.02%	0.02%	0.01%	0.04%	0.04%	0.02%	0.04%	0.10%
25	0.01%	0.01%	0.02%	0.04%	0.03%	0.04%	0.05%	0.10%
26	0.02%	0.02%	0.03%	0.05%	0.03%	0.11%	0.07%
27	0.01%	0.01%	0.04%	0.05%	0.05%	0.09%
28	0.03%	0.01%	0.02%	0.04%	0.06%	0.05%
29	0.01%	0.02%	0.03%	0.04%	0.04%	0.04%
30	0.02%	0.02%	0.02%	0.04%	0.05%	0.11%
31	0.03%	0.02%	0.05%	0.04%	0.07%
32	0.02%	0.05%	0.03%	0.07%	0.08%
33	0.02%	0.02%	0.04%	0.06%	0.06%
34	0.01%	0.04%	0.05%	0.07%
35	0.02%	0.03%	0.05%	0.08%
36	0.02%	0.06%	0.02%	0.05%
37	0.02%	0.04%	0.07%	0.07%
38	0.03%	0.02%	0.04%
39	0.03%	0.03%	0.06%
40		0.04%	0.04%
41			0.05%
42

(1)	Delinquencies include principal amounts only. The period of delinquency is based on the number of days payments are contractually past due. A payment is delinquent if the obligor pays less than 95% of the contractual payment amount by the due date.

(2)	The monthly delinquency percent is calculated by dividing the total remaining principal balance of the receivables 90 days or more but less than 120 days past due by the month end principal balance of the total pool of receivables.

(3)	Receivables 120 days or more past due are charged off and are reflected in the presentation of the monthly cumulative net loss information.

Total 30+ Days Delinquent(1)(2)(3)

Months
From
Issuance	2003-1	2004-1	2004-2	2004-3	2005-1	2005-2	2005-3	2005-4	2006-1	2006-2	2006-3	2006-4	2007-1	2007-2
1	0.02%	0.03%	0.03%	0.06%	0.08%	0.03%	0.07%	0.03%	0.13%	0.14%	0.13%	0.13%	0.12%	0.00%
2	0.03%	0.04%	0.04%	0.08%	0.10%	0.09%	0.14%	0.12%	0.24%	0.22%	0.22%	0.29%	0.17%	0.11%
3	0.04%	0.06%	0.07%	0.14%	0.14%	0.15%	0.18%	0.22%	0.32%	0.38%	0.30%	0.36%	0.21%	0.17%
4	0.05%	0.08%	0.08%	0.13%	0.13%	0.19%	0.21%	0.28%	0.41%	0.42%	0.40%	0.38%	0.28%
5	0.07%	0.09%	0.10%	0.13%	0.15%	0.23%	0.19%	0.24%	0.47%	0.49%	0.45%	0.39%	0.29%
6	0.09%	0.08%	0.10%	0.12%	0.17%	0.32%	0.18%	0.33%	0.63%	0.53%	0.47%	0.47%	0.31%
7	0.07%	0.11%	0.12%	0.17%	0.23%	0.30%	0.22%	0.36%	0.61%	0.60%	0.39%	0.50%
8	0.09%	0.14%	0.12%	0.17%	0.25%	0.23%	0.22%	0.36%	0.63%	0.67%	0.37%	0.55%
9	0.08%	0.15%	0.11%	0.20%	0.23%	0.17%	0.20%	0.43%	0.59%	0.53%	0.42%	0.45%
10	0.08%	0.13%	0.18%	0.15%	0.26%	0.20%	0.26%	0.40%	0.59%	0.50%	0.45%	0.43%
11	0.11%	0.15%	0.15%	0.22%	0.23%	0.30%	0.29%	0.46%	0.70%	0.44%	0.56%	0.60%
12	0.13%	0.14%	0.14%	0.29%	0.24%	0.36%	0.32%	0.48%	0.66%	0.50%	0.62%	0.63%
13	0.16%	0.11%	0.18%	0.32%	0.24%	0.33%	0.31%	0.57%	0.63%	0.65%	0.60%	0.73%
14	0.18%	0.15%	0.17%	0.31%	0.28%	0.42%	0.34%	0.65%	0.60%	0.73%	0.75%
15	0.18%	0.16%	0.22%	0.29%	0.32%	0.41%	0.38%	0.67%	0.70%	0.81%	0.79%
16	0.18%	0.15%	0.23%	0.30%	0.33%	0.47%	0.36%	0.57%	0.78%	0.76%	0.77%
17	0.20%	0.18%	0.24%	0.25%	0.47%	0.46%	0.37%	0.55%	0.99%	1.00%
18	0.19%	0.18%	0.32%	0.29%	0.47%	0.51%	0.41%	0.52%	1.03%	1.10%
19	0.21%	0.19%	0.22%	0.28%	0.44%	0.51%	0.42%	0.66%	0.96%	1.13%
20	0.22%	0.21%	0.21%	0.32%	0.44%	0.44%	0.42%	0.77%	1.04%
21	0.16%	0.25%	0.22%	0.38%	0.48%	0.37%	0.48%	0.78%	1.09%
22	0.23%	0.26%	0.28%	0.38%	0.58%	0.39%	0.51%	0.69%	1.12%
23	0.23%	0.20%	0.31%	0.44%	0.55%	0.46%	0.52%	0.80%
24	0.28%	0.21%	0.28%	0.47%	0.51%	0.57%	0.52%	0.78%
25	0.25%	0.18%	0.40%	0.47%	0.49%	0.69%	0.53%	0.86%
26	0.28%	0.23%	0.34%	0.55%	0.48%	0.64%	0.58%
27	0.29%	0.25%	0.39%	0.50%	0.51%	0.56%
28	0.28%	0.27%	0.38%	0.50%	0.54%	0.60%
29	0.34%	0.31%	0.40%	0.46%	0.54%	0.65%
30	0.33%	0.31%	0.42%	0.51%	0.62%	0.68%
31	0.29%	0.33%	0.39%	0.55%	0.78%
32	0.35%	0.31%	0.40%	0.64%	0.69%
33	0.29%	0.33%	0.42%	0.70%	0.76%
34	0.35%	0.38%	0.42%	0.68%
35	0.32%	0.39%	0.40%	0.77%
36	0.34%	0.39%	0.53%	0.78%
37	0.43%	0.34%	0.55%	0.74%
38	0.43%	0.36%	0.45%
39	0.49%	0.39%	0.53%
40		0.40%	0.57%
41			0.74%
42

(1)	Delinquencies include principal amounts only. The period of delinquency is based on the number of days payments are contractually past due. A payment is delinquent if the obligor pays less than 95% of the contractual payment amount by the due date.

(2)	The monthly delinquency percent is calculated by dividing the total remaining principal balance of the receivables 30 days or more past due by the month end principal balance of the total pool of receivables.

(3)	Receivables 120 days or more past due are charged off and are reflected in the presentation of the monthly cumulative net loss information.

HOW YOU CAN COMPUTE YOUR PORTION OF THE AMOUNT OUTSTANDING ON THE NOTES

          The servicer will provide to you in each report which it will deliver to you a factor which you can use to compute your portion of the principal amount outstanding on the notes.

          Notes

          How the Servicer Computes the Factor For Your Class of Notes. The servicer will compute a separate factor for each class of notes. The factor for each class of notes will be a seven-digit decimal which the servicer will compute prior to each distribution with respect to such class of notes indicating the remaining outstanding principal amount of such class of notes, as of the applicable payment date. The servicer will compute the factor after giving effect to payments to be made on such payment date, as a fraction of the initial outstanding principal amount of such class of notes.

          Your Portion of the Outstanding Amount of the Notes. For each note you own, your portion of that class of notes is the product of:

  the original denomination of your note; and

  the factor relating to your class of notes computed by the servicer in the manner described above.

          The Note Factor Will Decline as the Issuing Entity Makes Payments on the Notes

          Each of the factors described above will initially be 1.0000000. They will then decline to reflect reductions in the outstanding principal amount of the applicable class of notes.

          These amounts will be reduced over time as a result of scheduled payments, prepayments, purchases of the receivables by the depositor or the servicer and liquidations of the receivables.

MATURITY AND PREPAYMENT CONSIDERATIONS

          Information regarding certain maturity and prepayment considerations with respect to the notes is set forth under “Maturity and Prepayment Considerations” in the attached prospectus. In addition, no principal payments will be made:

  on the Class A-2 Notes until the Class A-1 Notes have been paid in full;

  on the Class A-3 Notes until the Class A-2 Notes have been paid in full;

  on the Class A-4 Notes until the Class A-3 Notes have been paid in full; or

  on the Class B Notes until the Class A-4 Notes have been paid in full.

          However, if payment of the notes has been accelerated after an Event of Default, principal payments will be paid, first, to the holders of Class A-1 Notes until the Class A-1 Notes are paid in full, then pro rata to the holders of the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes until paid in full and then to the holders of the Class B Notes until paid in full.

          Since the rate of payment of principal of each class of notes depends on the rate of payment (including prepayments) of the principal balance of the receivables, final payment of any class of notes could occur significantly earlier than the respective Final Scheduled Payment Dates.

          We Cannot Assure You That Your Notes Will Be Repaid on the Related Final Scheduled Payment Date. It is expected that final payment of each class of notes will occur on or prior to the respective Final Scheduled Payment Dates. Failure to make final payment of any class of notes by the respective Final Scheduled Payment

Dates would constitute an Event of Default under the indenture. See “The Indenture—Events of Default—Rights upon Event of Default” in the attached prospectus. However, we cannot assure you that sufficient funds will be available to pay each class of notes in full on or prior to the respective Final Scheduled Payment Dates. If sufficient funds are not available, final payment of any class of notes could occur later than such dates.

          The Level of Prepayments of the Receivables and Required Purchases by the Depositor, the Seller and the Servicer are Unpredictable and May Affect Payments on the Notes. The rate of prepayments of the receivables may be influenced by a variety of economic, social and other factors. In addition, under circumstances relating to breaches of representations, warranties or covenants, the depositor and/or the servicer may be obligated to repurchase receivables from the issuing entity and the seller may be obligated to repurchase receivables from the depositor. See “The Receivables Pool” in this prospectus supplement and “Description of the Receivables Transfer and Servicing Agreements—Sale and Assignment of Receivables” in the attached prospectus. A higher than anticipated rate of prepayments will reduce the aggregate principal balance of the receivables faster than expected and thereby reduce the outstanding amounts of the notes and the anticipated aggregate interest payments on the notes. The noteholders alone will bear any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables as set forth in the priority of distributions in this prospectus supplement. Such reinvestment risks include the risk that interest rates may be lower at the time such holders received payments from the issuing entity than interest rates would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

          Risks of Slower or Faster Repayments. Noteholders should consider:

  in the case of notes purchased at a discount, the risk that a slower than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield; and

  in the case of notes purchased at a premium, the risk that a faster than anticipated rate of principalpayments on the receivables could result in an actual yield that is less than the anticipated yield.

          Weighted Average Lives of the Notes

          The following information is given solely to illustrate the effect of prepayments of the receivables on the weighted average lives of the notes under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the receivables.

          Prepayments on motor vehicle receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the Absolute Prepayment Model (“ABS”), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of assets, including the receivables.

          The rate of payment of principal of each class of notes will depend on the rate of payment (including prepayments) of the principal balance of the receivables. For this reason, final payment of any class of notes could occur significantly earlier than the respective Final Scheduled Payment Dates. The noteholders will exclusively bear any reinvestment risk associated with early payment of their notes.

          The tables (the “ABS Tables”) captioned “Percent of Initial Note Principal Amount at Various ABS Percentages” have been prepared on the basis of the characteristics of the receivables. The ABS Tables assume that:

  the receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;

  each scheduled monthly payment on the receivables is scheduled to be made and is made on the last day of each month and each month has 30 days;

  payments on the notes are made on each payment date (and each payment date is assumed to be the fifteenth day of the applicable month);

  the initial principal amount of each class of notes is equal to the initial principal amount set forth on the front cover of this prospectus supplement;

  the receivables have an initial aggregate principal balance of $1,250,000,000;

  except as otherwise specified herein, the servicer does not repurchase the receivables; and

  the notes are issued on January 15, 2008.

          The ABS Tables indicate the projected weighted average lives of each class of notes and set forth the percent of the initial principal amount of each class of notes that is projected to be outstanding after each of the payment dates shown at various constant ABS percentages.

          The ABS Tables also assume that the receivables have been aggregated into hypothetical pools with all of the receivables within each such pool having the following characteristics and that the level scheduled payment for each of the pools (which is based on its aggregate principal balance, contract rate of interest, original term to maturity and remaining term to maturity as of the Statistical Cut-off Date) will be such that each pool will be fully amortized by the end of its remaining term to maturity. The pools have an assumed cut-off date of January 1, 2008.

			Weighted Average	Weighted Average
		Weighted Average	Original	Remaining Term
		Contract	Term to Maturity	to Maturity
Pool	Principal Balance	Rate of Interest	(in Months)	(in Months)
1	$2,957,204.34	6.272%	22	19
2	55,912,085.78	5.949%	36	32
3	111,342,757.29	6.225%	48	45
4	553,864,611.91	6.172%	60	57
5	525,923,340.68	6.551%	72	69
Total	$1,250,000,000.00

          The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the ABS Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the receivables will prepay at a constant level of ABS until maturity or that all of the receivables will prepay at the same level of ABS. Moreover, the diverse terms of receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Tables at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average lives of each class of notes.

Percent of Initial Note Principal Amount at Various ABS Percentages

	Class A-1 Notes
Payment Date	0.50%	1.00%	1.40%	1.60%	1.80%	2.00%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00
February 2008	90.20	87.66	85.57	84.50	83.42	82.33
March 2008	80.43	75.43	71.31	69.22	67.09	64.94
April 2008	70.70	63.31	57.24	54.14	51.00	47.83
May 2008	61.00	51.31	43.34	39.28	35.16	31.00
June 2008	51.35	39.43	29.63	24.63	19.57	14.45
July 2008	41.73	27.67	16.10	10.20	4.23	0.00
August 2008	32.15	16.02	2.75	0.00	0.00	0.00
September 2008	22.61	4.50	0.00	0.00	0.00	0.00
October 2008	13.10	0.00	0.00	0.00	0.00	0.00
November 2008	3.64	0.00	0.00	0.00	0.00	0.00
December 2008	0.00	0.00	0.00	0.00	0.00	0.00
January 2009	0.00	0.00	0.00	0.00	0.00	0.00
February 2009	0.00	0.00	0.00	0.00	0.00	0.00
March 2009	0.00	0.00	0.00	0.00	0.00	0.00
April 2009	0.00	0.00	0.00	0.00	0.00	0.00
May 2009	0.00	0.00	0.00	0.00	0.00	0.00
June 2009	0.00	0.00	0.00	0.00	0.00	0.00
July 2009	0.00	0.00	0.00	0.00	0.00	0.00
August 2009	0.00	0.00	0.00	0.00	0.00	0.00
September 2009	0.00	0.00	0.00	0.00	0.00	0.00
October 2009	0.00	0.00	0.00	0.00	0.00	0.00
November 2009	0.00	0.00	0.00	0.00	0.00	0.00
December 2009	0.00	0.00	0.00	0.00	0.00	0.00
January 2010	0.00	0.00	0.00	0.00	0.00	0.00
February 2010	0.00	0.00	0.00	0.00	0.00	0.00
March 2010	0.00	0.00	0.00	0.00	0.00	0.00
April 2010	0.00	0.00	0.00	0.00	0.00	0.00
May 2010	0.00	0.00	0.00	0.00	0.00	0.00
June 2010	0.00	0.00	0.00	0.00	0.00	0.00
July 2010	0.00	0.00	0.00	0.00	0.00	0.00
August 2010	0.00	0.00	0.00	0.00	0.00	0.00
September 2010	0.00	0.00	0.00	0.00	0.00	0.00
October 2010	0.00	0.00	0.00	0.00	0.00	0.00
November 2010	0.00	0.00	0.00	0.00	0.00	0.00
December 2010	0.00	0.00	0.00	0.00	0.00	0.00
January 2011	0.00	0.00	0.00	0.00	0.00	0.00
February 2011	0.00	0.00	0.00	0.00	0.00	0.00
March 2011	0.00	0.00	0.00	0.00	0.00	0.00
April 2011	0.00	0.00	0.00	0.00	0.00	0.00
May 2011	0.00	0.00	0.00	0.00	0.00	0.00
June 2011	0.00	0.00	0.00	0.00	0.00	0.00
July 2011	0.00	0.00	0.00	0.00	0.00	0.00
August 2011	0.00	0.00	0.00	0.00	0.00	0.00
September 2011	0.00	0.00	0.00	0.00	0.00	0.00
October 2011	0.00	0.00	0.00	0.00	0.00	0.00
November 2011	0.00	0.00	0.00	0.00	0.00	0.00
December 2011	0.00	0.00	0.00	0.00	0.00	0.00
January 2012	0.00	0.00	0.00	0.00	0.00	0.00
February 2012	0.00	0.00	0.00	0.00	0.00	0.00
March 2012	0.00	0.00	0.00	0.00	0.00	0.00
April 2012	0.00	0.00	0.00	0.00	0.00	0.00
May 2012	0.00	0.00	0.00	0.00	0.00	0.00
June 2012	0.00	0.00	0.00	0.00	0.00	0.00
July 2012	0.00	0.00	0.00	0.00	0.00	0.00
August 2012	0.00	0.00	0.00	0.00	0.00	0.00
September 2012	0.00	0.00	0.00	0.00	0.00	0.00
October 2012	0.00	0.00	0.00	0.00	0.00	0.00
November 2012	0.00	0.00	0.00	0.00	0.00	0.00
December 2012	0.00	0.00	0.00	0.00	0.00	0.00
January 2013	0.00	0.00	0.00	0.00	0.00	0.00
February 2013	0.00	0.00	0.00	0.00	0.00	0.00
March 2013	0.00	0.00	0.00	0.00	0.00	0.00
April 2013	0.00	0.00	0.00	0.00	0.00	0.00
May 2013	0.00	0.00	0.00	0.00	0.00	0.00
June 2013	0.00	0.00	0.00	0.00	0.00	0.00
July 2013	0.00	0.00	0.00	0.00	0.00	0.00
August 2013	0.00	0.00	0.00	0.00	0.00	0.00
September 2013	0.00	0.00	0.00	0.00	0.00	0.00
October 2013	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life(1)	0.47	0.39	0.34	0.32	0.30	0.28

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.

          This ABS Table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the receivables which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percent of Initial Note Principal Amount at Various ABS Percentages

	Class A-2 Notes
Payment Date	0.50%	1.00%	1.40%	1.60%	1.80%	2.00%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00
February 2008	100.00	100.00	100.00	100.00	100.00	100.00
March 2008	100.00	100.00	100.00	100.00	100.00	100.00
April 2008	100.00	100.00	100.00	100.00	100.00	100.00
May 2008	100.00	100.00	100.00	100.00	100.00	100.00
June 2008	100.00	100.00	100.00	100.00	100.00	100.00
July 2008	100.00	100.00	100.00	100.00	100.00	98.60
August 2008	100.00	100.00	100.00	96.92	91.64	86.30
September 2008	100.00	100.00	91.99	86.15	80.23	74.23
October 2008	100.00	94.68	82.01	75.55	69.01	62.38
November 2008	100.00	86.00	72.17	65.13	57.99	50.76
December 2008	95.55	77.41	62.48	54.88	47.17	39.37
January 2009	88.33	68.92	52.94	44.80	36.56	28.21
February 2009	81.14	60.52	43.55	34.91	26.15	17.28
March 2009	73.98	52.22	34.31	25.19	15.95	6.58
April 2009	66.86	44.02	25.23	15.65	5.95	0.00
May 2009	59.77	35.92	16.29	6.29	0.00	0.00
June 2009	52.71	27.91	7.51	0.00	0.00	0.00
July 2009	45.68	20.01	0.00	0.00	0.00	0.00
August 2009	38.69	12.21	0.00	0.00	0.00	0.00
September 2009	31.77	4.55	0.00	0.00	0.00	0.00
October 2009	24.89	0.00	0.00	0.00	0.00	0.00
November 2009	18.04	0.00	0.00	0.00	0.00	0.00
December 2009	11.23	0.00	0.00	0.00	0.00	0.00
January 2010	4.45	0.00	0.00	0.00	0.00	0.00
February 2010	0.00	0.00	0.00	0.00	0.00	0.00
March 2010	0.00	0.00	0.00	0.00	0.00	0.00
April 2010	0.00	0.00	0.00	0.00	0.00	0.00
May 2010	0.00	0.00	0.00	0.00	0.00	0.00
June 2010	0.00	0.00	0.00	0.00	0.00	0.00
July 2010	0.00	0.00	0.00	0.00	0.00	0.00
August 2010	0.00	0.00	0.00	0.00	0.00	0.00
September 2010	0.00	0.00	0.00	0.00	0.00	0.00
October 2010	0.00	0.00	0.00	0.00	0.00	0.00
November 2010	0.00	0.00	0.00	0.00	0.00	0.00
December 2010	0.00	0.00	0.00	0.00	0.00	0.00
January 2011	0.00	0.00	0.00	0.00	0.00	0.00
February 2011	0.00	0.00	0.00	0.00	0.00	0.00
March 2011	0.00	0.00	0.00	0.00	0.00	0.00
April 2011	0.00	0.00	0.00	0.00	0.00	0.00
May 2011	0.00	0.00	0.00	0.00	0.00	0.00
June 2011	0.00	0.00	0.00	0.00	0.00	0.00
July 2011	0.00	0.00	0.00	0.00	0.00	0.00
August 2011	0.00	0.00	0.00	0.00	0.00	0.00
September 2011	0.00	0.00	0.00	0.00	0.00	0.00
October 2011	0.00	0.00	0.00	0.00	0.00	0.00
November 2011	0.00	0.00	0.00	0.00	0.00	0.00
December 2011	0.00	0.00	0.00	0.00	0.00	0.00
January 2012	0.00	0.00	0.00	0.00	0.00	0.00
February 2012	0.00	0.00	0.00	0.00	0.00	0.00
March 2012	0.00	0.00	0.00	0.00	0.00	0.00
April 2012	0.00	0.00	0.00	0.00	0.00	0.00
May 2012	0.00	0.00	0.00	0.00	0.00	0.00
June 2012	0.00	0.00	0.00	0.00	0.00	0.00
July 2012	0.00	0.00	0.00	0.00	0.00	0.00
August 2012	0.00	0.00	0.00	0.00	0.00	0.00
September 2012	0.00	0.00	0.00	0.00	0.00	0.00
October 2012	0.00	0.00	0.00	0.00	0.00	0.00
November 2012	0.00	0.00	0.00	0.00	0.00	0.00
December 2012	0.00	0.00	0.00	0.00	0.00	0.00
January 2013	0.00	0.00	0.00	0.00	0.00	0.00
February 2013	0.00	0.00	0.00	0.00	0.00	0.00
March 2013	0.00	0.00	0.00	0.00	0.00	0.00
April 2013	0.00	0.00	0.00	0.00	0.00	0.00
May 2013	0.00	0.00	0.00	0.00	0.00	0.00
June 2013	0.00	0.00	0.00	0.00	0.00	0.00
July 2013	0.00	0.00	0.00	0.00	0.00	0.00
August 2013	0.00	0.00	0.00	0.00	0.00	0.00
September 2013	0.00	0.00	0.00	0.00	0.00	0.00
October 2013	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (1)	1.49	1.24	1.07	1.00	0.94	0.89

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.

          This ABS Table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the receivables which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percent of Initial Note Principal Amount at Various ABS Percentages

	Class A-3 Notes
Payment Date	0.50%	1.00%	1.40%	1.60%	1.80%	2.00%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00
February 2008	100.00	100.00	100.00	100.00	100.00	100.00
March 2008	100.00	100.00	100.00	100.00	100.00	100.00
April 2008	100.00	100.00	100.00	100.00	100.00	100.00
May 2008	100.00	100.00	100.00	100.00	100.00	100.00
June 2008	100.00	100.00	100.00	100.00	100.00	100.00
July 2008	100.00	100.00	100.00	100.00	100.00	100.00
August 2008	100.00	100.00	100.00	100.00	100.00	100.00
September 2008	100.00	100.00	100.00	100.00	100.00	100.00
October 2008	100.00	100.00	100.00	100.00	100.00	100.00
November 2008	100.00	100.00	100.00	100.00	100.00	100.00
December 2008	100.00	100.00	100.00	100.00	100.00	100.00
January 2009	100.00	100.00	100.00	100.00	100.00	100.00
February 2009	100.00	100.00	100.00	100.00	100.00	100.00
March 2009	100.00	100.00	100.00	100.00	100.00	100.00
April 2009	100.00	100.00	100.00	100.00	100.00	96.57
May 2009	100.00	100.00	100.00	100.00	96.61	87.53
June 2009	100.00	100.00	100.00	97.45	88.14	78.70
July 2009	100.00	100.00	99.02	89.50	79.85	70.09
August 2009	100.00	100.00	91.53	81.71	71.76	61.69
September 2009	100.00	100.00	84.21	74.11	63.89	53.53
October 2009	100.00	97.34	77.03	66.68	56.21	45.59
November 2009	100.00	90.74	70.00	59.42	48.72	37.87
December 2009	100.00	84.24	63.10	52.33	41.42	30.37
January 2010	100.00	77.83	56.35	45.41	34.33	23.10
February 2010	97.98	71.52	49.75	38.66	27.43	16.05
March 2010	92.04	65.29	43.29	32.08	20.73	9.23
April 2010	86.14	59.17	36.98	25.68	14.23	2.63
May 2010	80.27	53.14	30.82	19.45	7.93	0.00
June 2010	74.44	47.21	24.81	13.40	1.84	0.00
July 2010	68.63	41.37	18.95	7.52	0.00	0.00
August 2010	62.86	35.63	13.24	1.83	0.00	0.00
September 2010	57.12	30.00	7.68	0.00	0.00	0.00
October 2010	51.84	24.79	2.54	0.00	0.00	0.00
November 2010	46.59	19.68	0.00	0.00	0.00	0.00
December 2010	41.37	14.66	0.00	0.00	0.00	0.00
January 2011	36.19	9.74	0.00	0.00	0.00	0.00
February 2011	31.03	4.91	0.00	0.00	0.00	0.00
March 2011	25.91	0.17	0.00	0.00	0.00	0.00
April 2011	20.82	0.00	0.00	0.00	0.00	0.00
May 2011	15.76	0.00	0.00	0.00	0.00	0.00
June 2011	10.74	0.00	0.00	0.00	0.00	0.00
July 2011	5.75	0.00	0.00	0.00	0.00	0.00
August 2011	0.79	0.00	0.00	0.00	0.00	0.00
September 2011	0.00	0.00	0.00	0.00	0.00	0.00
October 2011	0.00	0.00	0.00	0.00	0.00	0.00
November 2011	0.00	0.00	0.00	0.00	0.00	0.00
December 2011	0.00	0.00	0.00	0.00	0.00	0.00
January 2012	0.00	0.00	0.00	0.00	0.00	0.00
February 2012	0.00	0.00	0.00	0.00	0.00	0.00
March 2012	0.00	0.00	0.00	0.00	0.00	0.00
April 2012	0.00	0.00	0.00	0.00	0.00	0.00
May 2012	0.00	0.00	0.00	0.00	0.00	0.00
June 2012	0.00	0.00	0.00	0.00	0.00	0.00
July 2012	0.00	0.00	0.00	0.00	0.00	0.00
August 2012	0.00	0.00	0.00	0.00	0.00	0.00
September 2012	0.00	0.00	0.00	0.00	0.00	0.00
October 2012	0.00	0.00	0.00	0.00	0.00	0.00
November 2012	0.00	0.00	0.00	0.00	0.00	0.00
December 2012	0.00	0.00	0.00	0.00	0.00	0.00
January 2013	0.00	0.00	0.00	0.00	0.00	0.00
February 2013	0.00	0.00	0.00	0.00	0.00	0.00
March 2013	0.00	0.00	0.00	0.00	0.00	0.00
April 2013	0.00	0.00	0.00	0.00	0.00	0.00
May 2013	0.00	0.00	0.00	0.00	0.00	0.00
June 2013	0.00	0.00	0.00	0.00	0.00	0.00
July 2013	0.00	0.00	0.00	0.00	0.00	0.00
August 2013	0.00	0.00	0.00	0.00	0.00	0.00
September 2013	0.00	0.00	0.00	0.00	0.00	0.00
October 2013	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life (1)	2.84	2.44	2.14	2.00	1.88	1.76

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.

          This ABS Table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the receivables which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percent of Initial Note Principal Amount at Various ABS Percentages

	Class A-4 Notes
Payment Date	0.50%	1.00%	1.40%	1.60%	1.80%	2.00%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00
February 2008	100.00	100.00	100.00	100.00	100.00	100.00
March 2008	100.00	100.00	100.00	100.00	100.00	100.00
April 2008	100.00	100.00	100.00	100.00	100.00	100.00
May 2008	100.00	100.00	100.00	100.00	100.00	100.00
June 2008	100.00	100.00	100.00	100.00	100.00	100.00
July 2008	100.00	100.00	100.00	100.00	100.00	100.00
August 2008	100.00	100.00	100.00	100.00	100.00	100.00
September 2008	100.00	100.00	100.00	100.00	100.00	100.00
October 2008	100.00	100.00	100.00	100.00	100.00	100.00
November 2008	100.00	100.00	100.00	100.00	100.00	100.00
December 2008	100.00	100.00	100.00	100.00	100.00	100.00
January 2009	100.00	100.00	100.00	100.00	100.00	100.00
February 2009	100.00	100.00	100.00	100.00	100.00	100.00
March 2009	100.00	100.00	100.00	100.00	100.00	100.00
April 2009	100.00	100.00	100.00	100.00	100.00	100.00
May 2009	100.00	100.00	100.00	100.00	100.00	100.00
June 2009	100.00	100.00	100.00	100.00	100.00	100.00
July 2009	100.00	100.00	100.00	100.00	100.00	100.00
August 2009	100.00	100.00	100.00	100.00	100.00	100.00
September 2009	100.00	100.00	100.00	100.00	100.00	100.00
October 2009	100.00	100.00	100.00	100.00	100.00	100.00
November 2009	100.00	100.00	100.00	100.00	100.00	100.00
December 2009	100.00	100.00	100.00	100.00	100.00	100.00
January 2010	100.00	100.00	100.00	100.00	100.00	100.00
February 2010	100.00	100.00	100.00	100.00	100.00	100.00
March 2010	100.00	100.00	100.00	100.00	100.00	100.00
April 2010	100.00	100.00	100.00	100.00	100.00	100.00
May 2010	100.00	100.00	100.00	100.00	100.00	94.61
June 2010	100.00	100.00	100.00	100.00	100.00	85.77
July 2010	100.00	100.00	100.00	100.00	94.16	77.26
August 2010	100.00	100.00	100.00	100.00	85.97	69.09
September 2010	100.00	100.00	100.00	94.69	78.08	61.27
October 2010	100.00	100.00	100.00	87.32	70.77	54.00
November 2010	100.00	100.00	96.46	80.20	63.72	47.04
December 2010	100.00	100.00	89.46	73.31	56.97	40.41
January 2011	100.00	100.00	82.67	66.68	50.49	34.10
February 2011	100.00	100.00	76.08	60.29	44.30	28.11
March 2011	100.00	100.00	69.71	54.16	38.41	22.45
April 2011	100.00	93.55	63.56	48.27	32.80	17.12
May 2011	100.00	87.00	57.62	42.64	27.48	12.13
June 2011	100.00	80.59	51.89	37.27	22.46	7.47
July 2011	100.00	74.32	46.39	32.16	17.74	3.15
August 2011	100.00	68.20	41.10	27.30	13.32	0.00
September 2011	94.04	62.22	36.04	22.71	9.21	0.00
October 2011	86.99	56.38	31.21	18.38	5.39	0.00
November 2011	80.81	51.26	26.95	14.56	2.02	0.00
December 2011	74.68	46.26	22.89	10.98	0.00	0.00
January 2012	68.60	41.40	19.03	7.63	0.00	0.00
February 2012	62.55	36.67	15.37	4.52	0.00	0.00
March 2012	56.56	32.06	11.92	1.65	0.00	0.00
April 2012	50.61	27.60	8.67	0.00	0.00	0.00
May 2012	44.70	23.26	5.63	0.00	0.00	0.00
June 2012	38.85	19.06	2.79	0.00	0.00	0.00
July 2012	33.04	15.00	0.17	0.00	0.00	0.00
August 2012	27.27	11.08	0.00	0.00	0.00	0.00
September 2012	21.56	7.29	0.00	0.00	0.00	0.00
October 2012	15.89	3.64	0.00	0.00	0.00	0.00
November 2012	13.34	1.89	0.00	0.00	0.00	0.00
December 2012	10.81	0.19	0.00	0.00	0.00	0.00
January 2013	8.30	0.00	0.00	0.00	0.00	0.00
February 2013	5.81	0.00	0.00	0.00	0.00	0.00
March 2013	3.35	0.00	0.00	0.00	0.00	0.00
April 2013	0.90	0.00	0.00	0.00	0.00	0.00
May 2013	0.00	0.00	0.00	0.00	0.00	0.00
June 2013	0.00	0.00	0.00	0.00	0.00	0.00
July 2013	0.00	0.00	0.00	0.00	0.00	0.00
August 2013	0.00	0.00	0.00	0.00	0.00	0.00
September 2013	0.00	0.00	0.00	0.00	0.00	0.00
October 2013	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life(1)	4.33	3.95	3.55	3.32	3.09	2.88
Weighted Average Life to Call (years)(1)(2)	4.22	3.83	3.43	3.20	2.99	2.77
Earliest Optional Call Date	Jul 2012	Mar 2012	Oct 2011	Jul 2011	Apr 2011	Jan 2011

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.

(2)	This calculation assumes the servicer purchases the receivables on the earliest payment date on which it is permitted to do so.

          This ABS Table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the receivables which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percent of Initial Note Principal Amount at Various ABS Percentages

	Class B Notes
Payment Date	0.50%	1.00%	1.40%	1.60%	1.80%	2.00%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00
February 2008	100.00	100.00	100.00	100.00	100.00	100.00
March 2008	100.00	100.00	100.00	100.00	100.00	100.00
April 2008	100.00	100.00	100.00	100.00	100.00	100.00
May 2008	100.00	100.00	100.00	100.00	100.00	100.00
June 2008	100.00	100.00	100.00	100.00	100.00	100.00
July 2008	100.00	100.00	100.00	100.00	100.00	100.00
August 2008	100.00	100.00	100.00	100.00	100.00	100.00
September 2008	100.00	100.00	100.00	100.00	100.00	100.00
October 2008	100.00	100.00	100.00	100.00	100.00	100.00
November 2008	100.00	100.00	100.00	100.00	100.00	100.00
December 2008	100.00	100.00	100.00	100.00	100.00	100.00
January 2009	100.00	100.00	100.00	100.00	100.00	100.00
February 2009	100.00	100.00	100.00	100.00	100.00	100.00
March 2009	100.00	100.00	100.00	100.00	100.00	100.00
April 2009	100.00	100.00	100.00	100.00	100.00	100.00
May 2009	100.00	100.00	100.00	100.00	100.00	100.00
June 2009	100.00	100.00	100.00	100.00	100.00	100.00
July 2009	100.00	100.00	100.00	100.00	100.00	100.00
August 2009	100.00	100.00	100.00	100.00	100.00	100.00
September 2009	100.00	100.00	100.00	100.00	100.00	100.00
October 2009	100.00	100.00	100.00	100.00	100.00	100.00
November 2009	100.00	100.00	100.00	100.00	100.00	100.00
December 2009	100.00	100.00	100.00	100.00	100.00	100.00
January 2010	100.00	100.00	100.00	100.00	100.00	100.00
February 2010	100.00	100.00	100.00	100.00	100.00	100.00
March 2010	100.00	100.00	100.00	100.00	100.00	100.00
April 2010	100.00	100.00	100.00	100.00	100.00	100.00
May 2010	100.00	100.00	100.00	100.00	100.00	100.00
June 2010	100.00	100.00	100.00	100.00	100.00	100.00
July 2010	100.00	100.00	100.00	100.00	100.00	100.00
August 2010	100.00	100.00	100.00	100.00	100.00	100.00
September 2010	100.00	100.00	100.00	100.00	100.00	100.00
October 2010	100.00	100.00	100.00	100.00	100.00	100.00
November 2010	100.00	100.00	100.00	100.00	100.00	100.00
December 2010	100.00	100.00	100.00	100.00	100.00	100.00
January 2011	100.00	100.00	100.00	100.00	100.00	100.00
February 2011	100.00	100.00	100.00	100.00	100.00	100.00
March 2011	100.00	100.00	100.00	100.00	100.00	100.00
April 2011	100.00	100.00	100.00	100.00	100.00	100.00
May 2011	100.00	100.00	100.00	100.00	100.00	100.00
June 2011	100.00	100.00	100.00	100.00	100.00	100.00
July 2011	100.00	100.00	100.00	100.00	100.00	100.00
August 2011	100.00	100.00	100.00	100.00	100.00	93.73
September 2011	100.00	100.00	100.00	100.00	100.00	66.37
October 2011	100.00	100.00	100.00	100.00	100.00	41.61
November 2011	100.00	100.00	100.00	100.00	100.00	19.65
December 2011	100.00	100.00	100.00	100.00	91.89	0.00
January 2012	100.00	100.00	100.00	100.00	70.61	0.00
February 2012	100.00	100.00	100.00	100.00	51.39	0.00
March 2012	100.00	100.00	100.00	100.00	34.25	0.00
April 2012	100.00	100.00	100.00	92.67	19.20	0.00
May 2012	100.00	100.00	100.00	74.72	6.27	0.00
June 2012	100.00	100.00	100.00	58.62	0.00	0.00
July 2012	100.00	100.00	100.00	44.39	0.00	0.00
August 2012	100.00	100.00	83.09	32.02	0.00	0.00
September 2012	100.00	100.00	66.54	21.55	0.00	0.00
October 2012	100.00	100.00	51.60	12.98	0.00	0.00
November 2012	100.00	100.00	43.28	7.16	0.00	0.00
December 2012	100.00	100.00	35.67	2.18	0.00	0.00
January 2013	100.00	89.11	28.78	0.00	0.00	0.00
February 2013	100.00	77.28	22.60	0.00	0.00	0.00
March 2013	100.00	65.92	17.16	0.00	0.00	0.00
April 2013	100.00	55.03	12.46	0.00	0.00	0.00
May 2013	88.57	44.63	8.49	0.00	0.00	0.00
June 2013	70.52	34.72	5.27	0.00	0.00	0.00
July 2013	52.63	25.29	2.81	0.00	0.00	0.00
August 2013	34.91	16.36	1.10	0.00	0.00	0.00
September 2013	17.37	7.93	0.17	0.00	0.00	0.00
October 2013	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life(1)	5.55	5.35	4.90	4.54	4.14	3.77
Weighted Average Life to Call (years)(1)(2)	4.50	4.17	3.75	3.50	3.25	3.00
Earliest Optional Call Date	Jul 2012	Mar 2012	Oct 2011	Jul 2011	Apr 2011	Jan 2011

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.

(2)	This calculation assumes the servicer purchases the receivables on the earliest payment date on which it is permitted to do so.

          This ABS Table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the receivables which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

DESCRIPTION OF THE NOTES

          The issuing entity will issue the notes under an indenture to be dated as of the closing date between the issuing entity and The Bank of New York, as indenture trustee. We will file a copy of the indenture in its execution form with the SEC after the issuing entity issues the notes. We summarize below some of the most important terms of the notes. This summary is not a complete description of all the provisions of the notes and the indenture. The following summary supplements the description of the general terms and provisions of the notes of any trust and the related indenture set forth under the headings “Certain Information Regarding the Securities” and “The Indenture” in the attached prospectus. We refer you to those sections.

          Payments of Interest

          Interest on the principal amounts of the notes will accrue at the respective per annum interest rates for the various classes of notes and will be payable to the noteholders on each payment date. The issuing entity will make payments to the noteholders as of each Record Date.

          Calculation of Interest. Interest will accrue and will be calculated on the various classes of notes as follows:

  Actual/360. Interest on the Class A-1 Notes will accrue from and including the prior payment date (or from and including the closing date, in the case of the first payment date) to but excluding the current payment date and will be calculated on the basis of actual days elapsed and a 360-day year.

  30/360. Interest on the Class A-2 Notes, Class A-3 Notes, Class A-4 Notes and Class B Notes will accrue from and including the prior payment date (or from and including the closing date, in the case of the first payment date) to but excluding the current payment date and will be calculated on the basis of a 360-day year of twelve 30-day months.

  Unpaid Interest. Interest accrued as of any payment date on a class of notes but not paid on such payment date will accrue interest at the applicable interest rate for such class of notes (to the extent lawful).

          Priority of Interest Payments. The issuing entity will pay interest on the notes (without priority among the classes of Class A Notes) on each payment date with available funds in accordance with the priority set forth under “Application of Available Funds—Priority of Distributions” in this prospectus supplement. While any Class A Notes are outstanding, the failure to pay interest on the Class B Notes will not be an Event of Default. When the Class A Notes are no longer outstanding, an Event of Default will occur if the full amount of interest due on the Class B Notes is not paid within five days after the related payment date. The priority in which interest will be paid on the Class B Notes will change upon the occurrence of certain events as described under “Application of Available Funds—Priority of Distributions” in this prospectus supplement.

          Payments of Principal

          Priority and Amount of Principal Payments. The issuing entity will generally make principal payments, including with respect to the Class A Notes, any First Priority Principal Payments, to the noteholders on each payment date in the amount and in the priority set forth under “Application of Available Funds—Priority of Distributions” in this prospectus supplement.

          Event of Default. An Event of Default will occur under the indenture if the outstanding principal amount of any note has not been paid in full on its Final Scheduled Payment Date. The failure to pay principal of a note is not an Event of Default until its Final Scheduled Payment Date. Payments on the notes may be accelerated upon an Event of Default. Upon an acceleration of payment of the notes because of a breach of a material covenant or agreement by the issuing entity, after payments for unpaid fees, expenses and indemnification of the indenture trustee and the owner trustee and payments pursuant to clauses (1) through (4) in the amount and in the priority set forth under “Application of Available Funds—Priority of Distributions” in this prospectus supplement, payments of principal will be made, first, to the holders of Class A-1 Notes until the Class A-1 Notes are paid in full, then pro rata to the holders of the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes until they are paid in full and then to the holders of the Class B Notes until the Class B Notes are paid in full. Upon an acceleration of payment of the notes because of a failure to make a payment due on the notes or certain insolvency events in respect of the issuing entity, the priority in which the issuing entity makes distributions to the noteholders will change such that amounts otherwise allocable to pay interest on the Class B Notes will be applied to pay principal of the Class A Notes in accordance with the preceding sentence until the Class A Notes are paid in full.

          Notes Might Not Be Repaid on Their Final Scheduled Payment Dates. The principal amount of any class of notes to the extent not previously paid will be due on the Final Scheduled Payment Date relating to that class shown on the front cover of this prospectus supplement. The actual date on which the aggregate outstanding principal amount of any class of notes is paid may be earlier or later than the Final Scheduled Payment Date for that class of notes based on a variety of factors, including those described under “Maturity and Prepayment Considerations” in this prospectus supplement and in the attached prospectus. An Event of Default will occur under the indenture if the outstanding principal amount of any note is paid later than the Final Scheduled Payment Date relating to that class of notes.

          Subordination of Class B Notes. The rights of the Class B noteholders to receive payments of interest are subordinated to the rights of Class A noteholders to receive payments of interest and any First Priority Principal Payments and, if payment of the notes has been accelerated because of failure to make a payment due on the Class A Notes or certain insolvency events in respect of the issuing entity, payments of principal. In addition, the Class B noteholders will have no right to receive payments of principal until the aggregate principal amount of all the Class A Notes has been paid in full. This subordination is effected by the priority of distributions set forth under “Application of Available Funds—Priority of Distributions” in this prospectus supplement. While any Class A Notes are outstanding, the failure to pay interest on the Class B Notes will not be an Event of Default. When the Class A Notes are no longer outstanding, an Event of Default will occur if the full amount of interest due on the Class B Notes is not paid within five days after the related payment date.

          Optional Prepayment

          All outstanding notes will be prepaid in whole, but not in part, on any payment date on which the servicer exercises its option to purchase the receivables. Subject to the satisfaction of certain conditions, the servicer may purchase the receivables when the Pool Balance as of the end of the related Collection Period has declined to 10% or less of the Pool Balance as of the Cut-off Date, as described in the attached prospectus under “Description of the Receivables Transfer and Servicing Agreements—Termination.” The purchase price will equal the lesser of (i) the Pool Balance as of the end of the related Collection Period plus interest accrued thereon at the weighted average interest rate borne by the notes through the end of the related Collection Period and (ii) the fair market value of the receivables. However, the servicer will not be entitled to exercise such purchase option if such purchase price is not sufficient to pay the principal of and interest on the outstanding notes in full. Upon such purchase by the servicer, you will receive:

  the unpaid principal amount of your notes plus accrued and unpaid interest up to but excluding that prepayment date on your notes; plus interest on any past due interest at the rate of interest on your notes (to the extent lawful).

          It is expected that at the time this purchase option becomes available to the servicer, only the Class A-4 Notes and the Class B Notes will be outstanding.

          Indenture Trustee

          The name of the Indenture Trustee is The Bank of New York, and it is a New York banking corporation. The Bank of New York has been, and currently is, serving as indenture trustee and trustee for numerous securitization transactions and programs involving pools of auto loans. The Bank of New York is one of the largest corporate trust providers of trust services on securitization transactions.

          Refer to “The Indenture—The Indenture Trustee” section in the attached prospectus for a description of the indenture trustee’s duties and responsibilities under the indenture.

DESCRIPTION OF THE CERTIFICATES

          The issuing entity will issue the certificates under the trust agreement. We will initially hold the certificates. We will file a copy of the trust agreement in its execution form with the SEC after the issuing entity issues the certificates. The certificates will have no principal balance and will not bear interest. Distributions will be made on the certificates on each payment date only to the extent of amounts remaining after payments on the notes, payment of issuing entity expenses and payments of any other required amounts, as described in this prospectus supplement.

APPLICATION OF AVAILABLE FUNDS

          Sources of Funds for Distributions

          The funds available to the issuing entity to make payments on the notes on each payment date will come from the following sources:

  collections received on the receivables during the prior calendar month,

  net recoveries received during the prior calendar month on receivables that were charged off as losses in prior months,

  the aggregate amount of Advances remitted by the servicer,

  proceeds of repurchases of receivables by the depositor or purchases of receivables by the servicer because of certain breaches of representations and warranties,

  partial prepayments of any refunded item included in the principal balance of a receivable, such as extended warranty protection plan costs or insurance premiums, and funds, if any, withdrawn from the Reserve Account for that payment date.

          The precise calculation of the funds available to make payments on the notes is in the definition of Available Funds in the section “Glossary of Terms” in this prospectus supplement. We refer you to that definition. Among other things, Available Funds are calculated net of (i) reimbursements of outstanding Advances to the servicer and (ii) various fees, if any, paid by the obligors that constitute the Supplemental Servicing Fee, to which the servicer is entitled. See “Description of the Receivables Transfer and Servicing Agreements—Advances” and “—Servicing Compensation and Expenses” in the attached prospectus.

          Fees and Expenses of the Issuing Entity

          As set forth below under “—Priority of Distributions,” the issuing entity is obligated to pay the following fees and expenses on each payment date:

Recipient	Fees and Expenses
Servicer	Servicing Fee described under “Description of the Sale and Servicing
Agreement—Servicing Compensation and Expenses.”
Indenture Trustee	$2,500 per annum plus reasonable expenses and indemnities.
Owner Trustee	$3,500 per annum plus reasonable expenses and indemnities.

These fees and expenses are payable out of the issuing entity’s funds in the order of priority specified under “Priority of Distributions” below and in the defined term Available Collections in the “Glossary of Terms” in this prospectus supplement. The servicer, in turn, is obligated to pay the fees and expenses of the accountants in delivering their annual attestation report. Any other expenses or liabilities of the issuing entity would be payable by the issuing entity prior to any payments due on the notes.

          Priority of Distributions

          On each payment date the issuing entity will apply the Available Funds for that payment date, which includes any Reserve Account Excess Amount for that payment date, to make payments and distributions in the following amounts and order of priority:

(1)	Servicing Fee—the Servicing Fee payable to the servicer;

(2)	Class A Note Interest—interest due on all the Class A Notes ratably to the holders of each class of Class A Notes;

(3)	First Priority Principal Payment—a payment of principal of the Class A Notes to be distributed in the same priority as described under clause (5) below in an amount equal to the excess, if any, of:

  the outstanding principal amount of the Class A Notes immediately prior to such payment date over the Pool Balance as of the end of the related Collection Period;

(4)	Class B Note Interest—interest due on the Class B Notes to the holders of the Class B Notes; however, if an Event of Default due to a failure to make a payment due on the notes or certain insolvency events in respect of the issuing entity has occurred and payment of the notes has been accelerated, interest will not be distributed to the holders of the Class B Notes until the Class A Notes are paid in full;

(5)	Principal Payment—an amount equal to the excess, if any, of (a) the outstanding principal amount of the notes immediately prior to such payment date over (b) the Pool Balance as of the end of the related Collection Period (the “Regular Principal Distribution Amount”) (less any amounts distributed under clause (3) above) will be applied to pay principal on the notes in the following amounts in the following order of priority:

(i)	the Class A-1 Notes until they are paid in full;

(ii)	the Class A-2 Notes until they are paid in full;

(iii)	the Class A-3 Notes until they are paid in full;

(iv)	the Class A-4 Notes until they are paid in full; and

(v)	the Class B Notes until they are paid in full;

however, (x) if payment of the notes has been accelerated after an Event of Default due to a breach of a material covenant or agreement by the issuing entity, the Available Funds remaining after clause (4) will be applied, first, to pay principal to the holders of the Class A-1 Notes until the Class A-1 Notes have been paid in full, then to pay principal pro rata on the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes until they are paid in full and then to pay principal on the Class B Notes until they are paid in full and (y) if payment of the notes has been accelerated after an Event of Default due to a failure to make a payment due on the notes or certain insolvency events in respect of the issuing entity, the Available Funds remaining after clause (2) above will be applied to pay principal to the holders of Class A-1 Notes until the Class A-1 Notes have been paid in full, then to pay principal pro rata on the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes until they are paid in full and then to pay interest and principal on the Class B Notes until they are paid in full;

(6)	Final Scheduled Payment Date—if the payment date is a Final Scheduled Payment Date for a class of notes, the amount, if any, necessary to pay that class in full after giving effect to the payment pursuant to clauses (3) and (5) above will be paid on that class;

(7)	Reserve Account Deposit—to the Reserve Account, the amount, if any, necessary to reinstate the balance of the Reserve Account up to the Specified Reserve Balance;

(8)	Indenture Trustee and Owner Trustee Fees and Expenses—to pay any unpaid fees, expenses and indemnification of the indenture trustee and owner trustee; however, if payment of the notes has been accelerated after an Event of Default, all fees, expenses and indemnification owing to the indenture trustee and owner trustee will be paid prior to clause (1) above;

(9)	Servicer Fees and Expenses—to pay any permitted legal expenses and costs of the Servicer; and

(10)	any amounts remaining after the above distributions shall be paid to the holders of the certificates.

          If the Available Funds are insufficient to make the payments in clauses (1) through (6) above, funds, if any, on deposit in the Reserve Account will be applied toward those shortfalls. See “Description of the Sale and Servicing Agreement—Deposits to the Collection Account” in this prospectus supplement.

          Subordination of Class B Notes

          The subordination of the Class B Notes to the Class A Notes, as described above under “—Priority of Distributions” is intended to provide credit enhancement to the Class A Notes. Payments of principal will not be made on the Class B Notes until the principal of the Class A Notes has been paid in full. Payments of interest will not be made on the Class B Notes on a payment date until accrued and unpaid interest on the Class A Notes and the First Priority Principal Payment on the Class A Notes have been made. Also, if payment of the notes has been accelerated after an Event of Default because of a failure to make a payment due on the Class A Notes or because of certain insolvency events in respect of the issuing entity, then no payments will be made on the Class B Notes until the Class A Notes have been paid in full. While any Class A Notes are outstanding, the failure to pay interest on the Class B Notes will not be an Event of Default. When the Class A Notes are no longer outstanding, an Event of Default will occur if the full amount of interest due on the Class B Notes is not paid within five days after the related payment date.

DESCRIPTION OF THE SALE AND SERVICING AGREEMENT

          We have summarized below some of the important terms of the sale and servicing agreement. The depositor will transfer the receivables to the issuing entity, and the servicer will service the receivables, under the sale and servicing agreement between the depositor, the servicer and the issuing entity. We will file a copy of the sale and servicing agreement in its execution form with the SEC after we issue the notes. This summary is not a complete description of all of the provisions of the sale and servicing agreement. You can find more information about the transfer of the receivables from the depositor to the issuing entity on the closing date in the attached prospectus under “Description of the Receivables Transfer and Servicing Agreements.”

          Accounts

          In addition to the Collection Account, the servicer will cause to be established:

  one or more distribution accounts for the benefit of the noteholders; and

  the Reserve Account in the name of the indenture trustee on behalf of the noteholders and the certificateholders.

Any of the distribution accounts may be a subaccount of the Collection Account.

          Advances

          We describe the servicer’s obligation to make advances in respect of delinquent receivables (other than defaulted receivables) under “Description of Transfer and Servicing Agreements—Advances” in the attached prospectus. The servicer is required to make similar advances with respect to its prior securitizations of motor vehicle loans.

          Servicing Compensation and Expenses

          The servicer is entitled to receive the Servicing Fee on each payment date. The Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from prior payment dates, will be payable on each payment date. The Servicing Fee will be paid only to the extent of the funds deposited in the Collection Account with respect to the Collection Period preceding such payment date, plus funds, if any, deposited into the Collection Account from the Reserve Account. The servicer also is entitled to the Supplemental Servicing Fee. See “Description of the Receivables Transfer and Servicing Agreements—Servicing Compensation and Expenses” in the attached prospectus.

          Rights Upon Event of Servicing Termination

          If an Event of Servicing Termination occurs, the indenture trustee or holders of not less than a majority of the principal amount of the controlling class (or, if no notes are outstanding, a majority of the percentage interests of the certificates) may remove the servicer without the consent of any of the other securityholders.

          Waiver of Past Events of Servicing Termination

          If an Event of Servicing Termination occurs, holders of not less than a majority of the principal amount of the controlling class (or, if no notes are outstanding, a majority of the percentage interests of the certificates), subject to the exceptions provided in the sale and servicing agreement, may waive any Event of Servicing Termination without the consent of any of the other securityholders, except for a failure to make any required deposits to or payments from any account (which waiver shall require the unanimous consent of all securityholders). The Class B noteholders will not have the right to determine whether any Event of Servicing Termination should be waived until the Class A Notes have been paid in full.

          Deposits to the Collection Account

          The servicer will establish the Collection Account as described under “Description of the Receivables Transfer and Servicing Agreements” in the attached prospectus. In general, the servicer will be permitted to retain collections on the receivables until the related payment date. However, the servicer will be required to remit collections received with respect to the receivables not later than the second Business Day after receipt to the Collection Account (1) if an Event of Servicing Termination has occurred and is continuing, (2) if the Bank is no longer the servicer and (3) USAA Capital Corporation does not have a short term debt rating of at least “P1” from Moody’s and “A1” from Standard & Poor’s.

          On or before the payment date, the servicer will cause all collections on the receivables, Advances by the servicer and other amounts constituting Available Funds to be deposited into the Collection Account. See “Description of Receivables Transfer and Servicing Agreements—Collections” and “—Advances” in the attached prospectus.

          On or before each payment date, the servicer will notify the indenture trustee to withdraw the following amounts from the Reserve Account and deposit them into the Collection Account. In each case, the amount will be withdrawn only to the extent of funds in the Reserve Account after giving effect to all prior withdrawals. The amounts to be withdrawn from the Reserve Account are:

  the amount, if any, by which (a) the Total Required Payment exceeds (b) the Available Funds for that payment date; and

  the Reserve Account Excess Amount.

          The “Total Required Payment” on any payment date, will be the sum of:

(1)	the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

(2)	all interest payable on the notes, including any accrued interest and interest on accrued interest;

(3)	the Regular Principal Distribution Amount; and

(4)	if the payment date is a Final Scheduled Payment Date for a class of notes, the amount, if any, required to reduce the principal amount, of that class of notes to zero after giving effect to the amount in clauses (3) and (5) under “Application of Available Funds—Priority of Distributions” in this prospectus supplement.

However, following the acceleration of payment of the notes after the occurrence of an Event of Default due to a failure to pay an amount due on the notes or certain insolvency events in respect of the issuing entity, the Total Required Payment will equal the sum of:

  unpaid fees, indemnities and expenses of the indenture trustee and the owner trustee;

  the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

  all interest payable on the notes, including any accrued interest thereon; and

  the amount necessary to reduce the outstanding principal amount of all the notes to zero.

If payment of the notes has been accelerated for any of those reasons, Class B noteholders will not receive any distributions until the Class A Notes are paid in full. Also, funds on deposit in the Reserve Account will be applied solely toward payment of the Class A Notes until the Class A Notes are paid in full.

          The “Reserve Account Excess Amount” on any payment date, will be an amount equal to the excess, if any, of:

  the amount of cash or other immediately available funds in the Reserve Account on that payment date, prior to giving effect to any withdrawals from the Reserve Account relating to that payment date, over the Specified Reserve Balance with respect to that payment date.

          The “Specified Reserve Balance” for a payment date will be the greater of (a) 0.75% of the Pool Balance as of the last day of the related Collection Period and (b) 0.50% of the Pool Balance as of the Cut-off Date, but in any event shall not be greater than the outstanding principal amount of the notes as of the current payment date. However, if the specified reserve reduction trigger is met on the payment date in January 2010, the percentage in clause (b) will be reduced to 0.25% on such payment date and shall remain at such percentage for each payment date thereafter; or

  the specified reserve reduction trigger is met on the payment date in July 2010, the percentage in clause (b) will be reduced to 0.25% on such payment date (regardless of whether the specified reserve reduction trigger was met on the payment date in January 2010) and shall remain at such percentage for each payment date thereafter.

          The percentage in clause (b) will not be reduced in July 2010 if it was reduced in January 2010.

          The “specified reserve reduction trigger” for the payment date in January 2010 or July 2010, will be met if (a) the amount on deposit in the reserve account is equal to the Specified Reserve Balance and (b) the Average Delinquency Ratio Test and the Cumulative Net Loss Ratio Test for such payment date are met.

          The “Average Delinquency Ratio Test” for the payment date occurring in a month specified below will be met if the Average Delinquency Ratio for such payment date is less than the percentage specified opposite such payment date:

Payment Date	Percentage
January 2010	0.25%
July 2010	0.30%

          The “Cumulative Net Loss Ratio Test” for the payment date occurring in a month specified below will be met if the Cumulative Net Loss Ratio for such payment date is less than the percentage specified opposite such payment date:

Payment Date	Percentage
January 2010	0.55%
July 2010	0.65%

          The Specified Reserve Balance may be reduced to a lesser amount as determined by the depositor without the consent of any securityholder, if each of Moody’s and Standard & Poor’s shall have confirmed in writing to the servicer, the depositor, the owner trustee and the indenture trustee that such action will not result in a withdrawal or reduction in any of its ratings of the notes.

          Servicer Will Provide Information to Indenture Trustee. On the Business Day prior to each payment date, the servicer will provide the indenture trustee with the information required pursuant to the sale and servicing agreement with respect to the Collection Period relating to such payment date, including:

  the aggregate amount of collections on the receivables;

  the aggregate amount of receivables designated as defaulted receivables;

  the aggregate Advances to be made by the servicer, if any; and

  the aggregate Purchase Amount to be paid by the depositor, the seller or the servicer, if any.

          Reserve Account

          The servicer will establish the Reserve Account. It will be held in the name of the indenture trustee for the benefit of the noteholders and the certificateholders. To the extent that amounts on deposit in the Reserve Account are depleted, the noteholders will have no recourse to the assets of the seller or the depositor as a source of payment on the notes.

          Deposits to the Reserve Account. The Reserve Account will be funded by a deposit by the depositor on the closing date in the amount of $6,250,000. Additional amounts may be deposited in the Reserve Account up to the Specified Reserve Balance from funds withdrawn from the Collection Account after payment of the Total Required Payment as described under “Application of Available Funds—Priority of Distributions.”

          Withdrawals From the Reserve Account. Amounts on deposit in the Reserve Account may be deposited into the Collection Account to the extent described under “—Deposits to the Collection Account” above.

          Investment. Amounts on deposit in the Reserve Account will be invested by the indenture trustee solely at the prior written direction of holders of the certificates evidencing a majority of the percentage interests in Permitted Investments and investment earnings (net of losses and investment expenses) therefrom will be deposited into the

Reserve Account. To the extent the indenture trustee does not receive such prior written investment direction, it shall hold such funds uninvested. Permitted Investments are generally limited to obligations or securities that mature so that funds will be available by 11:00 a.m. New York City time on the next payment date and such Permitted Investments shall be held to maturity. However, to the extent each Rating Agency rating the notes confirms that such actions will not adversely affect its ratings of the notes, funds in the Reserve Account may be invested in obligations that will not mature prior to the next payment date and will not be sold to meet any shortfalls.

          Funds in the Reserve Account Will Be Limited. Amounts on deposit in the Reserve Account from time to time are available to:

  enhance the likelihood that you will receive the amounts due on your notes; and

  decrease the likelihood that you will experience losses on your notes.

          However, the amounts on deposit in the Reserve Account are limited to the Specified Reserve Balance. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in funds on deposit in the Collection Account exceeds the amount on deposit in the Reserve Account, a shortfall in the amounts distributed to the noteholders could result. Depletion of the Reserve Account ultimately could result in losses on your notes. Because the Class B Notes are subordinated to the Class A Notes, the Class B Notes will experience shortfalls and losses due to a depletion of the Reserve Account before the Class A Notes experience such shortfalls and losses.

          After the payment in full, or the provision for such payment of all accrued and unpaid interest on the notes and the outstanding principal amount of the notes, any funds remaining on deposit in the Reserve Account, subject to certain limitations, will be paid to the holders of the certificates.

USE OF PROCEEDS

          The depositor will use the net proceeds from the sale of the notes of the issuing entity to purchase the receivables from the seller and to make the initial deposit to the Reserve Account.

AFFILIATION AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          USAA Acceptance, LLC, as depositor, created the issuing entity. USAA Acceptance, LLC is a wholly-owned subsidiary of USAA Federal Savings Bank. USAA Federal Savings Bank is the sponsor, seller and servicer.

          The owner trustee and the indenture trustee are banking corporations that the sponsor and its affiliates may have other banking relationships with directly or with their affiliates in the ordinary course of their businesses. In some instances the owner trustee and the indenture trustee will be acting in similar capacities for other asset-backed transactions of the sponsor for similar or other pool-asset types. The owner trustee and the indenture trustee charge fees for their services and such fees, to the extent they are not paid by the servicer and the administrator, respectively, will be payable out of the cash flows of the issuing entity.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

          The Class A Notes

          In the opinion of Mayer Brown LLP, counsel for the Bank and the depositor and Federal Tax Counsel for the issuing entity, for federal income tax purposes, the Class A Notes will be characterized as debt (except when owned by a sole owner of the certificate or a Person that, for federal income tax purposes, is not treated as an entity separate from the sole owner of the certificate), and the issuing entity will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. See “Certain Federal Income Tax Consequences—Trusts in Which All Certificates are Retained by the Depositor or an Affiliate of the Depositor—Tax Characterization of the Trust—Treatment of the Notes as Indebtedness” in the attached prospectus for a discussion of the consequences governing any class of notes treated as equity interests in a partnership.

          The Class B Notes

          No opinion will be rendered that the Class B Notes will be treated as indebtedness. If the subordinate notes are treated as debt for federal income tax purposes, their tax treatment will be as described in the attached prospectus under “Certain Federal Income Tax Consequences—Trusts Structured as Partnerships for Federal Income Tax Purposes—Tax Consequences to Holders of the Notes.” If the subordinate notes are treated as equity for federal income tax purposes, they will be treated as interests in a partnership that owns the assets of the issuing entity and that has issued the senior notes and their tax treatment will be as described for holders of the certificates under “Certain Federal Income Tax Consequences—Trusts Structured as Partnerships for Federal Income Tax Purposes—Tax Consequences to Holders of the Certificates” in the attached prospectus.

          Each purchaser and subsequent transferee of the Class B Notes will be deemed to represent and certify that:

  it is, and each account (if any) for which it is purchasing Class B Notes is, a Person who is (A) a citizen or resident of the United States, (B) a corporation or partnership organized in or under the laws of the United States, any state thereof or the District of Columbia, (C) an estate the income of which is includible gross income for United States tax purposes, regardless of its source, or (D) a trust with respect to which a U.S. court is able to exercise primary supervision over the administration of such trust and one or more Persons meeting the conditions of clause (A), (B), (C) or (D) of this paragraph has the authority to control all substantial decisions of the issuing entity; and

  it understands that any purported transfer of any Class B Note (or any interest therein) to any Person who does not meet the conditions of the preceding paragraph shall be, to the fullest extent permitted by law, void ab initio, and the purported transferee in such a transfer shall not be recognized by the issuing entity or any other Person as a Class B noteholder for any purpose.

          If you purchase a note, you agree (unless you are the sole owner of the certificate), by your purchase, that you will treat the note as indebtedness for federal income tax purposes. See “Certain Federal Income Tax Consequences—Trusts Structured as Partnerships for Federal Income Tax Purposes—Tax Consequences to Holders of the Notes” in the attached prospectus.

CERTAIN STATE TAX CONSEQUENCES

          The tax discussion in the attached prospectus does not address the tax treatment of the issuing entity, the notes or noteholders under any state tax laws. You are urged to consult with your own tax advisors regarding the state tax treatment of the issuing entity as well as any state tax consequences to you, particularly in the case of financial institutions, of purchasing, holding and disposing of your notes.

ERISA CONSIDERATIONS

          General

          Because the issuing entity, the servicer, the trustees, the underwriters, or any of their affiliates may receive certain benefits in connection with the sale of the notes, the purchase of notes using plan assets over which any of such parties or their affiliates have investment authority may be deemed to be a violation of the prohibited transaction rules of ERISA or Section 4975 of the Code for which no exemption may be available or a violation of applicable Similar Law. Accordingly, any Plan for which the depositor, the seller, the servicer, an underwriter, the indenture trustee, the owner trustee or any of their respective affiliates has investment or administrative discretion with respect to plan assets to be invested in a note;

  has authority or responsibility to give, or regularly gives, investment advice with respect to those plan assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to those plan assets and will be based on the particular investment needs for the Plan; or

  is an employer maintaining or contributing to the Plan

may not purchase a note unless a prohibited transaction exemption applies to the investment.

          The Class A Notes

          The Class A Notes may, in general, be purchased by or on behalf of employee benefit plans and similar retirement plans and arrangements that are subject to ERISA or to Section 4975 of the Code (an “ERISA Plan”). Although we cannot assure you in this regard, the Class A Notes should be treated as “debt” and not as “equity interests” for purposes of the Plan Assets Regulation because the Class A Notes:

  are expected to be treated as indebtedness under local law and will, in the opinion of Federal Tax Counsel for the issuing entity, be treated as debt, rather than equity, for federal income tax purposes (see “Certain Federal Income Tax Consequences” in the attached prospectus); and

  should not be deemed to have any “substantial equity features.”

          See “ERISA Considerations” in the attached prospectus.

          However, the acquisition and holding of Class A Notes by or on behalf of an ERISA Plan could be considered to give rise to a prohibited transaction under ERISA and Section 4975 of the Code if the issuing entity, or owner of 50% or more of the beneficial interests in the issuing entity, the owner trustee, the indenture trustee or any of their respective affiliates is or becomes a “party in interest” or a “disqualified person” (as defined in ERISA and the Code, respectively) with respect to such Plan unless the investment is acquired and held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, certain exemptions from the prohibited transaction rules could be applicable to such acquisition and holding by an ERISA Plan.

          Depending on the relevant facts and circumstances, including the type and circumstances of the ERISA Plan fiduciary making the decision to acquire a Class A Note, one or more of the following prohibited transaction exemptions may apply to the purchase or holding of the Class A Notes—PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an “in-house asset manager”; PTCE 95-60, which exempts certain transactions by insurance company general accounts; PTCE 91-38, which exempts certain transactions by bank collective investment funds; PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts; and PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager.” In addition, a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code may be available for a transaction involving a service provider to a Plan investing in a note if the transaction takes place for adequate consideration and the service provider is not the fiduciary with respect to the Plan’s assets used to acquire the note, an affiliate of such a fiduciary, or an affiliate of the employer sponsoring the Plan. There can be no assurance that all of the conditions of any such exemptions will be satisfied. Governmental plans, certain church plans and non-United States plans (such plans, together with ERISA Plans, referred to herein as “Plans”), while not subject to the fiduciary responsibility provisions of Title I of ERISA or the provisions of Section 4975 of the Code, may nevertheless be subject to other federal, state, local, non-U.S. or other laws or regulations that are similar to the foregoing provisions of ERISA or the Code (collectively, “Similar Laws”). Accordingly, each investor in a Class A Note, by its acceptance of the Class A Note or a beneficial interest therein, will be deemed to represent either that it is not a Plan, and is not investing on behalf of or with plan assets of a Plan, or its acquisition and holding of the Class A Note satisfy the requirements for relief under Prohibited Transaction Class Exemption (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, the service provider exemption provided under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code or a similar exemption, or, in the case of a Plan subject to Similar Law, do not result in a non-exempt violation of Similar Law.

          For additional information regarding treatment of the Class A Notes under ERISA, see “ERISA Considerations” in the attached prospectus.

          The Class B Notes

          Because the Class B Notes may constitute “equity interests” for purposes of the Plan Assets Regulation, and there can be no assurance that any exception under that regulation will apply, it is likely that an investment by any “employee benefit plan” within the meaning of Section 3(3) of ERISA that is subject to Title I of ERISA, or any “plan” described in Section 4975 of the Code or any entity whose underlying assets are deemed to be “plan assets” of any of the foregoing (each, a “Benefit Plan Investor”) in Class B Notes will cause the assets of the issuing entity to be “plan assets.” In addition, the Exemption will not apply to the Class B Notes because not all of the conditions to its applicability will be satisfied. Accordingly, Benefit Plan Investors and persons investing on behalf of or with “plan assets” of Benefit Plan Investors generally may not acquire the Class B Notes. However, an insurance company investing assets of its general account that include plan assets may purchase Class B Notes on the condition that:

  such insurance company (and its affiliates) does not have discretionary authority over the issuing entity’s assets, or provide investment advice with respect to those assets for a direct or indirect fee;

  as of the date it acquires an interest in a Class B Notes, less than 25% of the assets of such general account constitute “plan assets” for purposes of Title I of ERISA and Section 4975 of the Code;

  such insurance company agrees that if at any time during any calendar quarter while it is holding an interest in the Class B Notes, 25% or more of the assets of such general account constitute “plan assets” for purposes of Title I of ERISA and Section 4975 of the Code, and if, at that time, no exemption or exception applies to the continued holding of the Class B Notes under ERISA, such insurance company will dispose of all Class B Notes then held in its general account; and

  the purchase and holding satisfy the conditions for relief under Part I of PTCE 95-60, or do not cause a non-exempt violation of any applicable Similar Law.

          Each purchaser and subsequent transferee of the Class B Notes will be deemed to represent and certify that either:

          (i) for the entire period during which such purchaser or transferee holds its interest in the Class B Notes, no portion of such purchaser’s or transferee’s assets constitutes “plan assets” of a Plan, or

          (ii) (1) (w) the assets used by such purchaser or transferee to acquire the Class B Notes (or any interest therein) constitute assets of an insurance company general account, (x) for the entire period during which such purchaser or transferee holds its interest in the Class B Notes, less than 25% of the assets of such insurance company general account will constitute “plan assets” of any Benefit Plan Investor, (y) the purchaser or transferee, and its affiliates, do not have discretionary control over the issuing entity’s assets, and do not provide investment advice with respect to those assets for a direct or indirect fee and (z) the acquisition and holding of the Class B Notes by such purchaser or transferee will satisfy the requirements of Section I of PTCE 95-60 and will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or (2) if such purchaser or subsequent transferee is a governmental plan, church plan or non- U.S. plan that is subject to any Similar Law, the acquisition and holding of the Class B Note by such purchaser or transferee will not result in a nonexempt violation of any applicable Similar Law.

          For additional information regarding treatment of the Class B Notes under ERISA, we refer you to “ERISA Considerations” in the attached prospectus.

UNDERWRITING

          Subject to the terms and conditions set forth in the underwriting agreement, the depositor has agreed to cause the issuing entity to sell to each of the underwriters named below, and each of the underwriters, for whom Credit Suisse Securities (USA) LLC and Wachovia Capital Markets, LLC are acting as representatives, has severally agreed to purchase, the initial principal amount of the notes set forth opposite its name below:

	Principal Amount of	Principal Amount of	Principal Amount of
Underwriters	Class A-2 Notes	Class A-3 Notes	Class A-4 Notes
Credit Suisse Securities (USA) LLC	$115,500,000	$130,550,000	$90,519,500
Wachovia Capital Markets, LLC	$115,500,000	$130,550,000	$90,519,500
Banc of America Securities LLC	$24,750,000	$27,975,000	$19,396,500
Deutsche Bank Securities Inc	$24,750,000	$27,975,000	$19,396,500
Greenwich Capital Markets, Inc	$24,750,000	$27,975,000	$19,396,500
J.P. Morgan Securities Inc	$24,750,000	$27,975,000	$19,396,500
Total	$330,000,000	$373,000,000	$258,625,000

          The Class A-1 notes and the Class B notes are not being offered for sale by this prospectus supplement or the prospectus.

          The depositor has been advised by the underwriters that they propose initially to offer the notes to the public at the applicable prices set forth on the front cover of this prospectus supplement. After the initial public offering of the notes, the public offering prices may change.

          The underwriting discounts and commissions, the selling concessions that the underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, expressed as a percentage of the aggregate initial principal amount of each Class of the notes shall be as follows:

	Underwriting	Net Proceeds	Selling
	Discount and	to the	Concessions	Reallowance
	Commissions	Depositor(1)	Not to Exceed	Not to Exceed
Class A-2 Notes	0.140%	99.854381%	0.100%	0.060%
Class A-3 Notes	0.180%	99.812877%	0.130%	0.075%
Class A-4 Notes	0.240%	99.743637%	0.150%	0.085%

(1)   Before deducting expenses payable by the depositor estimated at $730,000.

          European Economic Area

          In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed with us that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Class A Notes to the public in that Relevant Member State at any time:

  to legal entities which are authorised or regulated to operate in financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

  in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

          For purposes of this provision, the expression an “offer of Class A Notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Class A Notes to be offered so as to enable an investor to decide to purchase or subscribe the Class A Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

          The countries comprising the “European Economic Area” are Austria, Belgium, Bulgaria, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Iceland, Ireland, Italy, Latvia, Liechtenstein, Lithuania, Luxembourg, Malta, Netherlands, Norway, Poland, Portugal, Romania, Slovak Republic, Slovenia, Spain, Sweden and United Kingdom.

          The Class B Notes will not be offered in the European Economic Area.

          United Kingdom

          Each underwriter has represented and agreed that:

  to the extent that it is carrying on business in the United Kingdom, it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the Class A Notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or will not otherwise be acting in breach of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”) or cause the issuing entity to be in breach of Section 19 of the FSMA;

  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Class A Notes in circumstances in which Section 21(1) and (to the extent that it is a person authorised in the United Kingdom pursuant to Part IV of the FSMA) Section 238(1) of the FSMA does not apply to the issuing entity; and

  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Class A Notes in, from or otherwise involving the United Kingdom.

          General

          Until the distribution of the notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes.

          If the underwriters create a short position in the notes in connection with this offering (i.e., they sell more notes than the aggregate initial principal amount set forth on the front cover of this prospectus supplement), the underwriters may reduce that short position by purchasing notes in the open market.

          The underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the underwriters purchase notes in the open market to reduce the underwriters’ short position or to stabilize the price of such notes, they may reclaim the amount of the selling concession from any underwriter or selling group member who sold those notes as part of the offering.

          In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

          None of the seller, the depositor or any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that any of the transactions described above might have on the price of the notes. In addition, none of the seller, the depositor or any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, if commenced, will not be discontinued without notice.

          The notes are new issues of securities and there currently is no secondary market for the notes. The underwriters for the notes expect to make a market in the notes but will not be obligated to do so. We cannot assure you that a secondary market for the notes will develop. If a secondary market for the notes does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your notes.

          The indenture trustee may, from time to time, invest the funds in the Collection Account and the Reserve Account in investments acquired from or issued by the underwriters.

          In the ordinary course of business, the underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with the seller, the depositor and their respective affiliates.

          The depositor and the seller have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the underwriters may be required to make in respect thereof.

          The closings of the sale of each class of the notes are conditioned on the closing of the sale of each other class of notes.

          Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by such investor’s representative within the period during which there is an obligation to deliver a prospectus, the depositor or such underwriter will promptly deliver, without charge, a paper copy of this prospectus supplement and the attached prospectus.

LEGAL OPINIONS

          Certain legal matters and federal income tax matters relating to the notes will be passed upon for the depositor by Mayer Brown LLP. Certain legal matters relating to the notes will be passed upon for the underwriters by McKee Nelson LLP.

GLOSSARY OF TERMS

          Additional defined terms used in this prospectus supplement are defined under “Glossary of Terms” in the attached prospectus.

          “ABS” means the Absolute Prepayment Model which we use to measure prepayments on receivables and we describe under “Maturity and Prepayment Considerations—Weighted Average Lives of the Notes.”

          “ABS Tables” means the tables captioned “Percent of Initial Note Principal Amount at Various ABS Percentages” beginning on page S-34 of this prospectus supplement.

          “Available Collections” for a payment date will be the sum of the following amounts with respect to the Collection Period preceding that payment date (subject to the exclusions set forth below such amounts):

  all payments collected on the receivables;

  all liquidation proceeds in respect of receivables which were designated as defaulted receivables in prior Collection Periods;

  all Advances made by the servicer of interest due on the receivables;

  the Purchase Amount of each receivable that was paid during the related Collection Period; and

  partial prepayments of any refunded item included in the principal balance of a receivable, such as extended warranty protection plan costs, or physical damage, credit life, disability insurance premiums, or any partial prepayment which causes a reduction in the obligor’s periodic payment to an amount below the scheduled payment as of the Cut-off Date.

Available Collections on any payment date will exclude the following:

  amounts received on any receivable to the extent that the servicer has previously made an unreimbursed Advance with respect to such receivable and the amount received exceeds the accrued and unpaid interest on such receivable that has not been advanced;

  amounts received on any of the receivables to the extent that the servicer has previously made an unreimbursed Advance on a receivable which is not recoverable from collections on the particular receivable;

  all payments and proceeds (including liquidation proceeds) of any receivables the Purchase Amount of which has been included in Available Funds in a prior Collection Period;

  liquidation proceeds with respect to accrued and unpaid interest on any receivable but only to the extent of any unreimbursed Advances on that receivable; and

  amounts constituting the Supplemental Servicing Fee.

          “Available Funds” for a payment date shall be the sum of the Available Collections and the Reserve Account Excess Amount.

          “Average Delinquency Ratio” means, for any payment date, the average of the Delinquency Ratios for the preceding three Collection Periods.

          “Average Delinquency Ratio Test” has the meaning specified in “Description of the Sale and Servicing Agreement—Deposits to the Collection Account.”

          “Bank” means USAA Federal Savings Bank.

          “Benefit Plan Investor” has the meaning specified in “ERISA Considerations.”

          “Business Day” is a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in the State of New York, the State of Delaware or the State of Texas are authorized by law, regulation or executive order to be closed.

          “Clearstream” means Clearstream Banking, société anonyme, a professional depository under the laws of Luxembourg.

          “closing date” means January 15, 2008.

          “Code” means the Internal Revenue Code of 1986, as amended.

          “Collection Account” means an account established pursuant to the sale and servicing agreement, held in the name of the indenture trustee, into which the servicer is required to deposit collections on the receivables and other amounts.

          “Collection Period” means, with respect to the first payment date, the period from and including the Cutoff Date to and including January 31, 2008 and, with respect to each subsequent payment date, the calendar month preceding the calendar month in which such payment date occurs.

          “Contract Rate” means the per annum interest borne by a receivable.

          “controlling class” means the Class A Notes, voting together as a single class, as long as any Class A Notes are outstanding, and thereafter, the Class B Notes, as long as any Class B Notes are outstanding.

          “Cumulative Net Loss Ratio” means, for any payment date, the ratio, expressed as a percentage, of (a) the sum of the excess of Realized Losses over Recoveries for each Collection Period since the Cut-off Date through the last day of the related Collection Period, to (b) the Pool Balance as of the Cut-off Date.

          “Cumulative Net Loss Ratio Test” has the meaning specified in “Description of the Sale and Servicing Agreement—Deposits to the Collection Account.”

          “Cut-off Date” means January 1, 2008.

          “defaulted receivable” means a receivable (i) that the servicer determines is unlikely to be paid in full or (ii) with respect to which at least 5% of a scheduled payment is 120 or more days delinquent as of the end of a calendar month.

          “Delinquency Ratio” means, for any Collection Period, the ratio, expressed as a percentage, of (a) the principal amount of all outstanding receivables (other than Purchased Receivables and defaulted receivables) that are 60 or more days delinquent as of the end of such Collection Period, determined in accordance with the servicer’s customary practices, plus receivables as to which the related financed vehicle has been repossessed but not sold (other than Purchased Receivables and defaulted receivables), to (b) the Pool Balance as of the last day of such Collection Period.

          “DTC” means The Depository Trust Company and any successor depository selected by the indenture trustee.

          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

          “ERISA Plan” has the meaning specified in “ERISA Considerations.”

          “Euroclear” means a professional depository operated by Euroclear Bank S.A./N.V.

          “Federal Tax Counsel” means Mayer Brown LLP.

          “Final Scheduled Payment Date” for each class of notes means the respective dates set forth on the front cover of this prospectus supplement or, if such date is not a Business Day, the next succeeding Business Day.

          “First Priority Principal Payment” means, for each payment date, a payment of principal equal to the excess, if any, of the aggregate principal amount of the Class A Notes immediately prior to such payment date over the Pool Balance as of the end of the related Collection Period.

          “FSMA” means Financial Services and Markets Act.

          “indenture trustee” means The Bank of New York, a New York banking corporation, as indenture trustee under the indenture, and any successor indenture trustee.

          “liquidation proceeds” means, with respect to any receivable (a) insurance proceeds received by the servicer and (b) the monies collected by the servicer on a defaulted receivable from whatever source, including but not limited to proceeds of a financed vehicle sold after repossession, net of any payments required by law to be remitted to the obligor and net of all reasonable expenses incurred by the servicer in converting to cash the financed vehicle securing such defaulted receivable.

          “Moody’s” means Moody’s Investors Service, Inc. and its successors in interest.

          “owner trustee” means Wells Fargo Delaware Trust Company, a Delaware limited purpose trust company, as owner trustee under the trust agreement, and any successor owner trustee.

          “payment date” means the date on which the issuing entity will pay interest and principal on the notes, which will be the 15th day of each month or, if any such day is not a Business Day, on the next Business Day, commencing on February 15, 2008.

          “PCTE” has the meaning specified in “ERISA Considerations.”

          “percentage interest” means, with respect to the certificates, the percentage interest, specified on the face thereof, in the distributions on the certificates pursuant to the trust agreement.

          “Person” shall mean any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

          “Plans” has the meaning specified in “ERISA Considerations.”

          “Pool Balance” means the aggregate outstanding principal balance of the receivables (exclusive of Purchased Receivables and defaulted receivables) as of the date of determination.

          “Purchased Receivable” means a receivable that has been (a) repurchased by the depositor due to certain breaches of representations or warranties made by the depositor with respect to such receivable, (b) purchased by the servicer due to certain breaches of servicing covenants or (c) purchased by the servicer pursuant to the election of its purchase option.

          “Realized Losses” mean, for any Collection Period and for each receivable that became a defaulted receivable during such Collection Period, the excess of the principal balance of each such receivable over liquidation proceeds received with respect to such receivable during such Collection Period, to the extent allocable to principal.

          “Record Date” with respect to any payment date means the Business Day immediately preceding the payment date or, if the notes are issued as definitive securities, the last day of the preceding month.

          “Recoveries” means, with respect to any Collection Period, all monies received by the servicer with respect to any defaulted receivable during any Collection Period following the Collection Period in which such receivable became a defaulted receivable, net of any fees, costs and expenses incurred by the servicer in connection with the collection of such receivable and any payments required by law to be remitted to the obligor.

          “Regular Principal Distribution Amount” has the meaning specified in “Application of Available Funds—Priority of Distributions.” The Regular Principal Distribution Amount in respect of a payment date will not exceed the outstanding principal amount of the notes on that payment date.

          “Reserve Account” means the account which the servicer will establish pursuant to the sale and servicing agreement in the name of the indenture trustee into which the depositor will deposit the Reserve Initial Deposit on the closing date and into and from which the issuing entity will make the other deposits and withdrawals specified in this prospectus supplement.

          “Reserve Account Excess Amount” has the meaning specified in “Description of the Sale and Servicing Agreement—Deposits to the Collection Account.”

          “Reserve Initial Deposit” means an amount equal to $6,250,000, which will initially be deposited into the Reserve Account.

          “SEC” means the Securities and Exchange Commission.

          “Servicemembers Act” means the Servicemembers Civil Relief Act, as amended.

          “Servicing Fee” means a fee payable to the servicer on each payment date for servicing the receivables which is equal to the product of 1/12th of 0.50% and the aggregate outstanding principal balance of the receivables as of the first day of the related Collection Period.

          “Similar Laws” means federal, state or local laws that impose requirements similar to ERISA or Section 4975 of the Code.

          “Specified Reserve Balance” has the meaning specified in “Description of the Sale and Servicing Agreement—Deposits to the Collection Account.”

          “specified reserve reduction trigger” has the meaning specified in “Description of the Sale and Servicing Agreement—Deposits to the Collection Account.”

          “Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors in interest.

          “Statistical Cut-off Date” means December 1, 2007.

          “Supplemental Servicing Fee” means, for each Collection Period, the amount of any late fees and other administrative fees and expenses collected during that Collection Period, plus any interest earned during the Collection Period on amounts on deposit in the Collection Account during the Collection Period. The servicer does not currently collect such fees and expenses from obligors, but may do so in the future.

          “Total Required Payment” has the meaning specified in “Description of the Sale and Servicing Agreement—Deposits to the Collection Account.”

USAA Auto Trusts
Issuing Entity

Asset Backed Notes
Asset Backed Certificates

USAA Acceptance, LLC
Depositor

USAA Federal Savings Bank
Sponsor, Seller and Servicer

Before you purchase any of these securities, be sure to read the risk factors beginning on page 5 of this prospectus and the risk factors set forth in the related prospectus supplement.

A security is not a deposit and neither the securities nor the underlying motor vehicle installment loans are insured or guaranteed by the FDIC or any other governmental authority.

The notes and the certificates will represent obligations of or interests in the issuing entity and will not represent obligations of or interests in USAA Acceptance, LLC, USAA Federal Savings Bank or any of their respective affiliates.

Each issuing entity—

•   will issue asset-backed notes and/or certificates in one or more classes that, if offered pursuant to an applicable prospectus supplement, will be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization;

•   will own

— a portfolio of motor vehicle installment loans;

— collections on those loans;

— security interests in the vehicles financed by those loans; and

— funds in the accounts of the trust; and

•   may have the benefit of some form of credit, yield or payment enhancement.

The main sources of funds for making payments on a trust’s securities will be collections on its motor vehicle installment loans and any enhancement that the trust may have.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

____________________

The date of this prospectus is January 7, 2008

TABLE OF CONTENTS

READING THIS PROSPECTUS AND THE		Events of Default	38
ACCOMPANYING PROSPECTUS		Each Trust Will be Subject to Covenants Under the
SUPPLEMENT	iii	Indenture	40
WHERE YOU CAN FIND ADDITIONAL		Security Interest in Receivables	41
INFORMATION	iii	List of Noteholders	41
INCORPORATION OF CERTAIN DOCUMENTS		Annual Compliance Statement	42
BY REFERENCE	iii	Indenture Trustee’s Annual Report	42
COPIES OF THE DOCUMENTS	iv	Satisfaction and Discharge of Indenture	42
SUMMARY	1	Modification of Indenture	42
The Trusts	1	The Indenture Trustee	44
The Depositor	1	DESCRIPTION OF THE RECEIVABLES
The Sponsor, Seller and the Servicer	1	TRANSFER AND SERVICING AGREEMENTS	45
Trustee	1	Sale and Assignment of Receivables	45
Indenture Trustee	1	Accounts	47
Securities	1	Servicing Procedures	48
Optional Prepayment	1	Collections	48
The Receivables and Other Trust Property	1	Advances	49
Credit, Yield or Payment Enhancement	2	Servicing Compensation and Expenses	49
Transfer and Servicing of the Receivables	3	Distributions	49
No Additional Issuances of Securities by a Trust	3	Credit, Yield or Payment Enhancement	50
Tax Status	3	Net Deposits	50
ERISA Considerations	4	Statements to Trustees	51
Form, Denomination and Record Date	4	Evidence as to Compliance	51
RISK FACTORS	5	Certain Matters Regarding the Servicer; Limitation
THE TRUSTS	16	on Liability	51
The Receivables	16	Events of Servicing Termination	52
Funding Periods	16	Rights Upon Event of Servicing Termination	53
The Trustee	17	Waiver of Past Events of Servicing Termination	53
THE DEPOSITOR	18	Amendment	53
Certain Bankruptcy Considerations Regarding the		Payment of Notes	54
Depositor	18	Termination	54
SPONSOR, SELLER AND SERVICER	18	List of Certificateholders	55
THE BANK’S PORTFOLIO OF MOTOR VEHICLE		Administration Agreement	55
LOANS	19	Duties of Trustee	55
Origination of Motor Vehicle Loans	19	The Trustee	55
Underwriting of Motor Vehicle Loans	20	CREDIT, YIELD OR PAYMENT
Insurance	22	ENHANCEMENT	56
Collection Procedures	22	SOME IMPORTANT LEGAL ISSUES RELATING
THE RECEIVABLES POOLS	24	TO THE RECEIVABLES	57
STATIC POOL DATA	25	Security Interests in the Receivables	57
MATURITY AND PREPAYMENT		Security Interests in the Financed Vehicles	58
CONSIDERATIONS	26	Enforcement of Security Interests in Financed
USE OF PROCEEDS	26	Vehicles	59
PRINCIPAL DOCUMENTS	28	Other Matters	59
PAYMENTS ON THE SECURITIES	29	CERTAIN FEDERAL INCOME TAX
Optional Prepayment	29	CONSEQUENCES	60
CERTAIN INFORMATION REGARDING THE		TRUSTS STRUCTURED AS PARTNERSHIPS
SECURITIES	30	FOR FEDERAL INCOME TAX PURPOSES	60
Fixed Rate Securities	30	Tax Characterization of the Trust as a Partnership	60
Floating Rate Securities	30	Tax Consequences to Holders of the Notes	60
Book-Entry Registration	31	Tax Consequences to Holders of the Certificates	63
Definitive Securities	35	TRUSTS IN WHICH ALL CERTIFICATES ARE
Reports to Securityholders	36	RETAINED BY THE DEPOSITOR OR AN
Reports to be filed with the SEC	37	AFFILIATE OF THE DEPOSITOR	67
THE INDENTURE	38	Tax Characterization of the Trust	67

i

READING THIS PROSPECTUS AND THE ACCOMPANYING
PROSPECTUS SUPPLEMENT

          We provide information on your securities in two separate documents that offer varying levels of detail:

  this prospectus provides general information, some of which may not apply to a particular series of securities, including your securities, and the accompanying prospectus supplement will provide a summary of the specific terms of your securities.

          The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

          We include cross-references to sections in these documents where you can find further related discussions. Refer to the table of contents in the front of each document to locate the referenced sections.

          You will find a glossary of defined terms used in this prospectus on page 78.

          You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including any information incorporated by reference. We have not authorized anyone to provide you with different information. The information in this prospectus or the accompanying prospectus supplement is only accurate as of the dates on their respective covers.

In this prospectus, the terms “we,” “us” and “our” refer to USAA Acceptance, LLC.

          Forward-looking Statements. This prospectus and a prospectus supplement may contain forward-looking statements. Whenever we use words like “intends,” “anticipates” or “expects,” or similar words in this prospectus or in a prospectus supplement, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of uncertainties and circumstances, many of which are beyond our control and could cause actual results to differ materially from what we anticipate. Any forward-looking statements in this prospectus or in a prospectus supplement speak only as of the date of this prospectus or the date of the prospectus supplement, as applicable. We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus or a prospectus supplement to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

          USAA Acceptance, LLC, as the originator of each trust, has filed a registration statement with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended. This prospectus is part of the registration statement but the registration statement includes additional information.

          You may inspect and copy the registration statement at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington, D.C. 20549 (telephone 1-800-SEC-0330).

          Also, the SEC maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically modify or supersede the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the related prospectus supplement. Any information that has been so modified or superseded by later information shall not, except as so modified or superseded, constitute part of this prospectus. We incorporate by reference any monthly reports on Form 10-D and current reports on Form 8-K subsequently filed by or on behalf of a trust until we terminate our offering of the securities by that trust.

COPIES OF THE DOCUMENTS

          You may receive a free copy of any or all of the documents incorporated by reference in this prospectus or incorporated by reference into the accompanying prospectus supplement if:

  you received this prospectus and

  you request such copies from USAA Acceptance, LLC, 9830 Colonnade Blvd., Suite 600, San Antonio, Texas 78230 (Telephone: 210-498-0626).

          This offer only includes the exhibits to such documents if such exhibits are specifically incorporated by reference in such documents. You may also read and copy these materials at the public reference facilities of the SEC in Washington, D.C. referred to above.

SUMMARY

          The following summary is a short description of the main structural features that a trust’s securities may have. For that reason, this summary does not contain all of the information that may be important to you or that describes all of the terms of a security. To fully understand the terms of a trust’s securities, you will need to read both this prospectus and the related prospectus supplement in their entirety.

The Trusts

A separate trust will be formed to issue each series of securities. Each trust will be created by an agreement between the depositor and the trustee.

The Depositor

USAA Acceptance, LLC, a Delaware limited liability company and a wholly-owned subsidiary of USAA Federal Savings Bank.

The Sponsor, Seller and the Servicer

USAA Federal Savings Bank.

Trustee

The related prospectus supplement will name the trustee for the trust.

Indenture Trustee

If a trust issues notes, the prospectus supplement will name the indenture trustee.

Securities

A trust’s securities may include one or more classes of notes and/or certificates. You will find the following information about each class of securities in the related prospectus supplement:

  its principal amount;

  its interest rate, which may be fixed, variable or a combination;

  the timing, amount and priority or subordination of payments of principal and interest;

  the method for calculating the amount of principal payments;

  its final payment date;

  whether and when it may be redeemed prior to its final payment date; and

  how losses on the receivables are allocated among the classes of securities.

Some classes of securities may be entitled to:

  principal payments with disproportionate, nominal or no interest payments or interest payments with disproportionate, nominal or no principal payments.

The related prospectus supplement will identify any class of securities that is not being offered to the public.

Optional Prepayment

Generally, the servicer will have the option to purchase the receivables of each trust on any payment date when the aggregate principal balance of the receivables sold to the trust has declined to 10% (or such other percentage specified in the prospectus supplement) or less of the initial principal balance. Upon such a purchase, the securities of that trust will be prepaid in full.

The Receivables and Other Trust Property

The receivables of each trust will consist of a pool of motor vehicle installment loans made by the seller and secured by new and used automobiles and light-duty trucks and other property, including:

  the rights to receive payments made on the receivables after the cut-off date specified in the related prospectus supplement;

  security interests in the vehicles financed by the receivables; and

  any proceeds from claims on various related insurance policies.

The seller will transfer the receivables to the depositor, which will in turn convey them to the trust that is issuing the related series of securities.

You will find a description of the characteristics of the trust’s receivables in the related prospectus supplement.

For a more detailed description of the receivables, including the criteria they must meet in order to be included in a trust, and the other property supporting the securities, see “The Receivables Pools” in this prospectus.

Other Property of the Trust

In addition to the receivables, each trust will own amounts on deposit in various trust accounts, which may include:

  an account into which collections are deposited;

  an account to fund post-closing purchases of additional receivables during the funding period; or

  a reserve account or other account relating to credit enhancement.

Purchase of Receivables After the Closing Date during a Funding Period

If a trust has not purchased all of its receivables at the time you purchase your securities, it will purchase the remainder of its receivables from the seller over the funding period specified in the related prospectus supplement.

Credit, Yield or Payment Enhancement

The related prospectus supplement will specify the credit or payment enhancement, if any, for each trust. Credit or payment enhancement may consist of one or more of the following:

  subordination of one or more classes of securities;

  a reserve account;

  overcollateralization (i.e., the amount by which the principal amount of the receivables exceeds the principal amount of all of the trust’s securities);

  excess interest collections (i.e., the excess of anticipated interest collections on the receivables over servicing fees, interest on the trust’s securities and any amounts required to be deposited in a reserve account, if any);

  letters of credit;

  insurance policies, surety bonds or guaranties;

  liquidity arrangements;

  interest rate swaps, caps or floors or currency swap agreements;

  yield supplement accounts or agreements;

  guaranteed investment contracts;

  ability to issue revolving notes to an affiliate of the Bank or another third party;

  demand obligations issued or guaranteed by an affiliate of the depositor; or

  a combination of two or more of the above.

Limitations or exclusions from coverage could apply to any form of credit, yield or payment enhancement. The related prospectus supplement will describe the credit, yield or payment enhancement and related limitations and exclusions applicable for securities issued by a trust. Enhancements cannot guarantee that losses will not be incurred on the securities.

Reserve Account

If there is a reserve account, the trust or the depositor will initially deposit in it cash or securities having a value equal to the amount specified in the related prospectus supplement. The related prospectus supplement may also specify other ways to fund the reserve account. Amounts on deposit in a reserve account will be available to cover shortfalls in the payments on the securities as described in the prospectus supplement. The related prospectus supplement may also specify (1) a minimum balance to be maintained in the reserve account and what funds are available for deposit to reinstate that balance, and (2) when and to whom any amount will be distributed if the balance exceeds this minimum amount.

For more information about credit enhancement, see “Description of the Receivables Transfer and Servicing Agreements—Credit, Yield or Payment Enhancement” in this prospectus.

Transfer and Servicing of the Receivables

The depositor will transfer the receivables to a trust under a sale and servicing agreement or a pooling and servicing agreement. The servicer will agree with the trust to be responsible for servicing, managing, maintaining custody of and making collections on the receivables.

For more information about the sale and servicing of the receivables, see “Description of the Receivables Transfer and Servicing Agreements—Sale and Assignment of Receivables” in this prospectus.

Servicing Fees

Each trust will pay the servicer a servicing fee based on the outstanding balance of the receivables. The amount of the servicing fee will be specified in the related prospectus supplement. The servicer will also be entitled to retain as supplemental servicing compensation certain fees and charges paid by obligors and net investment income from investment of collections on the receivables.

Servicer Advances of Certain Late Interest Payments

When interest collections received on the receivables are less than the scheduled interest collections in a collection period, the servicer will advance to the trust that portion of the shortfalls that the servicer, in its sole discretion, expects to be paid in the future by the related obligors.

The servicer will be entitled to reimbursement from other collections of the trust for these advances that are not repaid out of collections of the related late payments.

Repurchase May Be Required For Modified Receivables

In the course of its normal servicing procedures, the servicer may defer or modify the payment schedule of a receivable. Some of these arrangements may obligate the servicer to repurchase the receivable.

For a discussion of the servicer’s repurchase obligations, see “Description of the Receivables Transfer and Servicing Agreements—Servicing Procedures” in this prospectus.

Repurchase May Be Required For Breaches of Representation or Warranty

The seller will make representations and warranties relating to the receivables when it sells them to the depositor. The depositor will make the same representations and warranties when it sells the receivables to the trust.

The seller will be required to repurchase a receivable from the depositor (which will be required to repurchase the receivables from the trust) if (1) one of the seller’s representations or warranties is breached with respect to that receivable and (2) the receivable is materially and adversely affected by the breach.

For a discussion of the representations and warranties given by the seller and its related repurchase obligations, see “Description of the Receivables Transfer and Servicing Agreements—Sale and Assignment of Receivables” in this prospectus.

No Additional Issuances of Securities by a Trust

After issuing the securities described in a prospectus supplement, the related trust will not issue any additional securities.

Tax Status

If the trust issues notes, Federal Tax Counsel to the trust will deliver an opinion when the notes are issued that for federal income tax purposes:

  the notes will be characterized as debt unless otherwise stated in the prospectus supplement and the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

Certain classes of subordinate notes issued under the prospectus supplement may be issued without an opinion of Federal Tax Counsel to the effect that such notes will be treated as debt for federal income tax purposes and may be more likely to be recharacterized as equity in a partnership. See “Certain Federal Income Tax Consequences—Tax Consequences to Holders of the Certificates” in this prospectus.

If the trust is a grantor trust issuing certificates, Federal Tax Counsel will deliver an opinion when the certificates are issued that, for federal income tax purposes, the trust will be characterized as a grantor trust and not as an association (or publicly traded partnership) taxable as a corporation. See “Certain Federal Income Tax Consequences” and “Certain State Tax Consequences” in this prospectus for additional information concerning the application of federal and state tax laws to the securities.

ERISA Considerations

If you are an employee benefit plan, you should review the matters discussed under “ERISA Considerations” in this prospectus before investing in the securities.

Form, Denomination and Record Date

Generally, you may purchase securities only in book-entry form and will not receive your securities in definitive form. You may purchase securities in the denominations set forth in the related prospectus supplement. The record date for a payment date will be the business day immediately preceding the payment date or, if definitive securities are issued, the last day of the preceding calendar month.

RISK FACTORS

          You should consider the following risk factors in deciding whether to purchase any of the securities.

Interests of other persons in the
receivables could reduce the funds
available to make payments on
your securities	Financing statements under the Uniform Commercial Code will be filed reflecting the sale of the receivables by the seller to the depositor and by the depositor to the trust. The seller’s accounting records and computer systems will also be marked to reflect a sale of the receivables, through the depositor, to the trust. However, because the servicer will maintain possession of the receivables and not segregate or mark the receivables as belonging to the trust, another person could acquire an interest in a receivable that is superior to the trust’s interest by obtaining physical possession of the loan document representing that receivable in tangible form or control of the authoritative copy of the loan document representing that receivable in electronic form without knowledge of the assignment of the receivable to the trust. If another person acquires an interest in a receivable that is superior to the trust’s interest in the receivable, some or all of the collections on that receivable may not be available to make payment on the securities.

If another person acquires a security or other interest in a financed vehicle that is superior to the trust’s security interest in the vehicle, some or all of the proceeds from the sale of the vehicle may not be available to make payments on the securities.

The trust’s security interest in the financed vehicles could be impaired for one or more of the following reasons:

• the seller might fail to perfect its security interest in a financed vehicle;

• another person may acquire an interest in a financed vehicle that is superior to the trust’s security interest through fraud, forgery, negligence or error because the servicer will not amend the
certificate of title or ownership to identify the trust as the new secured party;

• the trust may not have a security interest in the financed vehicles in certain states because the certificates of title to the financed vehicles will not be amended to reflect assignment of a security interest therein to the trust;

• holders of some types of liens, such as tax liens or mechanics liens, may have priority over the trust’s security interest; and

• the trust may lose its security interest in vehicles confiscated by the government.

Neither the seller, the depositor nor the servicer will be required to repurchase a receivable if the security interest in a related vehicle or the receivable becomes impaired after the receivable is sold to the trust.

Consumer protection laws may
cause a trust to experience losses on
its receivables	Federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and collections on retail installment loans. Some of these laws make an assignee of the loan (such as a trust) liable to the obligor for any violation by the lender. Any liabilities of the trust under these laws could reduce the funds that the trust would otherwise have to make payments on your securities.

Only the assets of the trust are
available to pay your securities	Neither the depositor, the seller nor any of their affiliates is obligated to make any payments relating to (1) the securities of a trust or (2) the receivables owned by a trust. Therefore, you must rely solely on the assets of the trust for repayment of your securities. If these assets are insufficient, you may suffer losses on your securities.

The assets of a trust will consist solely of its receivables and, to the extent specified in the related prospectus supplement, various deposit accounts and any credit, yield or payment enhancement.

Amounts on deposit in any reserve account will be limited and subject to depletion. The amount required to be on deposit in any reserve account will be limited. If the amounts in the reserve account are depleted as amounts are paid out to cover shortfalls in distributions of principal and interest on your securities, the trust will depend solely on collections on the receivables and any other credit, yield or payment enhancement to make payments on your securities. In addition, the minimum required balance in a reserve account may decrease as the outstanding balance of the receivables decreases.

You may suffer losses upon a liquidation of the receivables if the proceeds of the liquidation are less than the amounts due on the outstanding securities. Under certain circumstances described herein, the receivables of a trust may be sold after the occurrence of an event of default. The related securityholders will suffer losses if the trust sells the receivables for less than the total amount due on its securities. We cannot assure you that sufficient funds would be available to repay those securityholders in full.

Delays in collecting payments could
occur if USAA Federal Savings Bank
ceases to be the servicer	If USAA Federal Savings Bank were to cease acting as servicer, the processing of payments on the receivables and information relating to collections could be delayed, which could delay payments to
securityholders. See “Description of the Receivables Transfer and
Servicing Agreements—Events of Servicing Termination.” USAA
Federal Savings Bank may resign as servicer under certain
circumstances described in this prospectus. See “Description of the
Receivables Transfer and Servicing Agreements—Certain Matters
Regarding the Servicer.”

Bankruptcy of USAA Acceptance,
LLC, as depositor, could result in delays
in payment or losses on the securities	The depositor intends that its sale of the receivables to a trust will be a valid sale and assignment of the receivables to the trust. If USAA

Acceptance, LLC, as depositor, were to become a debtor in a
bankruptcy case and a creditor or trustee-in-bankruptcy of USAA
Acceptance, LLC or USAA Acceptance, LLC itself were to take the position that the sale of receivables by the depositor to the trust should instead be treated as a pledge of the receivables to secure a borrowing of USAA Acceptance, LLC, delays in payments of collections on the receivables to securityholders could occur. If a court ruled in favor of any such trustee, debtor or creditor, reductions in the amounts of those payments could result. A tax or governmental lien on the property of the depositor arising before the transfer of the receivables to the trust may have priority over the trust’s interest in those receivables even if the transfer of the receivables to the trust is characterized as a sale.

The insolvency of the seller may
delay payments on your securities
or cause you to incur a loss	The seller intends that each transfer of receivables by it to the depositor under a receivables purchase agreement will constitute a sale. In the event that the seller were to become insolvent, the Federal Deposit
Insurance Act (“FDIA”), as amended by the Financial Institutions
Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), sets forth certain powers that the Federal Deposit Insurance Corporation may exercise if it were appointed receiver of the seller. To the extent that the seller has granted a security interest in the receivables to the depositor and that security interest was validly perfected before the seller’s insolvency, was not taken in contemplation of insolvency or with the intent to hinder, delay or defraud the seller or its creditors and was assigned by the depositor to the trust and, if applicable, by the trust to the indenture trustee, that security interest granted by the seller would not be subject to avoidance by the Federal Deposit Insurance
Corporation as receiver of the seller and would be enforceable (to the extent of the “actual direct compensatory damages” of the trust).
Positions taken by the staff of the Federal Deposit Insurance
Corporation prior to the passage of FIRREA do not suggest that the
Federal Deposit Insurance Corporation, if appointed receiver of the seller, would interfere with the timely transfer to the trust of payments collected on the related receivables (up to the amount of such damages). If, however, the Federal Deposit Insurance Corporation were to assert a contrary position, or were to require the trustee or the indenture trustee to establish its rights to those payments by submitting to and completing the administrative claims procedure established under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to the seller as provided under the FDIA, delays in payments on the related securities and possible reductions in the amount of those payments could occur.

The Federal Deposit Insurance Corporation has adopted a rule,
“Treatment by the Federal Deposit Insurance Corporation as
Conservator or Receiver of Financial Assets Transferred by an Insured
Depository Institution in Connection with a Securitization or
Participation.” If the seller’s transfer of receivables to the depositor were to satisfy the requirements of the rule, then the Federal Deposit
Insurance Corporation, as conservator or receiver of the seller, would not seek to treat the receivables and collections as the seller’s property or property of the conservatorship or receivership of the seller rather than the trust’s property. The seller believes that a transfer of receivables by the seller to the depositor will comply with the rule in all material respects. Nevertheless, even under the rule, the Federal
Deposit Insurance Corporation, as conservator or receiver of the seller, would still retain the right to take certain actions with respect to the receivables, including the right to enforce the seller’s rights under the receivables purchase agreement and the sale and servicing agreement or the pooling and servicing agreement, as applicable, and the other documents to which the seller is a party, notwithstanding any provision thereof providing for termination, default, acceleration or exercise of rights upon, or solely by reason of, insolvency or the appointment of a conservator or receiver, or to disaffirm or repudiate any of those documents that impose continuing obligations or duties on the seller
(including, without limitation, in its capacity as servicer) in conservatorship or receivership.

In addition, in the case of an event of servicing termination relating to the insolvency of the seller, if no event of servicing termination other than such conservatorship or receivership or insolvency exists, the conservator or receiver for the servicer may have the power to prevent the appointment of a successor servicer.

In April 2003, after the Office of the Comptroller of the Currency
(“OCC”) found that a national bank was, contrary to safe and sound banking practices, receiving inadequate servicing compensation under its securitization agreements, that bank agreed to a consent order with the OCC. The consent order required the bank, among other things, to immediately resign as servicer and to cease performing its duties as servicer within 120 days, to immediately withhold and segregate funds from collections for payment of its servicing fee (notwithstanding the priority of payments in the securitization agreements and the perfected security interest of the relevant trust in those funds) and to increase its servicing fee percentage above that which was originally agreed upon in its securitization agreements.

While the seller has no reason to believe that any applicable regulatory authority would consider provisions relating to the seller or any of its affiliates or the payment or amount of a servicing fee to the seller or any of its affiliates, or any other obligation of the seller or any of its affiliates under any receivables purchase agreement, sale and servicing agreement, trust agreement or any indenture to be unsafe or unsound or violative of any law, rule or regulation applicable to them, there can be no assurance that any such regulatory authority would not conclude otherwise in the future. If such a bank regulatory authority did reach such a conclusion, and ordered the seller or any of its affiliates to rescind or amend these agreements, payments to you could be delayed or reduced.

Subordination may cause some
classes of securities to bear
additional credit risk	The rights of the holders of any class of securities to receive payments of interest and principal may be subordinated to one or more other classes of securities. Holders of subordinated classes of securities will bear more credit risk than more senior classes. Subordination may take the following forms:

• interest payments on any date on which interest is due may first be allocated to the more senior classes or to other parties such as swap counterparties;

• principal payments on the subordinated classes might not begin until principal of the more senior classes is repaid in full;

• principal payments on the more senior classes may be made on a payment date before interest payments on the subordinated classes are made;

• subordinated classes bear the risk of losses on the receivables and the resulting cash shortfalls before the more senior classes do;

• if the trustee sells the receivables after an event of default, the net proceeds of that sale may be allocated first to pay principal and interest on the more senior classes; and

• if so specified in the related prospectus supplement, the failure to pay interest on a class of subordinate notes will not be an event of default so long as a more senior class of notes is outstanding.

The timing and priority of payment, seniority, allocations of losses and method of determining payments on the respective classes of securities of any trust will be described in the related prospectus supplement.

Subordinate securities are subject
to greater credit and other risk
because they are subordinate to
the senior notes	The subordinate securities (such as certificates and subordinate notes)
bear greater credit risk than the senior notes because payments of interest and principal on the subordinate securities are subordinated to payments of interest and, in some instances, principal on the senior notes. Interest payments on the subordinate securities on each payment date will be subordinated to interest payments and any first priority principal payments on the notes on such payment date and, if payment of the notes has been accelerated because of a failure to pay an amount due on the senior notes or certain events of insolvency in respect of the trust, to principal payments on the senior notes. The subordinate securities also bear the risk that prepayments of receivables result in the pool consisting of receivables with lower rates, including some receivables for which the interest rate is less than the subordinate security interest rate plus the servicing fee rate.

Principal payments on the subordinate securities will be fully subordinated to principal payments on the senior notes, unless otherwise specified in the related prospectus supplement, since no principal will be paid on the subordinate securities until the senior notes have been paid in full. If both certificates and subordinate notes are issued, the certificates will be subordinate to the subordinate notes in the same manner as described with respect to the senior notes, unless otherwise specified in the related prospectus supplement.

You may suffer losses because you have
limited control over the actions of the
trust and conflicts between the senior
securityholders and subordinate
securityholders may occur	Under certain circumstances, a portion of the holders of a trust’s most senior class of outstanding securities will have the right to control the trust’s actions. For example, if an event of default should occur and be continuing with respect to notes issued by any trust, the related indenture trustee or holders of a majority in principal amount of the most senior class of outstanding securities may declare the principal of those notes to be immediately due and payable. Furthermore, following certain events of default and under certain circumstances, the consent of the holders of 66 % of the aggregate outstanding amount of the most senior class of outstanding securities (or such other percentage as specified in the related prospectus supplement) will be required before the indenture trustee may sell the receivables of a trust. The holders of any subordinate class of securities will not have any right to participate in those determinations for so long as any more senior class is outstanding, and the subordinate classes of securities may be adversely affected by determinations made by the most senior class.

Additionally, if so specified in the related prospectus supplement, the failure to pay interest on a class of subordinate notes will not be an event of default so long as a more senior class of notes is outstanding.
Under these circumstances the holders of the subordinate notes will not have any right to declare an event of default, cause the maturity of the notes to be accelerated or direct or consent to any action under the indenture.

Prepayments on the receivables may
adversely affect the average life of and
rate of return on your securities	Faster than expected prepayments on the receivables will cause the trust to make payments on its securities earlier than expected. You may not be able to reinvest the principal repaid to you at a rate of return that is equal to or greater than the rate of return on your securities. We cannot predict the effect of prepayments on the average life of your securities.

All the receivables by their terms may be prepaid at any time.
Prepayments include:

• prepayments in whole or in part by the obligor;

• liquidations due to default;

• partial payments with proceeds from physical damage, credit life and disability insurance policies;

• required purchases of receivables by the servicer or repurchases of receivables by the depositor or the seller for specified breaches of their representations or covenants; and

• an optional repurchase of a trust’s receivables by the servicer when their aggregate principal balance is 10% (or such other percentage specified in the related prospectus supplement) or less of the initial aggregate principal balance.

A variety of economic, social and other factors will influence the rate of optional prepayments on the receivables and defaults.

The final payment of each class of securities is expected to occur prior to its final scheduled payment date because of the prepayment and purchase considerations set forth above. If sufficient funds are not available to pay any class of notes in full on its final payment date, an event of default will occur and final payment of such class of notes will occur later than such date.

For more information regarding the timing of repayments of the securities, see “Maturity and Prepayment Considerations” in the
prospectus supplement and in this prospectus.

Prepayments and losses on your
securities may result from an event
of default under the indenture	An event of default under the indenture may result in

• losses on your notes or certificates if the receivables are sold and the sale proceeds, together with any other assets of the trust, are insufficient to pay the amounts owed on the notes and the
certificates; and

• your notes or certificates being repaid earlier than scheduled, which may require you to reinvest your principal at a lower rate of return.

See “The Indenture” in this prospectus.

You may suffer losses on your
securities because the servicer will
hold collections and commingle them
with its own funds	The servicer will generally be permitted to hold with its own funds (1)
collections it receives from obligors on the receivables and (2) the purchase price of receivables required to be repurchased from the trust until the day on which distributions are made on the securities. During this time, the servicer may invest those amounts at its own risk and for its own benefit and need not segregate them from its own funds. If the servicer is unable for any reason to pay these amounts to the trust on the payment date, you might incur a loss on your securities.

For more information about the servicer’s obligations regarding payments on the receivables, see “Description of the Receivables
Transfer and Servicing Agreements—Collections” in this prospectus.

The senior class of securities controls
removal of the servicer upon a default
on its servicing obligations	Generally, the holders of a majority of a trust’s senior class of securities
(or the applicable indenture trustee acting on their behalf) can remove the servicer if the servicer—

• does not deliver to the applicable trustee or indenture trustee the available funds for application to a required payment after a grace period after notice or discovery; or

• defaults on a servicing obligation which materially and adversely affects the trust after a grace period after notice.

Those holders may also waive a default by the servicer. The holders of any subordinate class of securities do not have any rights to participate in such determinations for so long as any of the more senior classes are outstanding, and the subordinate classes of securities may be adversely affected by determinations made by the more senior classes.

See “Description of the Receivables Transfer and Servicing
Agreements—Events of Servicing Termination”, “—Rights Upon Event
of Servicing Termination” and “—Waiver of Past Events of Servicing
Termination” in this prospectus.

An event of servicing termination may
result in additional costs, increased
servicing fees by a successor servicer or
a diminution in servicing performance,
including higher delinquencies and
defaults, any of which may have an
adverse effect on your securities	In the event of the removal of the servicer and the appointment of a successor servicer, we cannot predict:

• the costs of the transfer of servicing to the successor;

• the ability of the successor to perform the obligations and duties of the servicer under the servicing agreement; or

• the servicing fees charged by the successor.

Furthermore, the indenture trustee or the noteholders may experience difficulties in appointing a successor servicer and during any transition phase it is possible that normal servicing activities could be disrupted, resulting in increased delinquencies and/or defaults on the receivables.

Paying the servicer a fee based on a
percentage of the receivables may
result in the inability to obtain a
successor servicer	Because the servicer is paid its base servicing fee based on a percentage of the aggregate outstanding amount of the receivables, the fee the servicer receives each month will be reduced as the size of the pool decreases over time. At some point, if the need arises to obtain a successor servicer, the fee that such successor servicer would earn might not be sufficient to induce a potential successor servicer to agree to service the remaining receivables in the pool. In this event a higher servicing fee may need to be negotiated, resulting in less available funds that may be distributed to noteholders and certificateholders on a related payment date. Also if there is a delay in obtaining a successor servicer, it is possible that normal servicing activities could be disrupted during this period, resulting in increased delinquencies and/or defaults on the receivables.

You may not be able to resell
your securities	There may be no secondary market for the securities. Underwriters may participate in making a secondary market in the securities, but are under no obligation to do so. We cannot assure you that a secondary market will develop. If a secondary market does develop, we cannot assure you that it will continue or that you will be able to resell your securities.

Geographic concentration of a trust’s
motor vehicle loans may adversely
affect your securities	Adverse economic conditions or other factors particularly affecting any state or region where there is a high concentration of a trust’s motor vehicle loans could adversely affect the securities of that trust. The seller and the depositor are unable to forecast, with respect to any state or region, whether any such conditions may occur, or to what extent such conditions may affect motor vehicle loans or the repayment of your securities. The location of a trust’s motor vehicle loans by state, based upon borrowers’ addresses at the time the motor vehicle loans were made (or such other date specified in the related prospectus supplement), will be set out in the related prospectus supplement.

Ratings of the securities	At the initial issuance of the securities of a trust, if such securities are publicly offered pursuant to an applicable prospectus supplement, at least one nationally recognized statistical rating organization will rate the offered securities in one of the four highest rating categories. A rating is not a recommendation to purchase, hold or sell securities, and it does not comment as to market price or suitability for a particular investor. The ratings of the securities address the likelihood of the payment of principal and interest on the securities according to their terms. We cannot assure you that a rating will remain for any given period of time or that a rating agency will not lower or withdraw its rating if, in its judgment, circumstances in the future so warrant. A reduction or withdrawal of a security’s rating will adversely affect its market value.

If book-entry registration is used, you
will be able to exercise your rights as a
securityholder only through the clearing
agency and your ability to transfer your
securities may be limited	The securities will be delivered to you in book-entry form through the facilities of The Depository Trust Company (“DTC”) or Clearstream or
Euroclear. Consequently, your securities will not be registered in your name and you will not be recognized as a securityholder by the trustee or any applicable indenture trustee. You will only be able to exercise the rights of a securityholder indirectly through DTC and its participating organizations. Specifically, you may be limited in your ability to resell the securities to a person or entity that does not participate in the DTC system or Clearstream or Euroclear. Physical certificates will only be issued in the limited circumstances described in the prospectus. See “Certain Information Regarding the Securities—
Definitive Securities” in this prospectus.

The return on your securities could be
reduced by shortfalls due to the
Servicemembers Civil Relief Act and
other recent legislation	The Servicemembers Civil Relief Act (the “Servicemembers Act”)
provides relief to obligors who enter active military service and to obligors in reserve status who are called to active duty after the origination of their receivables. The United States military operations in Iraq and Afghanistan have increased, and may in the future increase, the number of citizens in active military service, including persons in reserve status who have been called or will be called to active duty. The
Servicemembers Act provides, generally, that an obligor who is covered by the Servicemembers Act may not be charged interest on the related receivable in excess of 6% per annum during the period of the obligor’s active duty. Any shortfalls are not required to be paid by the obligor at any future time. The servicer is not required to advance these shortfalls as delinquent payments. Interest shortfalls on the receivables due to the application of the Servicemembers Act or similar legislation or regulations will reduce the amount of interest collections available to make payments on the securities.

The Servicemembers Act also limits the ability of the servicer to repossess the financed vehicle securing a receivable during the related obligor’s period of active duty and, in some cases, may require the servicer to extend the maturity of the receivable, lower the scheduled payments and readjust the payment schedule for a period of time after the completion of the obligor’s military service. In addition, the servicer may elect to reduce the interest rate on receivables affected by the application of the Servicemembers Act to a rate that is lower than the maximum rate prescribed by the Servicemembers Act and may readjust the payment schedule for any receivable that is affected by the application of the Servicemembers Act until the maturity of the receivable.

In addition, pursuant to laws of various states, under certain circumstances, payments on retail installment contracts or installment loans such as the receivables by residents in those states who are called into active duty with the National Guard or the reserves will be deferred. These state laws may also limit the ability of the servicer to repossess the financed vehicle securing a receivable.

As a result of the Servicemembers Act and similar state legislation or regulations and as a result of the servicer’s ability to further lower the interest rate on the affected receivables, there may be delays or reductions in payment and increased losses on the receivables. Those delays, reductions and increased losses will be borne primarily by holders of the certificates, but if such reductions and losses are greater than anticipated, the holders of notes may suffer a loss.

We do not know how many receivables may be affected by the
application of the Servicemembers Act or any similar state legislation or regulations.

We may enter into certain forms of
credit enhancements, hedge or swap
transactions which involve credit risk	We may enter into certain forms of credit enhancement, interest rate or currency swaps or other hedge arrangements with respect to a series or class of securities. Such arrangements entail certain kinds of risks, including credit risks (the risk associated with the credit of any party providing the credit enhancement, interest rate swap or hedge) and, with respect to any swap or hedge arrangement, the risk of an event of default or termination event which would cause the hedge arrangement to be prematurely terminated. Any such event of default or termination event could also result in the issuer owing a termination payment to the applicable swap counterparty which could deplete the amount of any collections available for noteholders or certificateholders and result in a loss. The applicable prospectus supplement will contain the risk factors, if any, associated with any applicable credit enhancement, interest rate swap or hedge arrangement.

THE TRUSTS

          The depositor will establish a separate trust as either a Delaware statutory trust or a common law trust to issue each series of notes and/or certificates. Each trust will be established for the transactions described in this prospectus and in the related prospectus supplement. If a trust is a grantor trust for federal income tax purposes, the related prospectus supplement will so state.

          Unless otherwise stated in the related prospectus supplement, each trust will only engage in the following activities:

  entering into the applicable documents;

  acquiring, holding, pledging and managing its receivables, their proceeds, its credit, yield or other enhancement, if any, and other assets of the trust;

  issuing its securities;

  making payments on the securities; and

  other activities that are necessary, suitable or incidental to the above activities.

          The operations of a trust are governed by the trust agreement and the indenture or by the pooling and servicing agreement, as applicable. Under the administration agreement the administrator will be obligated to perform the administrative duties of the related trust and trustee. A trust does not have the discretion to engage in activities other than those described above.

The Receivables

          On the closing date for a trust, the seller will sell and transfer receivables to the depositor, and the depositor will sell and transfer the receivables to the trust, in an amount specified in the related prospectus supplement. Generally, the trust will have the right to receive all payments on those receivables that are received on or after the date (a “cut-off date”) specified in the related prospectus supplement.

The property of each trust will also include:

  security interests in the financed vehicles;

  the rights to proceeds, if any, from claims on certain theft, physical damage, credit life or credit disability insurance policies, if any, covering the financed vehicles or the obligors;

  rights to certain documents and instruments relating to the receivables;

  such amounts as from time to time may be held in one or more accounts maintained for the trust;

  any credit, yield or payment enhancement specified in the related prospectus supplement;

  certain payments and proceeds with respect to the receivables held by the servicer;

  all property securing the receivables;

  certain rebates of premiums and other amounts relating to certain insurance policies and other items financed under the receivables; and

  any and all future claims and proceeds of the above items.

          If the trust issues notes, the trust’s rights and benefits with respect to the property of the trust will be assigned to the indenture trustee for the benefit of the noteholders.

Funding Periods

          To the extent provided in the related prospectus supplement, the seller will convey additional receivables (“Subsequent Receivables”) to the depositor, and the depositor will convey those additional receivables to the trust, as frequently as daily during the period (the “Funding Period”) specified in that prospectus supplement. A Funding

Period will not exceed one year. A trust will purchase any Subsequent Receivables with amounts deposited in a pre-funding account on the closing date. Up to 50% of the net proceeds from the sale of the securities issued by a trust may be deposited into a pre-funding account for the purchase of Subsequent Receivables. A trust will invest funds in its pre-funding account in Permitted Investments in the manner described under “Description of the Receivables Transfer and Servicing Agreements—Accounts.”

          The Subsequent Receivables will be required to meet the applicable criteria set forth in the related prospectus supplement. We will note any differences from the criteria used for the initial pool purchased by the trust. There will not be any independent verification of the depositor’s determination that the Subsequent Receivables satisfy such criteria. We will describe in the prospectus supplement any events the occurrence of which would result in the termination of the Funding Period and the distribution of funds, if any, in the pre-funding account to securityholders.

          After the Funding Period ends, to the extent required by applicable rules under the Securities Exchange Act of 1934, as amended, we will file a report on Form 10-D with the SEC that gives required information in respect of the final pool of receivables for the trust.

The Trustee

          The trustee for each trust will be specified in the related prospectus supplement. The trustee’s liability in connection with the issuance and sale of the securities and the operation of a trust is limited solely to the express obligations of the trustee set forth in the trust agreement and the sale and servicing agreement or the pooling and servicing agreement. The servicer will reimburse and indemnify the trustee for all liabilities, losses, damages and expenses that are incurred by the trustee or arise out of its actions in connection with the trust, except where such liabilities, losses, damages or expenses arise from the trustee’s willful misconduct, bad faith or negligence (except for errors in judgment) or in the case of the inaccuracy of any representation or warranty expressly made by the trustee in the related trust agreement. To the extent that any such indemnities are not otherwise satisfied, they will be paid from the trust’s available funds as described in the related prospectus supplement. The trustee will not be liable for any error in judgment made by it and will not be liable for any action taken in good faith at the direction of any certificateholder, the indenture trustee, the depositor, the administrator or the servicer. The trustee will not be required to expend its own funds or incur any financial liability in respect of any of its actions as trustee if the trustee has reasonable grounds to believe that reimbursement to it of such funds or for such liabilities is not reasonably assured.

          A trustee may resign at any time, in which event the administrator will be obligated to appoint a successor trustee. The administrator of a trust may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the related trust agreement. In such circumstances, the administrator will be obligated to appoint a successor trustee. Any resignation or removal of a trustee will not become effective until acceptance of the appointment by the successor trustee. To be eligible to be a trustee, a financial institution must be authorized to exercise corporate trust powers, have (or have a parent that has) a combined capital and surplus of at least $50,000,000, be subject to supervision by state or federal authorities and have (or have a parent that has) a long-term debt rating of investment grade from each applicable Rating Agency or otherwise be acceptable to the applicable Rating Agencies. The administrator will be responsible for the expenses of changing a trustee.

          The trustee is not required to give any certificateholder or other person notice of any event of default under any of the documents relating to the trust.

          The trustee is required to deliver to the certificateholders information required by the Code that is necessary for the preparation of their tax returns as they relate to the certificates. The holders of a majority interest in the certificates issued by a trust may direct the actions to be taken by the related trustee so long as such actions are not contrary to the provisions of the trust agreement or any document to which the trust is a party.

          Under the administration agreement the Bank, as administrator, is obligated to perform on behalf of the trustee all of the administrative obligations of the trustee under the trust agreement. The trustee shall not have any liability for those obligations that the administrator has agreed to perform.

          The trustee of a trust will be a financial institution or trust company with which the sponsor and its affiliates may have other banking relationships in the ordinary course of their businesses. In some instances the trustee may be acting in similar capacities for other asset-backed transactions of the depositor for similar or other asset types. The trustee will charge fees for its services as such and such fees will be payable by the servicer.

          You will find the addresses of the principal offices of the trust and the trustee in the related prospectus supplement.

THE DEPOSITOR

          The depositor is a limited liability company formed under the laws of the State of Delaware on July 22, 2002. The depositor maintains its principal office at 9830 Colonnade Blvd., Suite 600, San Antonio, Texas 78230. Its telephone number is 210-498-0626.

          The depositor is a wholly-owned, special purpose subsidiary of USAA Federal Savings Bank. The depositor was organized solely for the limited purpose of acquiring receivables and associated rights, issuing securities, selling and otherwise transferring receivables (including for the purpose of securitizing them) and engaging in related transactions. The depositor’s limited liability company agreement limits the activities of the depositor to the foregoing purposes and to any activities incidental to and necessary for these purposes. The depositor’s limited liability company agreement also includes a provision that requires the depositor to have at least two directors who are not directors, officers or employees of the depositor or any of its affiliates (other than his or her service as an independent director of the depositor or any of its affiliates).

          The only obligations, if any, of the depositor with respect to the securities issued by any trust may be pursuant to certain limited representations and warranties and limited undertakings to repurchase (or, if so specified in related prospectus supplement, substitute for) receivables under certain circumstances, but only to the extent the seller simultaneously performs its obligation to repurchase those receivables. The depositor will have no ongoing servicing obligations or responsibilities with respect to any financed vehicle. The depositor does not have, is not required to have, and is not expected in the future to have, any significant assets.

          Unless expressly set forth in a prospectus supplement, none of the depositor, the seller, the servicer or any of their respective affiliates will insure or guarantee the receivables or the securities issued by any trust.

Certain Bankruptcy Considerations Regarding the Depositor

          The depositor intends that the transfer of the receivables from the depositor to the trust constitutes a sale, rather than a pledge of the receivables to secure indebtedness of the depositor. However, if the depositor were to become a debtor under the federal bankruptcy code, it is possible that a creditor or trustee in bankruptcy of the depositor, as debtor-in-possession, may argue that the sale of the receivables by the depositor was a pledge of the receivables rather than a sale. This position, if presented to or accepted by a court, could result in a delay in or reduction of distributions to the securityholders.

SPONSOR, SELLER AND SERVICER

          USAA Federal Savings Bank (the “Bank”) is a federally chartered savings association and a member of the Federal Home Loan Bank System. The Bank is subject to the supervision of the Office of Thrift Supervision and the Federal Deposit Insurance Corporation (the “FDIC”). Deposits held by the Bank are insured by the Savings Association Insurance Fund and the Bank Insurance Fund of the FDIC. The Bank is an indirect wholly-owned subsidiary of United Services Automobile Association (“USAA”) and is engaged in providing consumer banking products and services primarily to the USAA membership. As of September 30, 2007, its total assets and total common and preferred stockholders’ equity were $29.5 billion and $2.6 billion, respectively.

          The Bank’s executive offices are located at 10750 McDermott Freeway, San Antonio, Texas 78288 and its telephone number is (210) 498-2265.

          USAA is a reciprocal interinsurance exchange formed in 1922. As of September 30, 2007, USAA and its subsidiaries have a combined membership of approximately 6.3 million.

          USAA and its various property and casualty insurance subsidiaries provide personal line insurance, which includes automobile, homeowners, and renters insurance, to their policyholders. In addition, through its various wholly-owned subsidiaries and affiliates, USAA offers personal financial service products, including life insurance, mutual funds, banking services and financial planning services. USAA is the seventh largest private passenger automobile and the sixth largest homeowners insurer in the United States, based on 2004 direct written premiums. USAA markets its products and services principally through direct mail, telecommunication and electronic means. USAA’s insurance financial strength has been rated “Aaa” and “AAA” by Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, respectively. USAA is headquartered in San Antonio, Texas and employs more than 22,000 people.

          The Bank began its motor vehicles financing operations in 1984 and has serviced the related receivables since that time. The Bank has been securitizing its motor vehicle loans since 1993 and has done 23 public securitizations of its motor vehicle loans. We describe the Bank’s origination procedures in detail under “The Bank’s Portfolio of Motor Vehicle Loans”. The Bank also originates home equity loans, mortgage loans and credit card receivables. It securitized a portion of its portfolio of credit card receivables in 2005. The Bank participates in the structuring of its securitizations, services the securitized assets and usually acts as administrator for the issuing entity.

          In the normal course of its servicing operations, the Bank outsources certain of its administrative functions to third party providers. With respect to its securitization trusts, the Bank remains responsible to the issuing entity for its obligations under the sale and servicing agreement regardless of whether the performance of an obligation has been outsourced to a third party. The Bank believes that such third parties can be replaced with other providers of such services.

          Unless otherwise specified in the related prospectus supplement, the Bank outsources custody of the vehicle titles or other evidence of the perfected security interest of the Bank to FDI Consulting Inc., in Sacramento, California. FDI Consulting Inc. is a California corporation that has been in the business of title administration since 1987. FDI holds such titles or other evidence in a fire-resistant vault; it has FM200 gas suppression.

          No event of default or performance trigger event has occurred in securitizations sponsored by the Bank. The Bank has not taken any action outside of its contractual servicing obligations to prevent the occurrence of any such event.

          The Bank engages investment banks for structuring its motor vehicle loan securitizations and selling the resulting asset-backed securities to investors.

          We describe the continuing obligations of the Bank in its capacities of seller of the receivables to the depositor and servicer of the receivables on behalf of a trust under “Description of the Receivables Transfer and Servicing Agreements”.

THE BANK’S PORTFOLIO OF MOTOR VEHICLE LOANS

Origination of Motor Vehicle Loans

          The Bank directly originates motor vehicle installment loans secured by new and used automobiles and light-duty trucks (the “Motor Vehicle Loans”). Applications for Motor Vehicle Loans are made by individuals to the Bank’s office in San Antonio, Texas and are reviewed by the Bank in accordance with the Bank’s underwriting procedures. Applications are generally accepted by telephone but may also be accepted in person, through the internet, or by mail. The Bank’s primary source of applicants is the membership and associate membership of USAA, which consist of officers and former officers of the U.S. military, their dependents and former dependents and, more recently, enlisted personnel in the U.S. military.

          The Bank may use programs developed and maintained by the Bank or third parties that allow the Bank to complete the entire contracting process electronically. The electronic contracts created by the programs will be electronically signed by the related obligors and will be stored in an electronic vault maintained by the Bank or third parties. The Bank does not expect to maintain physical copies of the electronic contracts.

          The Bank services all of its Motor Vehicle Loans. The servicing functions performed by the Bank include customer service, document file keeping, computerized account record keeping and collections. Vehicle title processing is outsourced to FDI Consulting, Inc. The Bank may change its servicing and origination policies and practices over time in accordance with the Bank’s business judgment.

          Unless otherwise stated in the prospectus supplement, there have been no material changes in the Bank’s policies or procedures for its origination of retail motor vehicle loans during the three years preceding the date of that prospectus supplement.

Underwriting of Motor Vehicle Loans

          The Bank makes credit decisions with respect to Motor Vehicle Loans in two alternative ways: on a pre-approved basis or on a judgmental basis, which, since September 1992, has included a credit scoring process.

          Pre-Approval Process. The Bank has a program of pre-approving potential customers for Motor Vehicle Loans. The Bank obtains names of potential customers from its existing Motor Vehicle Loan database, credit card database and various other sources.

          All potential pre-approved customer names are screened against the database maintained by the Bank’s parent company. USAA’s database must show that the potential customer is an active USAA insurance policyholder or is eligible to be one.

          The Bank then screens those potential customer names against its database of credit card accounts, although an existing credit card account is not a prerequisite for pre-approval. A potential customer will be pre-approved if the potential customer has a credit card account, has had no internal record of bankruptcy or account closure due to a collection problem on any Bank loan product or USAA product, and the Bank’s credit card database shows that the account:

  is open or otherwise monitored by the Bank;

  is currently not more than 59 days delinquent; and

  has no lost or stolen account or fraudulent activity record.

          A potential customer who is pre-approved using the credit card account screening process is offered a Motor Vehicle Loan in an amount determined by the individual’s credit and internal behavior scores and in some cases by the credit limit amount of the individual’s credit card accounts and in other cases by the individual’s payment-to-income ratio. The Bank offers those pre-approved potential customers Motor Vehicle Loans in amounts up to a maximum amount of $50,000.

          A potential customer without a credit card account with the Bank is eligible for a pre-approved Motor Vehicle Loan in an amount up to a maximum amount of $50,000 if the individual has no record of bankruptcy or collection problems on any Bank loan products and has an existing Motor Vehicle Loan with the Bank that:

  has not been more than 30 days delinquent;

  has a term greater than one year and has been outstanding for more than one year; and

  had an original principal balance in excess of $7,500.

          The Bank also offers pre-approved Motor Vehicle Loans in an amount up to a maximum amount of $50,000 to customers who do not have a credit card or an existing Motor Vehicle Loan with the Bank. Such customers must meet all of the following credit bureau criteria:

  no bankruptcy record;

  no record of a major derogatory item (foreclosure, repossession, garnishment, etc.);

  no public records (unpaid judgment, tax lien, suit, etc.);

  does not possess more than two of the following derogatory items within the past 24 months: collections, an account 90 days or more past due, or an account with another derogatory status;

  possesses at least one satisfactory trade line; and

  has a credit bureau score of at least 660.

          The Bank notifies potential customers that they have been pre-approved for a Motor Vehicle Loan by direct mail under certain circumstances and, if a pre-approved individual contacts the Bank to inquire about a Motor Vehicle Loan, by telephone or via the Bank’s password-protected Web site. A potential customer who has been pre-approved need only identify the make, model, year, price of the financed vehicle and, disclose such potential customer’s gross monthly income.

          Judgmental Process. If an applicant is not pre-approved for a Motor Vehicle Loan as described above, the Bank requires the applicant to submit an application, over the telephone or via the Bank’s Web site, which sets forth the applicant’s income, liabilities, credit and employment history, and other personal information as well as a description of the financed vehicle which is intended to secure a Motor Vehicle Loan. The Bank reviews each application for completeness and for compliance with the Bank’s guidelines and applicable consumer regulations.

          The Bank evaluates each applicant using uniform underwriting standards developed by the Bank. These underwriting standards are intended to assess the applicant’s ability to repay such Motor Vehicle Loan and the adequacy of the financed vehicle as collateral, based upon a review of the information contained in the applicant’s loan application and the credit bureau reports referred to below.

          Automated Review. The Bank first performs the evaluation on an automated basis. If the automated review of the application shows that the applicant meets certain criteria in the Bank’s underwriting guidelines described below at specified levels and has at least a specified credit score in the Bank’s credit scoring process referred to below, then the application is approved. If the application is not approved in the automated review and has not been submitted by a pre-approved customer, an underwriter performs a judgmental review using the same criteria and standards.

          Credit Criteria. Among the criteria considered in evaluating each application are:

  stability of the applicant with specific regard to the applicant’s length of employment;

  the applicant’s payment history based on information known directly by the Bank or as provided by various credit reporting agencies with respect to present and past debt;

  a debt service to gross monthly income ratio test; and

  a loan to value ratio test taking into account the age, type and market value of the financed vehicle.

          The Bank uses an empirically based credit scoring process (the FICO credit scoring system described below) that uses credit scores provided by credit bureaus to objectively assess an applicant’s creditworthiness. Through credit scoring, the Bank evaluates credit profiles to quantify credit risk. The credit scoring process uses statistics to correlate common characteristics with credit risk. The Bank’s standards are periodically reviewed and updated, if necessary. The Bank’s standards are intended to provide a basis for lending decisions, not to supersede the judgment of the underwriter.

          A FICO score is a credit score derived from a scoring system created by the Fair Isaac Company. A FICO score is used to evaluate creditworthiness on the basis of, among other things, information that a credit bureau keeps about the applicant for credit and the debt service-to-income ratio of the applicant. Because the FICO score depends on the information gathered by a credit bureau, it is possible that the FICO score for a person will vary depending upon which credit bureau is used.

          The Bank has approved applications that do not meet its standard credit guidelines, both before and after implementation of the credit scoring process. Generally, those approvals require approval of a designated credit underwriter or credit manager of the Bank. Applications that do not comply with all the Bank’s guidelines must have compensating factors, such as a substantial down payment being made by the applicant or an amount financed that is lower than the maximum permitted by the Bank’s guidelines, which indicate a strong capacity to repay the loan. In such cases, the reason for approving the Motor Vehicle Loan is often because of such compensating factors.

          Amount Advanced. The amount advanced by the Bank under any Motor Vehicle Loan, including Motor Vehicle Loans offered pursuant to the pre-approved program, generally has not exceeded:

  for a new financed vehicle, the manufacturer’s suggested retail price plus the cost of additional options, taxes and title and license fees on the financed vehicle or for a used financed vehicle, the “retail” value stated in the most recently published National Auto Research Black Book used vehicle guide, adjusted for high or low mileage and before credit for any optional equipment, plus taxes and title and license fees.

          The maximum amount advanced for Motor Vehicle Loans is often less than such amounts depending on a number of factors, including the length of the Motor Vehicle Loan term and the model and year of the financed vehicle. These adjustments are made to assure that the financed vehicle constitutes adequate collateral to secure the Motor Vehicle Loan. In addition, whether a financed vehicle is new or used, the Bank will also finance service warranties under a Motor Vehicle Loan.

          Periodically, the Bank makes a detailed analysis of its portfolio to evaluate the effectiveness of the Bank’s credit guidelines and scoring process. If external economic factors, credit delinquencies or credit losses change, the Bank adjusts its credit guidelines to maintain the asset quality deemed acceptable by the Bank’s management. The Bank reviews, on a monthly and an annual basis, the quality of its Motor Vehicle Loans by examining certain randomly selected Motor Vehicle Loans to ensure compliance with established policies and procedures.

Insurance

          Each Motor Vehicle Loan requires the obligor to obtain comprehensive and collision insurance for the financed vehicle. The Bank does not monitor the obligor’s compliance with such requirement. Most obligors obtain the required comprehensive and collision insurance from USAA or an affiliate thereof.

          If an obligor fails to maintain the required insurance, the Bank may, but is not obligated to, purchase limited comprehensive and collision insurance to protect the interests of the Bank and those of the obligor and charge the obligor for the cost of such insurance (the “Force Placed Insurance”). The Bank currently does not obtain Force Placed Insurance if an obligor fails to maintain the required insurance.

Collection Procedures

          The Bank performs collection activities with respect to delinquent Motor Vehicle Loans including the prompt investigation and evaluation of the causes of any delinquency. An obligor is considered delinquent when the obligor makes any payment that is less than 95% of a scheduled payment.

          The Bank maintains an on-line collection system for use in collection efforts. The collection system provides relevant obligor information (for example, current addresses, phone numbers and loan information) and records of all contact of the Bank with obligors. The system also records an obligor’s promise to pay, affords supervisors the ability to review collection personnel activity and modify priorities with respect to obligor contacts and provides reports concerning Motor Vehicle Loan delinquencies. Currently, the Bank initiates contact by mail with any obligor whose Motor Vehicle Loan has become ten days delinquent. The Bank sends another mail contact to any obligor when the obligor’s Motor Vehicle Loan has become 20 days delinquent. The Bank initiates telephone contact with the obligor on or about the 16th day of delinquency if the credit score, which is updated quarterly, is 600 or less. If the obligor’s credit score is greater than 600, the Bank initiates telephone contact on or about the 22nd day of delinquency. Generally, after a Motor Vehicle Loan continues to be delinquent for 30 days, the Bank sends a demand letter. After 50 days of delinquency, the Bank accelerates the outstanding principal and interest on the Motor Vehicle Loan. Generally, the Bank initiates repossession procedures after a Motor Vehicle Loan is delinquent for 60 to 90 days, depending on factors such as payments made and credit score. Repossession action may occur without regard to the length of existence of payment delinquency if (1) a Motor Vehicle Loan is deemed uncollectible, (2) the financed vehicle is deemed by Bank collection personnel to be in danger of being damaged, destroyed or made unavailable for repossession, or (3) the obligor voluntarily surrenders the financed vehicle. Repossessions are conducted by third parties engaged in the business of repossessing vehicles for secured parties. After repossession, the obligor generally has an additional 15 to 21 days to redeem the financed vehicle before the financed vehicle is resold.

          Losses may occur in connection with delinquent Motor Vehicle Loans and can arise in several ways, including inability to locate the financed vehicle or the obligor, or because of a discharge of the obligor in a bankruptcy proceeding. The current policy of the Bank is to recognize losses when it determines that the Motor Vehicle Loan is uncollectible, or during the month the Motor Vehicle Loan becomes 120 days delinquent, whichever occurs first. Under the Bank’s current policy, to the extent a Motor Vehicle Loan suffers a total loss, through accident or other insured loss, and the remaining balance of the Motor Vehicle Loan exceeds the insurance proceeds, the remaining balance is considered uncollectible at the time the Bank receives payment of the insurance proceeds with respect to the Motor Vehicle Loan. The Bank is the beneficiary under a contractual liability insurance policy issued by an affiliate of the Bank which insures against losses of such amounts. To the extent the Bank draws on this insurance policy for the remaining balance of the Motor Vehicle Loan, such amount will be deposited into the related trust’s collection account.

          Upon repossession and sale of the financed vehicle, the Bank pursues any deficiency remaining to the extent deemed practical by the Bank and as permitted by law. The loss recognition and collection policies and practices of the Bank may change over time in accordance with the Bank’s business judgment.

          The Bank offers certain obligors credit-related extensions. Generally, these extensions are offered only when:

  the extension will result in the obligor’s payments being brought current;

  the number of credit-related extensions granted on the Motor Vehicle Loan will be limited to one per twelve month period; and

  no more than two credit-related extensions will be granted on the Motor Vehicle loan in any five year period, and the total credit-related extensions granted on the Motor Vehicle Loan generally will not exceed four months in the aggregate in such five year period.

          Any deviation from this policy requires the concurrence of the Bank’s collection manager and collection officer. See “Description of the Receivables Transfer and Servicing Agreements—Servicing Procedures” for certain additional conditions on credit-related extensions which must be satisfied with respect to receivables owned by a trust.

          The Bank may also offer certain obligors payment extensions on receivables that are not delinquent. To qualify for such a payment extension, an account must satisfy certain criteria which are designed to preserve the quality of the loan portfolio in the Bank’s judgment. Any extension may extend the maturity of the applicable receivable beyond its original term to maturity and increase the weighted average life of the receivables.

          The Bank may, from time to time, review its portfolio of Motor Vehicle Loans and offer certain obligors with consistent payment experience reduced contract rates on their receivables either for a specified number of payment dates or for the remaining term to maturity of such receivable. Any such reduction will not affect the original amount financed under such receivable. If so specified in a prospectus supplement, the Bank may take such actions with respect to receivables owned by a trust.

THE RECEIVABLES POOLS

          Criteria for Selecting the Receivables. The receivables, including Subsequent Receivables, to be held by each trust will be selected from the Bank’s portfolio of Motor Vehicle Loans on the basis of several criteria, including that each receivable:

  is secured by a new or used automobile or light-duty truck;

  was originated for the retail financing of a new or used automobile or light-duty truck by an obligor located in the U.S.;

  has a fixed or variable interest rate;

  provides for level monthly, semi-monthly or bi-weekly payments that fully amortize the amount financed over its original term to maturity or provides for a different type of amortization described in the related prospectus supplement; and

  satisfies the other criteria, if any, set forth in the related prospectus supplement.

          The Bank will select the receivables from the Motor Vehicle Loans in its portfolio that satisfy the above criteria. No selection procedures which the Bank believes to be adverse to the securityholders of the trust will be used in selecting the receivable for the trust. The receivables may provide for payments:

  monthly;

  semi-monthly, which provides for payments twice a month on the specified dates, resulting in 24 payments in a calendar year; or

  bi-weekly, which provides for payments once every two weeks, resulting in 26 payments in a calendar year.

          Variable interest rate receivables have an interest rate subject to adjustment on the date specified in the related receivable and generally equal the sum, rounded to the nearest 0.05% (or such other percentage as specified in the related prospectus supplement) of the four week average of the 182-day treasury bill rate and a fixed percentage amount specified in the related receivable. Variable interest rate receivables may provide, if specified in the related prospectus supplement, that the amount of any monthly increase or decrease in the interest rate is subject to a specified cap and/or that the maximum and minimum rate of interest charged is subject to one or more caps or floors specified in the related prospectus supplement. If specified in the related prospectus supplement, variable interest rates on receivables may also be determined by reference to a London interbank offered rate, Federal funds rate or U.S. government treasury securities rate. Any index on which a variable rate is based will be described in more detail in the related prospectus supplement. Additional information regarding the variable interest rate receivables on the underlying receivable pool will be set forth in the related prospectus supplement.

          Simple Interest Receivables. The receivables may provide for the application of payments on the simple interest method. If an obligor on a simple interest receivable pays a fixed monthly installment before its scheduled due date—

  the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled; and

  the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.

Conversely, if an obligor pays a fixed monthly installment after its scheduled due date—

  the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled; and

  the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less.

          In either case, the obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance. If a simple interest receivable is prepaid, the obligor is required to pay interest only to the date of prepayment.

          Receivables Other Than Simple Interest Receivables. If the receivables are not simple interest receivables, the related prospectus supplement will describe the method of applying payments on the receivables.

          We will provide information about the receivables to be held by each trust in the related prospectus supplement, including, to the extent appropriate:

  the portion of the receivables secured by new vehicles and by used vehicles;

  the aggregate principal balance of all of the receivables;

  the average principal balance of the receivables and the range of principal balances;

  the number of receivables;

  the average original amount financed and the range of original amounts financed;

  the weighted average contract rate of interest and the range of such rates;

  the weighted average original term and the range of original terms;

  the weighted average remaining term and the range of remaining terms; and

  the distribution by contract rate of interest and by the states of origination.

STATIC POOL DATA

          Static pool data consisting of delinquency, cumulative loss and prepayment data for securitized pools of Motor Vehicle Loans originated by the Bank will be made available in the related prospectus supplement. Except as stated below, the static pool data contained in the related prospectus supplement will be deemed part of this prospectus and the registration statement of which this prospectus is a part from the date of the related prospectus supplement. Static pool information may also be provided through filing a Form 8-K or in the form of a CD-ROM accompanying the related prospectus supplement. The related prospectus supplement will specify how the static pool will be presented.

          We cannot assure you that the prepayment, loss or delinquency experience of the receivables sold to a trust will be comparable to the historical prepayment, loss or delinquency experience of any of the securitized pools sponsored by the Bank. In this regard, you should note how the characteristics of the receivables in those securitized pools differ from the characteristics of the receivables to be purchased by the trust in the related prospectus supplement. Such differences, along with the varying economic conditions to which those securitized pools were subject over their respective lives, may make it unlikely that the receivables described in any prospectus supplement will perform in the same way that any of those securitized pools has performed.

          Notwithstanding the foregoing, the following information shall not be deemed part of the prospectus, the accompanying prospectus supplement or the registration statement of which this prospectus is a part:

  with respect to information regarding prior securitized pools that do not include the currently offered pool, information regarding prior securitized pools that were established before January 1, 2006; and

  with respect to information regarding the pool described in the related prospectus supplement, information about the pool for periods before January 1, 2006.

MATURITY AND PREPAYMENT CONSIDERATIONS

          The weighted average life of the securities of any trust will generally be influenced by the rate at which the principal balances of its receivables are paid, which payment may be in the form of scheduled amortization or prepayments. “Prepayments” for these purposes includes the following circumstances:

  Prepayments by obligors, who may repay at any time without penalty.

  The depositor may be required to repurchase a receivable from the trust if certain breaches of representations and warranties occur and the receivable is materially and adversely affected by the breach.

  The servicer may be obligated to purchase a receivable from the trust if certain breaches of covenants occur or if the servicer extends or modifies the terms of a receivable beyond the Collection Period preceding the final payment date for the securities specified in the related prospectus supplement.

  Partial prepayments, including those related to rebates of extended warranty contract costs and insurance premiums.

  Liquidations of the receivables due to default.

  Partial prepayments from proceeds from physical damage, credit life and disability insurance policies.

  Also, the servicer may, in its discretion, offer certain obligors payment extensions in respect of receivables that are not delinquent. Any such extension may extend the maturity of the related receivable beyond its original term to maturity and increase the weighted average life of the receivables.

          In light of the above considerations, neither the seller nor the depositor can assure you as to the amount of principal payments to be made on the securities of a trust on each payment date since that amount will depend, in part, on the amount of principal collected on the trust’s receivables during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables will be borne entirely by the securityholders. The related prospectus supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the receivables and the securities of the trust.

          The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors, including the fact that an obligor may not sell or transfer the financed vehicle without the seller’s consent. These factors may also include unemployment, servicing decisions, seasoning of loans, destruction of vehicles by accident, sales of vehicles and market interest rates. A predominant factor affecting the prepayment of a large group of loans is the difference between the interest rates on the loans and prevailing market interest rates. If the prevailing market interest rates were to fall significantly below the interest rates borne by the loans, the rate of prepayment and refinancings would be expected to increase. Conversely, if prevailing market interest rates were to increase significantly above those interest rates, the rate of prepayments and refinancings would be expected to decrease.

USE OF PROCEEDS

          The net proceeds from the sale of the securities of a trust will be applied by the trust or the depositor, as indicated in the related prospectus supplement—

  if by the trust, to the purchase of the receivables from the depositor;

  if the trust has a pre-funding account, to make the deposit into that account;

  if the trust has a yield supplement account, to make the deposit into that account;

  if the trust has a reserve account, to make the initial deposit into that account; and

  for any other purposes specified in the related prospectus supplement.

          The depositor will use the portion of net proceeds from the sale of the securities of a trust paid to it to purchase receivables from the seller, to deposit any amounts, if applicable, to a pre-funding account, a reserve account or to fund any other collateral account and to pay for certain expenses incurred in connection with the purchase of the receivables and the sale of securities. The seller will add the funds received by it to its general funds. The trust may also issue certain classes of securities to the depositor in partial payment for the receivables.

PRINCIPAL DOCUMENTS

          In general, the operations of a trust will be governed by the following documents:

If the trust issues notes:

Document	Parties		Primary Purposes
Trust Agreement	Trustee and depositor	•	Creates the trust
		•	Provides for issuance of certificates and
payments to certificateholders
		•	Establishes rights and duties of trustee
		•	Establishes rights of certificateholders
Indenture	Trust, as issuer of the notes, and	•	Provides for issuance of the notes, the
	indenture trustee		terms of the notes and payments to
noteholders
		•	Establishes rights and duties of indenture
trustee
		•	Establishes rights of noteholders
Receivables Purchase	Seller and depositor, as purchaser	•	Effects sale of receivables to the
Agreement			depositor
		•	Contains representations and warranties
of seller concerning the receivables
Sale and Servicing	Depositor, as seller, the Bank, as seller	•	Effects sale of receivables to the trust
Agreement	and servicer, and a trust as purchaser	•	Contains representations and warranties
of depositor concerning the receivables
		•	Contains servicing obligations of
servicer
		•	Provides for compensation to servicer
		•	Directs how cash flow will be applied to
expenses of the trust and payments on
its securities

If the trust is a grantor trust (as specified in the prospectus supplement):

Document	Parties		Primary Purposes
Receivables Purchase	Seller and depositor, as purchaser	•	Effects sale of receivables to the
Agreement			depositor
		•	Contains representations and warranties
of seller concerning the receivables
Pooling and Servicing	Trustee, depositor, as seller, and Bank,	•	Creates the trust
Agreement	as servicer	•	Effects sale of receivables to the trust
		•	Contains representations and warranties
of depositor concerning the receivables
		•	Provides that assignees of the depositor,
specifically the trustee, may enforce the
seller’s representations and warranties
directly
		•	Contains servicing obligations of
servicer
		•	Provides for compensation of servicer
		•	Provides for issuance of certificates and
payments to certificateholders
		•	Directs how cash flow will be applied to
expenses of the trust and payments to
certificateholders
		•	Establishes rights and duties of trustee
		•	Establishes rights of certificateholders

          Various provisions of these documents are described throughout this prospectus and in the related prospectus supplement. The prospectus supplement for a series will describe any material provisions of these documents as used in that series that supplements in a material way from the provisions described in this prospectus.

          A form of each of these principal documents has been filed as an exhibit to the registration statement of which this prospectus forms a part. The summaries of the principal documents in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of those principal documents.

PAYMENTS ON THE SECURITIES

          The related prospectus supplement will describe:

  the timing, amount and priority of payments of principal and interest on each class of the securities,

  their interest rates or the formula for determining their interest rates,

  the method of determining the amount of their principal payments,

  the priority of the application of the trust’s available funds to its expenses and payments on its securities, and the allocation of losses on the receivables among the classes of securities.

          The rights of any class of securities to receive payments may be senior or subordinate to other classes of securities. A security may be entitled to:

  principal payments with disproportionate, nominal or no interest payments, or interest payments with disproportionate, nominal or no principal payments, or residual cash flow remaining after all other classes have been paid.

          Interest rates may be fixed or floating. A class may be redeemable at any time at the option of the trust or when the principal balance has declined to a level specified in the prospectus supplement or when the aggregate principal balance of the trust’s receivables has declined to a level specified in the prospectus supplement. The related prospectus supplement will describe when a class may be redeemed and at what price. The aggregate initial principal amount of the securities issued by a trust may be greater than, equal to or less than the aggregate initial principal amount of the receivables held by that trust. The residual cash flow remaining after all classes of securities have been paid may be transferred to an affiliate of the depositor or another person and may be represented by a class of certificates not offered by the related prospectus supplement.

          Payments of principal and interest on any class of securities will be made on a pro rata basis among all the security holders of such class. If the amount of funds available to make a payment on a class is less than the required payment, the holders of the securities of that class will receive their pro rata share of the amount available for the class. A series may provide for a liquidity facility or similar arrangement that permits one or more classes of securities to be paid in planned amounts on scheduled payment dates.

Optional Prepayment

          Generally, the servicer will have the option to purchase the receivables of each trust on any payment date when the aggregate principal balance of the receivables sold to the trust has declined to 10% (or such other percentage specified in the prospectus supplement) or less of the initial principal balance of the pool. Upon such a purchase, the securities of that trust will be prepaid in full. The related indenture trustee will be obligated to mail a notice of the redemption to the related noteholders at least 30 days prior to the redemption date, stating the redemption date, which must be a payment date, the redemption price, which will be the principal amount of the outstanding notes of that series plus accrued and unpaid interest thereon to but excluding the redemption date, the place where notes are to be surrendered for payment and that on the redemption date the note balance will become due and payable, but that interest will cease to accrue for and after the redemption date. The trustee will give a similar notice to the certificateholders.

CERTAIN INFORMATION REGARDING THE SECURITIES

          Each class of securities entitled to receive interest payments may bear interest at a fixed rate of interest or a floating rate of interest as more fully described below and in the related prospectus supplement.

Fixed Rate Securities

          Each class of fixed rate securities will bear interest at the applicable per annum interest rate or pass-through rate, as the case may be, specified in the related prospectus supplement. Interest on each class of fixed rate securities may be computed on the basis of a 360-day year of twelve 30-day months or on such other day count basis as is specified in the related prospectus supplement.

Floating Rate Securities

          Each class of floating rate securities will bear interest for each applicable interest accrual period described in the related prospectus supplement at a rate determined (i) by reference to a base rate of interest, plus or minus the number of basis points specified in the related prospectus supplement, if any, or multiplied by the percentage specified in the related prospectus supplement, if any or (ii) by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the contract rate borne by the underlying receivables). Interest on each class of floating rate securities will be computed on the day count basis specified in the related prospectus supplement.

          The base rate of interest for any floating rate securities will be based on a London interbank offered rate, commercial paper rates, Federal funds rates, U.S. government treasury securities rates or negotiable certificates of deposit rates set forth in the related prospectus supplement. The prospectus supplement will describe the base rate and will specify the manner in which the base rate will be calculated. A prospectus supplement may specify some other meaning for the following rates, but if it does not:

  “London interbank offered rate” or “LIBOR” means the rate for deposits in the specified currency having the maturity designated in the applicable prospectus supplement, commencing on the determination date specified in the applicable prospectus supplement at the specified time on the display on Moneyline Telerate Service or any successor or other designated service on the page designated in the applicable prospectus supplement or any page as may replace the designated page on that service for the purpose of displaying the London interbank rates of major banks for the applicable currency;

  “commercial paper rate” means the Money Market Yield on the applicable determination date of the rate for commercial paper having the maturity specified in the applicable prospectus supplement, as published in H.15(519) under the heading “Commercial Paper—Nonfinancial.”

“Money Market Yield” means a yield (expressed as a percentage rounded upwards to the nearest one hundred-thousandth of a percentage point) calculated in accordance with the following formula:

	D x 360	x 100
Money Market Yield =	360 – (D x M)

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the interest period for which interest is being calculated.

“H.15(519)” means the weekly statistical release designated as H.15(519) or any successor publication, published by the Board of Governors of the Federal Reserve System.

  “Federal funds rate” means the rate on the applicable determination date for United States dollar federal funds as published in H.15(519) under the heading “Federal Funds (Effective)” as displayed on Moneyline Telerate Service or any successor or other designated service on the page designed in the applicable prospectus supplement or any other page as may replace the applicable page on the service.

  “treasury rate” means the rate from the auction held on the applicable determination date of direct obligations of the United States having the maturity specified in the applicable prospectus supplement, under the heading “Investment Rate” on the display on Moneyline Telerate Service, or any successor or other designated service on the page designed in the applicable prospectus supplement or any other page as may replace the applicable page on the service.

  “certificate of deposit rate” means the rate on the applicable determination date for negotiable United States dollar certificates of deposit having the maturity designated in the applicable prospectus supplement as published in H.15(519) under the heading “CDs (secondary market).”

          A class of floating rate securities may also have either or both of the following (in each case expressed as a rate per annum):

  a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period; in addition to any maximum interest rate that may be applicable to any class of floating rate securities, the interest rate applicable to any class of floating rate securities will in no event be higher than the maximum rate permitted by applicable law; and

  a minimum limitation, or floor, on the rate at which interest may accrue during any interest accrual period.

          Each trust issuing floating rate securities may appoint a calculation agent to calculate interest rates on each class of its floating rate securities. The prospectus supplement will identify the calculation agent, if any, for each such class of floating rate securities, which may be either the trustee or indenture trustee with respect to such trust. All determinations of interest by a calculation agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the floating rate securities. All percentages resulting from any calculation of the rate of interest on a floating rate security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

Book-Entry Registration

          The Trusts May Use Book-Entry Registration Instead of Issuing Definitive Securities. Except for the securities, if any, of a trust retained by the seller or its affiliates, which may either use book-entry registration or be fully registered Definitive Securities, each class of securities offered through this prospectus and the related prospectus supplement may initially be represented by one or more certificates registered in the name of DTC’s nominee, except as set forth below. The securities will be available for purchase in the denominations specified in the related prospectus supplement and may be available for purchase in book-entry form only. Accordingly, such nominee is expected to be the holder of record of any class of securities issued in book-entry form. If a class of securities is issued in book-entry form, unless and until Definitive Securities are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, you, as an owner of securities will not be entitled to receive a physical certificate representing your interest in the securities of such class.

          If a class of securities is issued in book-entry form, all references in this prospectus and in the related prospectus supplement to actions by holders of such class of securities refer to actions taken by DTC upon instructions from its participating organizations and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to holders of such class of securities refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of such class of securities, for distribution to certificateholders of such class of securities in accordance with DTC’s procedures with respect thereto.

          Any securities of a given trust owned by the seller or its affiliates will be entitled to equal and proportionate benefits under the applicable indenture, trust agreement or pooling and servicing agreement, except that, unless the seller and its affiliates own the entire class, such securities will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of securityholders have given any request, demand, authorization, direction, notice, consent or other action under those documents.

          The related prospectus supplement will specify whether the holders of the notes or certificates of the trust may hold their respective securities as Book-Entry Securities.

          You may hold your securities through DTC in the United States, Clearstream or the Euroclear System in Europe or in any manner described in the related prospectus supplement. The global securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

          Initial Settlement of the Global Securities. All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their customers or participants through their respective depositaries, which in turn will hold such positions in accounts as DTC participants.

          Investors electing to hold their global securities through DTC will follow the settlement practices that apply to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

          Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures that apply to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

          Except as required by law, none of the administrator, if any, the applicable trustee or the applicable indenture trustee, if any, will have any liability for any aspect of the records relating to payments made on account of beneficial ownership interests of the securities of any trust held by DTC’s nominee, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or transfers thereof.

          Secondary Market Trading of the Global Securities. Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

          Trading between DTC participants. Secondary market trading between DTC participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

          Trading between Clearstream customers and/or Euroclear participants. Secondary market trading between Clearstream customers or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

          Trading between DTC seller and Clearstream or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream customer or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream customer or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant’s account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream customer’s or Euroclear participant’s account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (that is, the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

          Clearstream customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing this is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

          As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream customers or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream customer’s or Euroclear participant’s particular cost of funds.

          Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective depositary for the benefit of Clearstream customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

          Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream customers and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream customer or Euroclear participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct the respective depositary, as appropriate, to deliver the securities to the DTC participant’s account against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream customer or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream customer’s or Euroclear participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream customer or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (that is, the trade fails), receipt of the cash proceeds in the Clearstream customer’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

          Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream customers or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

  borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

  borrowing the global securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

  staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream customer or Euroclear participant.

          The securityholders who are not participants, either directly or indirectly, but who desire to purchase, sell or otherwise transfer ownership of, or other interest in, securities may do so only through direct and indirect participants. In addition, securityholders will receive all distributions of principal and interest from the indenture trustee or the applicable trustee through the participants who in turn will receive them from DTC. Under a book-entry format, securityholders may experience some delay in their receipt of payments, since such payments will be forwarded by the applicable trustee to DTC’s nominee. DTC will forward such payments to its participants which thereafter will forward them to indirect participants or securityholders. To the extent the related prospectus supplement provides that Book-Entry Securities will be issued, the only “noteholder” or “certificateholder,” as applicable, will be DTC’s nominee. Securityholders will not be recognized by the indenture trustee or the trustee as “noteholders” or “certificateholders” and securityholders will be permitted to exercise the rights of securityholders only indirectly through DTC and its participants.

          Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of securities among participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal and interest on the securities. Participants and indirect participants with which securityholders have accounts with respect to their respective securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective securityholders. Accordingly, although securityholders will not possess their respective securities, the rules provide a mechanism by which participants will receive payments and will be able to transfer their interests.

          Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to such securities, may be limited due to the lack of a physical certificate for such securities.

          DTC will advise the related administrator or servicer of each trust that it will take any action permitted to be taken by a securityholder under the related indenture, trust agreement or pooling and servicing agreement only at the direction of one or more participants to whose accounts with DTC such securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of participants whose holdings include such undivided interests.

          Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants. See “Certain Federal Income Tax Consequences.”

          The Depositories. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (who may include any of the underwriters of securities of the trust), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

          Clearstream Banking, société anonyme (“Clearstream”), is incorporated under the laws of Luxembourg and is a professional depository, Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to its Clearstream customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject in Luxembourg to regulation by and supervision by the Luxembourg Monetary Institute. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any of the underwriters of any securities of the trust. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer, either directly or indirectly.

          The Euroclear system was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificated securities and the risk from transfers of securities and cash that are not simultaneous.

          The Euroclear system has subsequently been extended to clear and settle transactions between Euroclear participants and counterparties both in Clearstream and in many domestic securities markets. Transactions may be settled in any of 34 currencies, including United States dollars. In addition to safekeeping (custody) and securities clearance and settlement, the Euroclear system includes securities lending and borrowing and money transfer services. The Euroclear system is operated by Euroclear Bank S.A./N.V. (the “Euroclear operator”).

          All operations are conducted by the Euroclear operator and all Euroclear securities clearance accounts and cash accounts are accounts with the Euroclear operator. They are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions govern all transfers of securities and cash, within the Euroclear system, and receipts and withdrawals of securities and cash from the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

          Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any of the underwriters of any trust securities. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. The Euroclear operator acts under the Terms and Conditions, the Operating Procedures of the Euroclear System and Belgian law only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Definitive Securities

          With respect to any class of notes and any class of certificates issued in book-entry form, such notes or certificates will be issued as Definitive Notes and Definitive Certificates, respectively, to noteholders or certificateholders or their respective nominees, rather than to DTC or its nominee, only if (1) the administrator of the trust or trustee of the trust determines that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such securities and the administrator or the seller, as the case may be, is unable to locate a qualified successor and so notifies the indenture trustee or the trustee in writing or (2) after the occurrence of an event of default under the indenture or an event of servicing termination with respect to such securities, holders representing at least a majority of the outstanding principal amount of the notes or the certificates, as the case may be, of such class advise the indenture trustee or the trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to such notes or certificates is no longer in the best interest of the holders of such securities.

          Upon the occurrence of any event described in the immediately preceding paragraph, the indenture trustee or the trustee will be required to notify all applicable securityholders of a given class through participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive securities representing the corresponding securities and receipt of instructions for re-registration, the indenture trustee or the trustee will reissue such securities as Definitive Securities to such securityholders.

          Distributions of principal of, and interest on, such Definitive Securities will thereafter be made by the indenture trustee or the trustee in accordance with the procedures set forth in the related indenture or the related trust agreement directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the record date specified for such securities in the related prospectus supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the indenture trustee or trustee or, if the securityholder satisfies certain requirements in the related indenture or the related trust agreement, by wire transfer. The final payment on any such Definitive Security, however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final distribution to the applicable securityholders.

          Definitive Securities will be transferable and exchangeable at the offices of the indenture trustee or the trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Reports to Securityholders

          On or prior to each payment date, the administrator or the servicer will prepare and provide to the related indenture trustee and/or trustee a statement to be delivered or made available to the securityholders on such payment date. With respect to securities of each trust, each such statement to be delivered or made available to securityholders will be based solely on the statement provided by the servicer and will include (to the extent applicable to those securityholders) the following information (and any other information so specified in the related prospectus supplement) with respect to such payment date or the period since the previous payment date, as applicable:

(1)	the amount of the distribution allocable to principal of each class of such securities;

(2)	the amount of the distribution allocable to interest on or with respect to each class of securities;

(3)	the amount of the distribution allocable to draws from any reserve account or payments in respect of any other credit, yield or payment enhancement arrangement;

(4)

the number of receivables and the aggregate principal balance of the receivables as of the beginning of business on the first day of the preceding Collection Period, and close of business on the last day, of the preceding Collection Period;

(5)	any overcollateralization amount or credit enhancement amount;

(6)

the aggregate outstanding principal amount for each class of such securities and the percentage of such aggregate outstanding principal amount as it relates to the original outstanding principal balance for each class of such securities, each after giving effect to all payments reported under clause (1) above on such date;

(7)

the amount of the servicing fee paid to the servicer and the amount of any unpaid servicing fee with respect to the related Collection Period or Collection Periods, as the case may be and the change of such amount from the preceding statement;

(8)	the amount of the aggregate amount of losses realized on the receivables during that Collection Period calculated as described in the related prospectus supplement;

(9)	previously due and unpaid interest payments (plus interest accrued on such unpaid interest), if any, on each class of securities, and the change in such amounts from the preceding statement;

(10)	previously due and unpaid principal payments (plus interest accrued on such unpaid principal), if any, on each class of securities, and the change in such amounts from the preceding statement;

(11)	the aggregate amount to be paid in respect of receivables, if any, repurchased in such Collection Period;

(12)	the amount required to be kept in any reserve account and the actual balance therein, if any, on such date, after giving effect to changes therein on such date;

(13)	the amount of Advances to be remitted by the servicer on such date;

(14)	for each such date during any Funding Period, the amount remaining in the pre-funding account;

(15)

for the first such date that is on or immediately following the end of any Funding Period, the amount remaining in the pre-funding account that has not been used to fund the purchase of Subsequent Receivables and is being passed through as payments of principal on the securities of such trust;

(16)

the amount of any cumulative shortfall between payments due in respect of any credit, yield or payment enhancement arrangement and payments received in respect of such credit, yield or payment enhancement arrangement, and the change in any such shortfall from the preceding statement;

(17)	the applicable record dates, accrual dates and determination dates for calculating distributions and the actual payment date;

(18)

the amount of collections received on the receivables and any other assets of the trust for the related Collection Period and any fees and expenses of the trust paid with respect to the Collection Period;

(19)	delinquency and loss information for the receivables for the related Collection Period; and

(20)	information on any coverage ratios or performance triggers, if applicable, and an indication if such triggers have been reached.

          Unless otherwise specified in the related prospectus supplement, the indenture trustee will make these reports available to each noteholder of record as of the most recent record date and to the trustee for the trustee to forward to each certificateholder of record as of the most recent record date. Such statements may be posted by the indenture trustee on its website.

          Within the prescribed period of time for federal income tax reporting purposes after the end of each calendar year during the term of each trust, the indenture trustee or the trustee will post on its website or mail, e-mail, courier or fax to each person who at any time during such calendar year has been a securityholder with respect to the trust and received any payment thereon a statement containing certain information for the purposes of such securityholder’s preparation of federal income tax returns. See “Certain Federal Income Tax Consequences.”

Reports to be filed with the SEC

          The depositor will file for each trust the reports required under the Securities Act of 1933, as amended, and under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended. These reports include but are not limited to:

  Reports on Form 8-K (Current Report), (i) following the issuance of the series of securities of the trust, including as exhibits to the Form 8-K, the agreements or other documents specified in the related prospectus supplement, if applicable, and (ii) following the date on which pricing information is obtained for the securities of the trust, the opinions related to the tax consequences and the legality of the securities being issued that are required to be filed under applicable securities laws;

  Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8- K for that type of event;

  Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the related payment date. The content of a report on Form 10-D will be substantially similar to the information to be furnished under “—Reports to Securityholders” above; and

  Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits.

          These reports will not be made available on a website by the depositor, the servicer or the sponsor or any other party as these reports and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC and can also be viewed electronically at the Internet Web site of the SEC shown above under “Where You Can Find Additional Information” in this prospectus. You may obtain copies of these reports free of charge by contacting the depositor at the address set forth above under “Copies of the Documents” in this prospectus.

          The depositor does not intend to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, with respect to a trust following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each trust will have a separate file number assigned by the SEC, which, unless otherwise specified in the related prospectus supplement, is not available until filing of the final prospectus supplement for the trust. Reports filed with respect to a trust with the SEC after the final prospectus supplement is filed will be available under the trust’s specific number, which will be a series number assigned to the file number of the depositor, which is 333-131356.

THE INDENTURE

          One or more classes of notes of a trust will be issued under the terms of an indenture between the trust and the indenture trustee specified in the related prospectus supplement, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. This summary describes the material provisions common to the notes of each trust that issues notes; the attached prospectus supplement will give you additional information specific to the notes which you are purchasing. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes and the indenture.

Events of Default

          With respect to the notes issued by a trust, unless otherwise specified in the related prospectus supplement, an “Event of Default” under the related indenture will consist of any of the following:

  a default continuing for five days (or such longer period specified in the related prospectus supplement) or more in the payment of any interest on any notes (or if so specified in the related prospectus supplement, on the senior-most class of notes then outstanding);

  a default in the payment of the principal of or any installment of the principal of any note when the same becomes due and payable;

  a default in the observance or performance of any covenant or agreement of the trust made in the related indenture other than those dealt with specifically elsewhere as an Event of Default which default materially and adversely affects the noteholders and which default continues for a period of 60 days after notice thereof is given to the trust by the applicable indenture trustee or to the trust and such indenture trustee by the holders of at least 25% in principal amount of the Controlling Class of notes (or such other principal amount of notes as specified in the related prospectus supplement);

  certain events of bankruptcy, insolvency, receivership or liquidation of the applicable trust or its property as specified in the indenture; or

  such other events, if any, set forth in the related prospectus supplement.

          The “Controlling Class” of notes of a trust will be its Class A Notes as long as they are outstanding. When they have been paid in full, the next most senior class of the trust’s notes, if any, will become the Controlling Class so long as they are outstanding, and so on.

          If any Event of Default (or an event that, with notice or the passage of time or both, would be an Event of Default) occurs and is continuing and is known to the officer of the indenture trustee who has direct responsibility for the indenture trustee’s administration of the indenture, the indenture trustee will mail to each noteholder a notice of that default within 90 days after it occurs. However, unless the default is a default in the payment of principal or interest, the indenture trustee may withhold such notice if and so long as a committee of its officers in good faith determines that withholding the notice is in the interests of the noteholders.

          The amount of principal due and payable to holders of a class of notes under the related indenture until its final scheduled payment date generally will be limited to amounts available to pay principal thereon. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an Event of Default under the indenture until the final scheduled payment date for such class of notes.

          Rights upon Event of Default. If an Event of Default should occur and be continuing with respect to the notes of any trust, the related indenture trustee or holders of a majority in principal amount of the Controlling Class of notes (or such other principal amount of notes as specified in the related prospectus supplement) may declare the principal of such notes to be immediately due and payable and, upon any such declaration, the unpaid principal amount of such notes, together with accrued and unpaid interest thereon through the date of acceleration, will become immediately due and payable. Such declaration may be rescinded by the holders of a majority in principal amount of the Controlling Class (or such other principal amount of notes as specified in the related prospectus supplement) then outstanding if both of the following occur:

the issuer has paid or deposited with the indenture trustee enough money to pay:

all payments of principal of and interest on all notes and all other amounts that would then be due if the Event of Default causing the acceleration of maturity had not occurred; and

all sums paid or advanced by the indenture trustee and the reasonable compensation, expenses, disbursements, indemnities and advances of the indenture trustee and its agents and counsel; and

all Events of Default, other than the nonpayment of the principal of the notes that has become due solely by the acceleration, have been cured or waived.

          If an Event of Default has occurred with respect to the notes issued by any trust, the related indenture trustee may, or at the direction of holders of a majority in principal amount of the Controlling Class (or such other principal amount of notes as specified in the related prospectus supplement) must, institute proceedings to collect amounts due or foreclose on trust property, exercise remedies as a secured party or sell the related receivables. Unless otherwise specified in the related prospectus supplement, upon the occurrence of an Event of Default resulting in acceleration of the notes, the indenture trustee may sell the related receivables if:

  the holders of 100% of the notes issued by such trust consent to such sale (excluding notes held by the seller, the servicer or their affiliates),

  the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the notes of such trust at the date of such sale, or there has been an Event of Default arising from the failure to pay principal or interest and the indenture trustee determines that the proceeds of the receivables would not be sufficient on an ongoing basis to make all payments on the notes of such trust as such payments would have become due if such obligations had not been declared due and payable, and such indenture trustee obtains the consent of the holders of at least 66 % of the aggregate outstanding amount of the Controlling Class of such trust.

Any money received in realizing on trust property will first be applied to pay any due and unpaid fees and expenses of the indenture trustee.

          In addition, unless otherwise specified in the related prospectus supplement, if the Event of Default relates to a default by a trust in observing or performing any covenant or agreement (other than an Event of Default relating to non-payment of interest or principal, insolvency or any other event which is otherwise specifically dealt with by the indenture), the indenture trustee is prohibited from selling the receivables unless the holders of all outstanding notes and certificates issued by that trust consent to such sale or the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes and certificates of that trust. The indenture trustee may also elect to have the trust maintain possession of the receivables and apply collections as received without obtaining the consent of securityholders.

          Subject to the provisions of the applicable indenture relating to the duties of the related indenture trustee, if an Event of Default under the indenture occurs and is continuing with respect to notes of the trust, such indenture trustee will be under no obligation to exercise any of the rights or powers under such indenture at the request or direction of any of the holders of such notes, if such indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the related indenture, the holders of a majority in principal amount of the Controlling Class of a given trust (or such other principal amount of notes as specified in the related prospectus supplement) will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the applicable indenture trustee, and the holders of a majority in principal amount of the Controlling Class (or such other principal amount of notes as specified in the related prospectus supplement) may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of such indenture that cannot be modified without the waiver or consent of the holders of all of the outstanding notes of the related trust.

          No holder of a note of any trust will have the right to institute any proceeding with respect to the related indenture, unless—

  such holder previously has given to the applicable indenture trustee written notice of a continuing Event of Default;

  the holders of not less than 25% in principal amount of the Controlling Class of such trust (or such other principal amount of notes as specified in the related prospectus supplement) have made written request to such indenture trustee to institute such proceeding in its own name as indenture trustee;

  such holder or holders have offered such indenture trustee reasonable indemnity;

  such indenture trustee has for 60 days after such notice, request and offer of indemnity failed to institute such proceeding; and

  no direction inconsistent with such written request has been given to such indenture trustee during such 60-day period by the holders of a majority in principal amount of the Controlling Class (or such other principal amount of notes as specified in the related prospectus supplement).

          Each indenture trustee and the related noteholders, by accepting the related notes, will covenant that they will not, prior to the end of the period that is one year and one day after there has been paid in full all debt issued by any securitization vehicle in respect of which the depositor or the Bank holds any interest, institute against the applicable trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

          With respect to any trust, neither the related indenture trustee nor the related trustee in its individual capacity, nor any holder of a certificate representing an ownership interest in the trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the principal of or interest on the related notes or for the agreements of the trust contained in the applicable indenture.

Each Trust Will be Subject to Covenants Under the Indenture

          Each trust will be subject to the covenants discussed below, as provided in the related indenture.

Restrictions on merger and consolidation. The related trust may not consolidate with or merge into any other entity, unless:

the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia,

such entity expressly assumes the trust’s obligation to make due and punctual payments upon the notes of the related trust and the performance or observance of every agreement and covenant of the trust under the indenture, no event that is (or with notice or lapse of time or both would become) an Event of Default under the indenture shall have occurred and be continuing immediately after such merger or consolidation,

the trust has been advised in writing that the rating of the notes and the certificates of such trust then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation, the trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse federal income tax consequence to the trust or to any related noteholder or certificateholder, any action as is necessary to maintain the lien and security interest created by the related indenture shall have been taken, and the trust has received an opinion of counsel and officer’s certificate each stating that such consolidation or merger satisfies all requirements under the related indenture.

Other negative covenants. Each trust will not, among other things—

except as expressly permitted by the applicable documents relating to the trust, sell, transfer, exchange or otherwise dispose of any of the assets of the trust,

claim any credit on or make any deduction from the principal and interest payable in respect of the notes of the related trust (other than amounts withheld under the tax code or applicable state law) or assert any claim against any present or former holder of such notes because of the payment of taxes levied or assessed upon the trust or its property, dissolve or liquidate in whole or in part,

permit the lien of the related indenture to be subordinated or otherwise impaired,

permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such notes under such indenture except as may be expressly permitted thereby, or permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust or any part thereof, or any interest therein or the proceeds thereof, except for tax, mechanics’ or certain other liens and except as may be created by the terms of the related indenture.

          No trust may engage in any activity other than as specified under the section of the related prospectus supplement titled “The Trust.” No trust will incur, assume or guarantee any indebtedness other than indebtedness incurred under the related notes and indenture, the related certificates and as a result of any Advances made to it by the servicer or otherwise in accordance with the related sale and servicing agreement or other documents relating to the trust. No trust may make any loans, advances, or guaranties or otherwise become liable for any debts, other than as contemplated by the documents relating to the trust. Additionally, except as permitted under the related documents and described in this prospectus and the related prospectus supplement, no trust will invest in other securities.

Security Interest in Receivables

          The indenture to which a trust is a party will create a security interest in the receivables owned by that trust in favor of the related indenture trustee on behalf of the related noteholders. The trust will perfect such security interest by filing a financing statement under the uniform commercial code with the appropriate authority in the State of Delaware. The trust will be obligated to maintain such perfected security interest.

List of Noteholders

          With respect to the notes of any trust, three or more holders of the notes of any trust or one or more holders of such notes evidencing not less than 25% of the aggregate outstanding principal amount of the outstanding notes (or such other principal amount of notes as specified in the related prospectus supplement) may, by written request to the related indenture trustee, accompanied by a copy of the communication that the applicant proposes to send, obtain access to the list of all noteholders maintained by such indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related indenture or under such notes. Such indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of the trust.

Annual Compliance Statement

          Each trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

Indenture Trustee’s Annual Report

          If required by the Trust Indenture Act, the indenture trustee for each trust will be required to mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of certain indebtedness owing by the trust to the applicable indenture trustee in its individual capacity, the property and funds physically held by such indenture trustee as such and any action taken by it that materially affects the related notes and that has not been previously reported.

Satisfaction and Discharge of Indenture

          An indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all such notes or, with certain limitations, upon deposit with such indenture trustee of funds sufficient for the payment in full of all such notes.

Modification of Indenture

          Unless otherwise specified in the related prospectus supplement, any trust, together with the related indenture trustee, may, without the consent of the noteholders of the trust, execute a supplemental indenture for any of the following purposes:

  to correct or amplify the description of any property at any time subject to the lien of the indenture, or better to convey to the indenture trustee any property subject or required to be subjected to the lien of the indenture, or to subject to the lien of the indenture additional property;

  to evidence the succession, in compliance with the applicable provisions of the indenture, of another person to the trust, and the assumption by any such successor of the covenants of the trust in the indenture and in the notes;

  to add to the covenants of the trust, for the benefit of the noteholders, or to surrender any right or power in the indenture conferred upon the trust;

  to convey, transfer, assign, mortgage or pledge any property to or with the indenture trustee;

  to cure any ambiguity, to correct or supplement any provision in the indenture or in any supplemental indenture that may be inconsistent with any other provision in the indenture or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under the indenture or under any supplemental indenture which shall not be inconsistent with the provisions of the indenture; provided that such action shall not materially adversely affect the interests of the noteholders;

  to evidence and provide for the acceptance of the appointment under the indenture by a successor trustee with respect to the notes and to add to or change any of the provisions of the indenture as shall be necessary to facilitate the administration of the trusts under the indenture by more than one trustee; or

  to modify, eliminate or add to the provisions of the indenture to such extent as shall be necessary to effect the qualification of the indenture under the Trust Indenture Act or under any similar federal statute enacted after the date of the indenture and to add to the indenture such other provisions as may be required by the Trust Indenture Act.

          Unless otherwise specified in the related prospectus supplement, the trust and the applicable indenture trustee may also enter into supplemental indentures, without obtaining the consent of the noteholders of the related trust, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related indenture or modifying in any manner the rights of such noteholders (except with respect to the matters listed in the next paragraph which require the approval of the noteholders) provided that:

  such action will not, as evidenced by an opinion of counsel, materially adversely affect the interest of any noteholder;

  such action will not, as confirmed in writing by the Rating Agencies rating the notes of the related trust, cause the then current rating assigned to any class of such notes to be withdrawn or reduced; and

  an opinion of counsel as to certain tax matters is delivered.

          Without the consent of the holder of each such outstanding note affected thereby (in addition to the satisfaction of each of the conditions set forth in the preceding paragraph), however, unless otherwise specified in the related prospectus supplement, no supplemental indenture will:

  change the due date of any installment of principal of or interest on any such note or reduce the principal amount thereof, the interest rate thereon or the redemption price with respect thereto, change the application of collections on, or the proceeds of a sale of, the trust property to payment of principal and interest on the notes or change any place of payment where, or the coin or currency in which, any such note or any interest thereon is payable;

  impair the right to institute suit for the enforcement of certain provisions of the related indenture regarding payment;

  reduce the percentage of the aggregate amount of the Controlling Class or of the notes, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related indenture or of certain defaults or Events of Default thereunder and their consequences as provided for in such indenture;

  modify or alter the provisions of the related indenture regarding the voting of notes held by the applicable trust, any other obligor on such notes, the depositor, the seller or an affiliate of any of them;

  reduce the percentage of the aggregate outstanding amount of the Controlling Class or of the notes, the consent of the holders of which is required to direct the related indenture trustee to sell or liquidate the receivables after an Event of Default if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes and certificates of such trust;

  decrease the percentage of the aggregate principal amount of the Controlling Class or of the notes required to amend the sections of the related indenture which specify the applicable percentage of aggregate principal amount of the notes of such trust necessary to amend such indenture or any of the other Basic Documents;

  affect the calculation of the amount of interest or principal payable on any note on any payment date (including the calculation of any of the individual components of such calculation);

  affect the rights of the noteholders to the benefit of any provisions for the redemption of the notes provided in the related indenture; or

  permit the creation of any lien ranking prior to or on a parity with the lien of the related indenture with respect to any of the collateral for such notes or, except as otherwise permitted or contemplated in such indenture, terminate the lien of such indenture on any such collateral or deprive the holder of any such note of the security afforded by the lien of such indenture.

The Indenture Trustee

          The indenture trustee of notes for each trust will be specified in the related prospectus supplement. The indenture trustee for any trust may resign at any time, in which event the administrator of the trust, on behalf of the trust, will be obligated to appoint a successor trustee. The administrator of a trust, on behalf of the trust, will be obligated to remove an indenture trustee if such indenture trustee ceases to be eligible to continue as such under the related indenture, if such indenture trustee becomes insolvent or the indenture trustee otherwise becomes incapable of acting. In such circumstances, the administrator of the trust will be obligated to appoint a successor trustee for the notes of the applicable trust. In addition, if the indenture trustee fails to provide certain information or perform certain duties related to the depositor’s reporting obligations under the Securities Exchange Act of 1934 with respect to the trust, the depositor, may, without the consent of any of the holders of the notes or the certificates terminate the indenture trustee. In addition, a majority of the Controlling Class (or such other principal amount of notes as specified in the related prospectus supplement) may remove the indenture trustee without cause and may appoint a successor indenture trustee. Any resignation or removal of the indenture trustee for any series of notes does not become effective until acceptance of the appointment by the successor trustee for such series. To be eligible to act as indenture trustee, an entity must satisfy section 310(a) of the Trust Indenture Act of 1939, as amended, have a combined capital and surplus of at least $50,000,000 and have long-term debt that is rated investment grade by the applicable Rating Agencies or otherwise be at acceptable to those Rating Agencies. The administrator is responsible for the expenses incurred in changing an indenture trustee.

          If a trust issues a class of notes that is subordinated to one or more other classes of notes and an Event of Default occurs under the related indenture, the indenture trustee may be deemed to have a conflict of interest under the Trust Indenture Act of 1939 and may be required to resign as trustee for one or more of the classes of notes. In any such case, the indenture will provide for a successor indenture trustee to be appointed for those classes of notes. Any resignation or removal of the indenture trustee and appointment of a successor trustee for the notes of the trust does not become effective until acceptance of the appointment by the successor trustee for such trust.

          The indenture trustee is obligated to perform only those duties that are specifically assigned to it in the indenture. If an Event of Default has occurred and is continuing, the indenture trustee is required to exercise its rights under the indenture and use the same degree of skill and care in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. In the absence of bad faith, the indenture trustee may conclusively rely on certificates and opinions furnished to it in accordance with the indenture. The indenture does not require the indenture trustee to expend or risk its own funds or otherwise incur financial liability if it has reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it. The indenture trustee is not liable for any error of judgment made by it in good faith. The indenture trustee will not be liable with respect to any action it takes or omits to take in good faith pursuant to directions from the noteholders in accordance with the indenture.

          We describe many of the duties of the indenture trustee under the indenture and the limitations on those duties above in this section “The Indenture”. Also, upon receipt of instructions from the servicer for a payment date, the indenture trustee will apply the funds in the accounts of a trust to pay specified expenses of the trust and to make payments on the securities of that trust.

          Each trust is obligated to indemnify, or to cause the administrator to indemnify, the indenture trustee against any and all loss, liability and expense in connection with the performance of its duties under the Indenture, except for any loss, liability or expense incurred through the indenture trustee’s own willful misconduct, negligence or bad faith. To the extent such indemnities are not paid by the administrator, such indemnities will be paid from the trust’s available funds in the priority as described in the related prospectus supplement. Any indemnification payments made by a trust would reduce the amount available to make payments on its securities.

          The indenture trustee will be a financial institution with which the depositor and its affiliates may have other banking relationships in the ordinary course of their businesses. In some instances the indenture trustee may be acting in a similar capacity for other asset-backed transactions of the depositor for similar or other asset types. The indenture trustee will charge fees for its services as such and such fees will be payable by the administrator.

DESCRIPTION OF THE RECEIVABLES TRANSFER
AND SERVICING AGREEMENTS

          The following summary describes certain terms of the documents pursuant to which the seller sells receivables to the depositor, the depositor sells those receivables to a trust and the servicer services the receivables on behalf of the trust. In the case of a trust that is not a grantor trust, those documents are the receivables purchase agreement and the sale and servicing agreement. For a grantor trust, they are the receivables purchase agreement and the pooling and servicing agreement. This section also describes certain provisions of the trust agreement for a trust that is not a grantor trust. Forms of those documents have been filed as exhibits to the Registration Statement of which this prospectus forms a part. This summary describes the material provisions common to the securities of each trust; the attached prospectus supplement will give you additional information specific to the securities which you are purchasing. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of those documents.

          We discuss in general terms the servicer and its experience in originating and servicing motor vehicle loans under the “Sponsor, Seller and Servicer” section. We discuss the servicer’s collection procedures under “The Bank’s Portfolio of Motor Vehicle Loans—Collection Procedures”.

          Unless otherwise stated in the prospectus supplement, there have been no material changes in the servicer’s policies or procedures for its servicing of retail motor vehicle loans during the three years preceding the date of that prospectus supplement.

Sale and Assignment of Receivables

          Sale and Assignment by the Seller. When the trust issues securities, the seller will sell and assign to the depositor under a receivables purchase agreement, without recourse, the seller’s entire interest in the receivables, including its security interests in the related financed vehicles. Each such receivable will be identified in a schedule to the related receivable purchase agreement.

          Sale and Assignment by the Depositor. The depositor will sell and assign to the trust under a sale and servicing agreement or a pooling and servicing agreement, without recourse, the depositor’s entire interest in the receivables, including the security interests in the related financed vehicles. Each of those receivables will be identified in a schedule to the related sale and servicing agreement or pooling and servicing agreement. The trustee of the trust will not independently verify the existence and eligibility of any receivables. The trustee of the trust will, concurrently with that sale and assignment, execute and deliver the related notes and/or certificates.

          Sale and Assignment of Subsequent Receivables. The related prospectus supplement for the trust will specify whether, and the terms, conditions and manner under which, Subsequent Receivables will be sold by the seller to the depositor and then to the applicable trust from time to time during any Funding Period on each Subsequent Transfer Date.

          Representations and Warranties. In each receivables purchase agreement the seller will represent and warrant to the depositor, and in each sale and servicing agreement or pooling and servicing agreement, the depositor will represent and warrant to the applicable trust, among other things, that at the date of issuance of the related notes and/or certificates or at the applicable Subsequent Transfer Date—

  each receivable (a) has been originated for the retail financing of a financed vehicle by an obligor located in one of the states or territories of the United States or the District of Columbia; (b) contains customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security; and (c) provides for fully amortizing level scheduled monthly, semi-monthly or bi-weekly payments and for accrual of interest at a fixed rate according to the simple interest rate method;

  each receivable and the sale of the related financed vehicle complies in all material respects with all requirements of applicable federal, state, and local laws, and regulations thereunder, including usury laws, and any consumer credit, equal opportunity and disclosure laws applicable to such receivable and sale;

  each receivable constitutes the legal, valid, and binding payment obligation in writing of the obligor, enforceable by the holder thereof in all material respects in accordance with its terms, subject, as to enforcement, to applicable bankruptcy and other similar laws and equitable principles relating to or affecting the enforcement of creditors’ rights;

  immediately prior to the sale and assignment thereof to the depositor or the trust, as applicable, each receivable was secured by a validly perfected first priority security interest in the financed vehicle in favor of the seller as secured party or all necessary action with respect to such receivable has been taken to perfect a first priority security interest in the related financed vehicle in favor of the seller as secured party, which security interest is assignable and has been so assigned by the seller to the depositor and, pursuant to the related agreement, by the depositor to the trust;

  as of the cut-off date, there are no rights of rescission, setoff, counterclaim, or defense, and the seller or the depositor, as applicable, has no knowledge of the same being asserted or threatened, with respect to any receivable;

  as of the cut-off date, no liens or claims have been filed that would be liens prior to, or equal or coordinate with, the lien granted by the receivable;

  except for payment defaults continuing for a period of not more than 30 days (or such other number of days specified in the related prospectus supplement) as of the cut-off date, the seller or the depositor, as applicable, has no knowledge that a default, breach, violation, or event permitting acceleration under the terms of any receivable exists; the seller or the depositor, as applicable, has no knowledge that a continuing condition that with notice or lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any receivable exists, and the seller or the depositor, as applicable, has not waived any of the foregoing;

  each receivable requires that the obligor thereunder obtain comprehensive and collision insurance covering the financed vehicle; and

  ach receivable satisfies the criteria for the selection of receivables for the trust described in the related prospectus supplement.

          Seller Must Repurchase the Receivables Relating to a Breach of Representation or Warranty That has a Materially Adverse Effect. On the payment date following the end of the Collection Period after the discovery by or notice to the seller of a breach of any representation or warranty of the seller which materially and adversely affects the interests of the related trust or noteholders in any receivable, the depositor, unless the breach has been cured, will be obligated to repurchase such receivable from the trust and the seller will be obligated to repurchase such receivable from the depositor. Any such breach or failure will not be deemed to have a material and adverse effect if such breach or failure does not affect the ability of the trust to collect, receive and retain timely payment in full on the related receivable. However, the depositor will be obligated to repurchase such receivable only if the seller performs its obligation to repurchase such receivable from the depositor. Alternatively, if the related prospectus supplement so provides, the depositor may assign to the trust the representations and warranties made by the seller under the receivables purchase agreement and not itself make any representations and warranties to the trust in respect of the receivables. The repurchase price will equal the “Purchase Amount”, which is the unpaid principal balance of that receivable plus accrued interest thereon at the weighted average interest rate borne by the trust’s securities through the end of the related Collection Period. The purchase obligation will constitute the sole remedy available to the certificateholders or the trustee and any noteholders or indenture trustee in respect of the related trust for any such uncured breach.

          Servicing of the Receivables. Under each sale and servicing agreement or pooling and servicing agreement, the servicer will service and administer the receivables held by each trust and, as custodian on behalf of the trust, will maintain possession of the installment loan agreements and any other documents relating to such receivables. The servicer may, in accordance with its customary procedures, (i) maintain all or a portion of the receivable files in electronic form, (ii) maintain custody of all or any portion of the receivable files with one or more of its agents or designees and (iii) with respect to those receivables the form of which consists in part of a check to be endorsed by the obligor, maintain either an image of that endorsed check or such other information or records evidencing that endorsement as permitted or provided by clearing house rules, rules and regulations of the Federal Reserve Board, or other established systems for the transmission of payments within the banking system. The servicer shall maintain control of all electronic chattel paper evidencing a receivable. To assure uniform quality in servicing the receivables, as well as to facilitate servicing and save administrative costs, the installment loan agreements and other documents relating thereto will not be physically segregated from other similar documents that are in the servicer’s possession or otherwise stamped or marked to reflect the transfer to the trust. The obligors under the receivables will not be notified of the transfer. However, Uniform Commercial Code financing statements reflecting the sale and assignment of the receivables by the seller to the depositor and by depositor to the trust will be filed, and the servicer’s accounting records and computer systems will be marked to reflect such sale and assignment. Because those receivables will remain in the servicer’s possession and will not be stamped or otherwise marked to reflect the assignment to the trust if a subsequent purchaser were to obtain physical possession of such receivables without knowledge of the assignment, the trust’s interest in the receivables could be defeated. See “Some Important Legal Issues Relating to the Receivables—Security Interests in the Financed Vehicles.”

Accounts

          For each trust, the servicer will establish and maintain one or more collection accounts in the name of the indenture trustee on behalf of the related securityholders or, if the trust does not issue notes, in the name of the trustee for the related certificateholders. The servicer will deposit all collections on the receivables into the collection account. If the trust issues notes, the servicer or the indenture trustee may establish and maintain a distribution account (which may be a subaccount of the collection account), in the name of the indenture trustee on behalf of such noteholders, into which amounts released from the collection account and any other accounts of the trust for payment to such noteholders will be deposited and from which distributions of interest and/or principal to such noteholders will be made. If the trust issues certificates, the servicer or the trustee may establish and maintain one or more certificate distribution accounts, in the name of the trustee on behalf of the certificateholders, into which amounts released from the collection account and any other accounts of the trust for distribution to the certificateholders will be deposited and from which all distributions to the certificateholders will be made.

          Any other accounts to be established with respect to securities of the trust, including any pre-funding account, yield supplement account or reserve account, will be described in the related prospectus supplement.

          For any securities of the trust, funds in the trust accounts will be invested as provided in the related sale and servicing agreement or pooling and servicing agreement in Permitted Investments. Permitted Investments satisfy criteria established by the Rating Agencies and are generally limited to obligations or securities that mature on or before the date of the next payment date. However, to the extent permitted by the Rating Agencies, funds in any reserve account may be invested in securities that will not mature prior to the date of the next distribution on the notes or certificates and which will not be sold to meet any shortfalls. Thus, the amount of cash available in any reserve account at any time may be less than the balance of the reserve account. If the amount required to be withdrawn from any reserve account to cover shortfalls in collections on the related receivables (as provided in the related prospectus supplement) exceeds the amount of cash in the reserve account, a temporary shortfall in the amounts distributed to the related noteholders or certificateholders could result, which could, in turn, increase the average lives of the notes or the certificates of such trust. Net investment earnings on funds deposited in the trust accounts shall be deposited in the applicable collection account or distributed as provided in the related prospectus supplement.

          The trust accounts will be maintained as Eligible Deposit Accounts, which are accounts at a depository institution satisfying certain requirements of the Rating Agencies.

          Except to the extent, if at all, covered under the annual accountants attestation report described under “Evidence of Compliance”, there will not be any independent verification of a trust’s accounts or the activity in those accounts.

Servicing Procedures

          The Bank will act as servicer and make reasonable efforts to collect all payments due with respect to the receivables held by each trust and will use the same collection procedures that it follows with respect to Motor Vehicle Loans that it services for itself, in a manner consistent with the related sale and servicing agreement or pooling and servicing agreement.

          Consistent with its normal procedures, the servicer may, in its discretion, arrange with the obligor on a receivable to defer or modify the payment schedule as provided by the terms of the Receivable, as permitted under the sale and servicing agreement or pooling and servicing agreement or as required by law or court order. The servicer may extend any receivable that is in default or with respect to which default is reasonably foreseeable and that would be acceptable to the servicer with respect to comparable new or used automobile and light-duty truck receivables that it services for itself if (a) the amount on deposit in the reserve account is greater than zero at the time of the extension, (b) the total credit-related extensions granted on the receivable will not exceed four months in the aggregate, (c) the total number of credit-related extensions granted on the receivable will not exceed two, and (d) the maturity of such receivable will not be extended beyond the last day of the Collection Period during which the latest maturing receivable matures, as set forth in the related prospectus supplement. If, as a result of inadvertently rescheduling or extending payments, such rescheduling or extension breaches any of the foregoing conditions, then the servicer shall be obligated to purchase such receivable. The servicer may implement programs that grant payment extensions in respect of receivables that are not delinquent. Any such program shall be implemented with the approval of the senior officer’s credit committee of the servicer in accordance with the servicer’s general lending and policy guidelines. Any such payment extension may extend the maturity of the applicable receivable beyond its original term to maturity. The servicer may also reduce the interest rate on receivables affected by the application of the Servicemembers Civil Relief Act to a rate that is lower than the maximum rate prescribed by the Servicemembers Civil Relief Act and may readjust the payment schedule for any receivable that is affected by the application of the Servicemembers Civil Relief Act until the maturity of the receivable. If the related prospectus supplement so specifies, the servicer, in its sole discretion, may repurchase any receivable as to which the related obligor has indicated that the obligor intends to prepay in full. The servicer may, in its discretion, also offer certain obligors payment extensions in respect of receivables that are not delinquent. If the servicer determines that eventual payment in full of a receivable is unlikely, the servicer will follow its normal practices and procedures to realize upon the receivable, including the repossession and disposition of the financed vehicle securing the receivable at a public or private sale, or the taking of any other action permitted by applicable law. The servicer will be entitled to recover from the related proceeds all reasonable expenses incurred by it in the course of converting the financed vehicle into cash proceeds. The servicer in its discretion may also waive the payment of any late payment charge or any other fee due from an obligor.

Collections

          With respect to securities of each trust, so long as the Bank is the servicer and provided that (1) there exists no event of servicing termination and (2) each other condition to making monthly deposits as may be required by the related sale and servicing agreement or pooling and servicing agreement is satisfied, the servicer may retain all payments on the related receivables received from obligors and all proceeds of the related receivables collected during a Collection Period until the business day preceding the applicable payment date or the payment date itself. However, if such conditions are not met, the servicer will be required to deposit such amounts into the related collection account not later than the second business day after receipt. The depositor and the servicer, as the case may be, will remit the aggregate Purchase Amount of any receivables to be purchased from the trust to its collection account on or prior to the applicable payment date. Pending deposit into the collection account, collections may be employed by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. To the extent set forth in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related trust to secure timely remittances of collections of the related receivables and payment of the aggregate Purchase Amount with respect to receivables purchased by the servicer.

          Amounts collected on a receivable from an obligor during a Collection Period shall be applied to the related receivable in accordance with the terms of the related receivable consistent with the servicer’s customary standards, policies and procedures.

Advances

          The servicer will make a payment with respect to each receivable (other than a receivable designated as a defaulted receivable) equal to the excess, if any, of (a) the product of the principal balance of such receivable as of the first day of the related Collection Period and one-twelfth of its contract rate of interest, over (b) the interest actually received by the servicer with respect to such receivable from the obligor or from the payment of the Purchase Amount during or with respect to such Collection Period (any such payment, an “Advance”) unless the servicer, in its sole discretion, determines that such Advance is not recoverable from subsequent payments on such receivable or from funds on deposit in the reserve account, if any. Because the difference between the amortization rates among receivables with scheduled monthly payments, semi-monthly payments and bi-weekly payments is minimal, Advances with respect to receivables will be calculated in the same manner for all receivables. In the event that the servicer does not make an Advance, any payment deficiency on the securities resulting therefrom will be funded by the application of available amounts, if any, in the reserve account or any other available credit enhancement.

          To the extent that the amount set forth in clause (b) above with respect to a receivable is greater than the amount set forth in clause (a) above with respect thereto, such amount shall be paid to the servicer on the related payment date to reimburse the servicer for previous unreimbursed Advances (the “Outstanding Advances”) with respect to such receivable. Any such reimbursement will be from past due interest paid by the obligor under such receivable. Also, the servicer will reimburse itself for an Outstanding Advance for a receivable out of any funds of the trust when the receivable is designated a defaulted receivable.

The servicer will deposit all Advances into the collection account on the related payment date.

Servicing Compensation and Expenses

          The servicer will be entitled to receive a servicing fee for each Collection Period equal to a per annum percentage (specified in the related prospectus supplement) of the aggregate principal balance of the receivables as of the first day of such Collection Period. The servicer also will be entitled to receive as a supplemental servicing fee for each Collection Period any late fees and other administrative fees and expenses collected during such Collection Period. The servicer does not currently charge such fees and expenses, but may do so in the future. If specified in the related prospectus supplement, the supplemental servicing fee will include net investment earnings on funds deposited in the trust accounts and other accounts with respect to the trust. The servicer will be paid the servicing fee for each Collection Period on the applicable payment date and is entitled to the supplemental servicing fee for each Collection Period.

          The servicing fee and the supplemental servicing fee are intended to compensate the servicer for performing the functions of a third party servicer of the receivables as an agent for the trust, including collecting and posting all payments, responding to inquiries of obligors on the receivables, investigating delinquencies, sending payment coupons to obligors, reporting federal income tax information to obligors, paying costs of collections and repossessions, and policing the collateral. The fees will also compensate the servicer for administering the particular receivables pool, including making advances, accounting for collections, furnishing monthly and annual statements to the related trustee and indenture trustee with respect to distributions, and generating federal income tax information for the trust. The fees, if any, will also reimburse the servicer for certain taxes, the fees of the related trustee and indenture trustee, if any, accounting fees, outside auditor fees, data processing costs, and other costs incurred in connection with administering the applicable receivables. The amount of the servicing fee was determined in light of the foregoing duties of the servicer as well as with a view toward providing the servicer with a reasonable profit. The servicing fee, together with additional compensation consisting of investment earnings described above, is comparable to fees that would be paid to parties unaffiliated with the Bank.

Distributions

          With respect to securities of each trust, beginning on the payment date specified in the related prospectus supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each class of such securities entitled thereto will be made by the applicable trustee or indenture trustee to the noteholders and the certificateholders of such trust. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of securityholders of such trust will be set forth in the related prospectus supplement.

          Allocation of Collections on Receivables. On the second business day before each payment date, the servicer shall determine the amount in the collection account available to make payments or distributions to securityholders on the related payment date and will direct the indenture trustee, if any, and/or the trustee to make the distributions as described in the related prospectus supplement.

Credit, Yield or Payment Enhancement

          Any Form of Credit Enhancement May be Limited and May Only Apply to Certain Classes of Securities. The presence of a reserve account and other forms of credit, yield or payment enhancement for the benefit of any class or securities of the trust is intended to (1) enhance the likelihood of receipt by the securityholders of such class of the full amount of principal and interest due thereon and (2) decrease the likelihood that such securityholders will experience losses. The various types of credit, yield or payment enhancement that a trust may have are listed under “Summary—Credit, Yield or Payment Enhancement.” The credit, yield or payment enhancement for a class of securities may not provide protection against all risks of loss and may not guarantee repayment of the entire principal amount and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies, as described in the related prospectus supplement.

          Depositor May Replace Credit, Yield or Payment Enhancement with Rating Confirmation. If so provided in the related prospectus supplement, the depositor may replace the credit, yield or payment enhancement for any class of securities with another form of credit, yield or payment enhancement without the consent of securityholders, provided the Rating Agencies confirm in writing that substitution will not result in the reduction or withdrawal of the rating of any class of securities of the related trust.

          Reserve Account. If so provided in the related prospectus supplement, the reserve account will be funded by an initial deposit by the trust or the depositor on the closing date in the amount set forth in the related prospectus supplement and, if the related trust has a Funding Period, will also be funded by the trust on each Subsequent Transfer Date to the extent described in the related prospectus supplement. As further described in the related prospectus supplement, the amount on deposit in a reserve account will be increased on each payment date thereafter up to the specified reserve balance by the deposit therein of the amount of collections on the related receivables available therefor or as described in the prospectus supplement. The related prospectus supplement will describe the circumstances and manner under which distributions may be made out of a reserve account.

          Depositor May Assign Rights in Reserve Account Subject to Conditions. The depositor may at any time, without consent of the securityholders of a trust, sell, transfer, convey or assign in any manner its rights to and interests in distributions from a reserve account of that trust provided that—

  the Rating Agencies confirm in writing that such action will not result in a reduction or withdrawal of the rating of any class of securities issued by that trust;

  the depositor provides to the applicable trustee and any indenture trustee an opinion of counsel from independent counsel that such action will not cause the trust to be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes; and

  such transferee or assignee agrees in writing to take positions for federal income tax purposes consistent with the federal income tax positions previously taken by the depositor.

Net Deposits

          As an administrative convenience and for so long as certain conditions are satisfied (see “Collections” above), the servicer will be permitted to make the deposit of collections, aggregate Advances and payments of Purchase Amounts for any trust for or with respect to the related Collection Period, net of distributions to the servicer as reimbursement of Advances or payment of fees to the servicer with respect to such Collection Period.

The servicer, however, will account to the trustee, any indenture trustee, the noteholders, if any, and the certificateholders with respect to each trust as if all deposits, distributions, and transfers were made individually.

Statements to Trustees

          Prior to each payment date with respect to securities of each trust, the servicer will provide to the applicable indenture trustee, if any, and the applicable trustee as of the close of business on the last day of the preceding Collection Period the report that is required to be provided to securityholders of such trust described under “Certain Information Regarding the Securities—Reports to Securityholders.”

Evidence as to Compliance

          Each sale and servicing agreement and pooling and servicing agreement will require that the servicer provide annually to the indenture trustee and the trustee and the indenture trustee provide annually to the depositor and servicer, a report on its assessment of compliance during the previous calendar year with the minimum specified servicing criteria required under the Securities Exchange Act of 1934, which are required to be performed by the servicer and the indenture trustee, as applicable, pursuant to the sale and servicing agreement. The servicing criteria generally include four categories:

  general servicing considerations;

  cash collection and administration;

  investor remittances and reporting; and

  pool asset administration.

The report is required to disclose any material instance of noncompliance with the servicing criteria.

          Each sale and servicing agreement and pooling and service agreement will provide that a firm of independent registered public accountants will furnish annually to the indenture trustee or trustee, as applicable, an attestation as to whether the servicer’s assessment of its compliance with the applicable servicing criteria referred to in the preceding paragraph is fairly stated in all material respects, or a statement that the firm cannot express that view. Each sale and servicing agreement will provide that the indenture trustee will deliver to the depositor and the servicer a report of a firm of independent registered public accountants that attests to the assessment of compliance made by the indenture trustee.

          Under each sale and servicing agreement and pooling and servicing agreement the servicer will also be obligated to deliver annually to the indenture trustee or trustee, as applicable, a certificate signed by an officer of the servicer stating that the servicer has fulfilled its obligations in all material respects under the sale and servicing agreement or pooling and servicing agreement, as applicable, throughout the preceding calendar year (or, in the case of the first such certificate, from the closing date). However, if there has been a default in the fulfillment of any such obligation in any material respect, the certificate will describe each such default. The servicer has agreed to give each indenture trustee or trustee, as applicable, notice of events of servicing termination (or events that with the giving of notice or the lapse of time or both would become events of servicing termination) under the related sale and servicing agreement or pooling and servicing agreement.

          Copies of such statements and certificates may be obtained by securityholders by a request in writing addressed to the applicable trustee.

Certain Matters Regarding the Servicer; Limitation on Liability

          Each sale and servicing agreement and pooling and servicing agreement will provide that the Bank may not resign from its obligations and duties as servicer thereunder, except upon a determination that the Bank’s performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the related indenture trustee or trustee, as applicable, or a successor servicer has assumed the Bank’s servicing obligations and duties under such sale and servicing agreement or pooling and servicing agreement. The servicer will also have the right to delegate any of its duties under those agreements to a third party without the consent of any securityholder or the confirmation of any rating. Notwithstanding any such delegation, the servicer will remain responsible and liable for its duties under those agreements as if it had made no delegations.

          Each sale and servicing agreement and pooling and servicing agreement will further provide that neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the related trust or the related noteholders or certificateholders for taking any action or for refraining from taking any action under such sale and servicing agreement or pooling and servicing agreement or for errors in judgment; except that neither the servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer’s duties thereunder or by reason of reckless disregard of its obligations and duties thereunder, except that employees of the servicer or its affiliates will be protected against liability that would otherwise be imposed by reason of negligence. Such agreement will further provide that the servicer, and its directors, officers, employees and agents are entitled to indemnification by the trust for, and will be held harmless against, any loss, liability or expense incurred in connection with any legal action relating to the servicer’s performance of its duties under such agreement other than any loss, liability or expense incurred by reason of the servicer’s willful misfeasance, bad faith, or negligence in the performance of duties or by reason of the servicer’s reckless disregard of obligations and duties thereunder. However, such indemnification will be paid on a payment date only after all payments required to be made to securityholders and the servicer have been made and all amounts required to be deposited in enhancement accounts have been deposited. In addition, each sale and servicing agreement and pooling and servicing agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer’s servicing responsibilities under such sale and servicing agreement or pooling and servicing agreement and that, in its opinion, may cause it to incur any expense or liability. The servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of a particular sale and servicing agreement or pooling and servicing agreement, the rights and duties of the parties thereto, and the interests of the related securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs, and liabilities of the trust, and the servicer will be entitled to be reimbursed therefor.

          Under the circumstances specified in each sale and servicing agreement and pooling and servicing agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer or, with respect to its obligations as servicer, any entity 50% or more of the equity of which is owned, directly or indirectly, by USAA, which corporation or other entity in each of the foregoing cases assumes the obligations of the servicer, will be the successor of the servicer under such sale and servicing agreement or pooling and servicing agreement.

Events of Servicing Termination

          Unless otherwise specified in the related prospectus supplement, “Events of Servicing Termination” under each sale and servicing agreement or pooling and servicing agreement will consist of:

  any failure by the servicer (or, so long as the seller is the servicer, the seller) to deliver to the trustee or indenture trustee for distribution to the securityholders of the related trust or for deposit in any of the trust accounts any required payment, which failure continues unremedied for five business days after written notice from the trustee or indenture trustee is received by the servicer or the seller, as the case may be, or after discovery by an officer of the servicer or the seller, as the case may be;

  any failure by the servicer (or, so long as the seller is the servicer, the seller) duly to observe or perform in any material respect any other covenant or agreement in such sale and servicing agreement or pooling and servicing agreement, which failure materially and adversely affects the rights of the noteholders or the certificateholders of the related trust and which continues unremedied for 90 days after the giving of written notice of such failure (A) to the servicer by the trustee or the indenture trustee or (B) to the servicer, the trustee or the indenture trustee by holders of notes or certificates of such trust, as applicable, of not less than 25% in principal amount of the Controlling Class (and after the notes have been paid in full or if the trust has not issued notes, the trustee or the holders of not less than 25% of the certificate balance) (or such other amount of notes or certificates as specified in the related prospectus supplement);

  if the Bank or another depository institution is not the servicer, the occurrence of certain insolvency events specified in the sale and servicing agreement or pooling and servicing agreement with respect to the servicer; and
  such other events, if any, set forth in the related prospectus supplement.

Rights Upon Event of Servicing Termination

          As long as an Event of Servicing Termination under a sale and servicing agreement or pooling and servicing agreement remains unremedied, the related indenture trustee or holders of not less than a majority of the Controlling Class (and after the notes have been paid in full or if the trust has not issued notes, the trustee or the holders of not less than a majority of the certificate balance) (or such other amount of notes or certificates as specified in the related prospectus supplement) may terminate all the rights and obligations of the servicer under such sale and servicing agreement or pooling and servicing agreement, whereupon such indenture trustee or trustee or a successor servicer appointed by such indenture trustee or trustee will succeed to all the responsibilities, duties and liabilities of the servicer under such sale and servicing agreement or pooling and servicing agreement and will be entitled to similar compensation arrangements. If the indenture trustee is unwilling or legally unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer with a net worth of at least $100,000,000 and whose regular business includes the servicing of motor vehicle receivables. The indenture trustee or trustee, as applicable, may make arrangements for compensation to be paid to the successor that is not greater than the servicing compensation to the servicer under the sale and servicing agreement or the pooling and servicing agreement.

          The terminated servicer is obligated to cooperate with the trustee, the indenture trustee (if applicable) and the successor servicer in transferring documentation and any accounts related to the receivables that are held by it to the successor servicer. The terminated servicer is responsible for the reasonable costs of such transfer. A trust will not set aside any funds to cover the costs of such a transfer.

          If, however, a receiver, bankruptcy trustee or similar official has been appointed for the servicer, and no Event of Servicing Termination other than such appointment has occurred, such receiver, bankruptcy trustee or official may have the power to prevent such indenture trustee, such noteholders, the trustee or such certificateholders from effecting a transfer of servicing. In the event that such indenture trustee or trustee of the trust is legally unable to act as servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer.

Waiver of Past Events of Servicing Termination

          The holders of not less than a majority of the Controlling Class (and after the notes have been paid in full or if the trust has not issued notes, the trustee or the holders of not less than a majority of the certificate balance) (or such other amount of notes or certificates as specified in the related prospectus supplement) may, on behalf of all such securityholders, waive any Event of Servicing Termination under the related sale and servicing agreement or pooling and servicing agreement and its consequences, except an Event of Servicing Termination consisting of a failure to make any required deposits to or payments from any of the trust accounts in accordance with such sale and servicing agreement or pooling and servicing agreement, which shall require the unanimous vote of all holders of the outstanding securities.

Amendment

          The parties to each of the Receivables Transfer and Servicing Agreements may amend any of such agreements, without the consent of the related securityholders, to cure any ambiguity, to correct or supplement any provision of any of such agreements, to add any provisions to or change or eliminate any of the provisions of such Receivables Transfer and Servicing Agreements or modify the rights of such securityholders; provided that such action will not materially and adversely affect the interest of any such securityholder as evidenced by either (i) an opinion of counsel or an officer’s certificate to that effect and (ii) written notification by each Rating Agency then rating any of the related securities that the rating then assigned to the securities will not be reduced or withdrawn by such Rating Agency. The Receivables Transfer and Servicing Agreements may also be amended by the seller, the servicer, the depositor, the related trustee and any related indenture trustee with the consent of the holders of any notes of such trust evidencing not less than a majority in principal amount of the notes, and the holders of the certificates of such trust evidencing not less than a majority of the certificate balance of the certificates then outstanding (or such other amount of notes or certificates as specified in the related prospectus supplement), to add any provisions to or change or eliminate any of the provisions of such Receivables Transfer and Servicing Agreements or modify the rights of the securityholders; provided, however, that no such amendment may (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on the related receivables or distributions that are required to be made for the benefit of such securityholders or change any interest rate on the securities or the amount required to be on deposit in the reserve account, if any, or (2) reduce the percentage of the notes or certificates of such trust the holders of which are required to consent to any such amendment, without the consent of the holders of all the outstanding notes and certificates of such trust.

Payment of Notes

          The indenture trustee will agree in the related indenture that, upon the payment in full of all outstanding notes of a given trust and the satisfaction and discharge of the related indenture, to continue to carry out its obligations under the sale and servicing agreement as agent for the trustee of the trust.

Termination

          With respect to each trust, the obligations of the servicer, the seller, the depositor, the related trustee and the related indenture trustee under the Receivables Transfer and Servicing Agreements will terminate upon the earlier of (1) the maturity or other liquidation of the last related receivable and the disposition of any amounts received upon liquidation of any such remaining receivables and (2) the payment to noteholders and certificateholders of the related trust of all amounts required to be paid to them under the Receivables Transfer and Servicing Agreements.

          In order to avoid excessive administrative expense, the servicer will be permitted at its option to purchase from each trust as of the end of any applicable Collection Period, if the aggregate principal balance of the receivables held by the trust is 10% (or such other percentage specified in the related prospectus supplement) or less of the aggregate principal balance of the receivables as of the cut-off date, all remaining related receivables at a price equal to the lesser of (i) the aggregate of the Purchase Amounts thereof as of the end of such Collection Period, after giving effect to the receipt of any monies collected on the receivables, and (ii) the fair market value of the receivables. However, the servicer will not be entitled to exercise such purchase option if such purchase is not sufficient to pay the principal of and interest on the outstanding securities in full.

          If and to the extent provided in the related prospectus supplement with respect to the trust, the applicable trustee will, within ten days following a payment date as of which the aggregate principal balance of the receivables is equal to or less than the percentage of the initial aggregate principal balance of the receivables as of the cut-off date specified in the related prospectus supplement, solicit bids for the purchase of the receivables remaining in the trust in the manner and subject to the terms and conditions set forth in such prospectus supplement. If the applicable trustee receives satisfactory bids as described in such prospectus supplement, then the receivables remaining in the trust will be sold to the highest bidder.

          As more fully described in the related prospectus supplement, any outstanding notes of the related trust will be paid in full concurrently with either of the events specified above and the subsequent distribution to the related certificateholders of all amounts required to be distributed to them under the applicable trust agreement will effect early retirement of the certificates of such trust.

List of Certificateholders

          With respect to the certificates of any trust, three or more holders of the certificates of such trust or one or more holders of such certificates evidencing not less than 25% of the certificate balance of such certificates (or such other percentage specified in the related prospectus supplement) may, by written request to the related trustee accompanied by a copy of the communication that the applicant proposes to send, obtain access to the list of all certificateholders maintained by the trustee for the purpose of communicating with other certificateholders with respect to their rights under the related trust agreement or pooling and servicing agreement or under such certificates.

Administration Agreement

          The Bank will be the administrator of each trust that is not a grantor trust and will agree, to the extent provided in an administration agreement, to provide the notices and certain reports and to perform other administrative obligations of the trust and the trustee required by the related indenture. The administrator will be entitled to a periodic administration fee which will be paid by the depositor as compensation for the performance of the administrator’s obligations under the applicable administration agreement and as reimbursement for its expenses related thereto.

          The administrator may resign its duties under the administration agreement upon at least 60 days’ prior written notice. The trust may remove the administrator without cause upon at least 60 days’ prior written notice. The trust may also remove the administrator upon (i) its default in any material respect in its duties under the administration agreement that remains uncured for ten days (or such longer period acceptable to the trust) or (ii) certain insolvency events in respect of the administrator. No such resignation or removal will be effective until a successor has agreed to be the administrator and the applicable Rating Agencies have confirmed the ratings of the securities of that trust.

Duties of Trustee

          The trustee will not make any representations as to the validity or sufficiency of any agreements, the securities (other than its execution and authentication of the securities), or the receivables or any related documents, and will not be accountable for the use or application by the seller or the servicer of any funds paid to the seller or the servicer in respect of the securities or the receivables, or any monies prior to the time such monies are deposited into any account in its name. The trustee will not independently verify any receivables. The trustee will be required to perform only those duties specifically required of it under the trust agreement or the pooling and servicing agreement. Generally, those duties will be limited to the receipt of the various certificates, reports, or other instruments required to be furnished to the trustee under the applicable agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the agreement.

          The trustee will not be under any obligation to exercise any of the rights or powers vested in it by the trust agreement or the pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct, or defend any litigation thereunder or in relation thereto at the request, order, or direction of any of the certificateholders, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses, and liabilities which the trustee may incur. No certificateholder will have any right under the trust agreement or the pooling and servicing agreement to institute any proceeding with respect to that agreement, unless such holder previously has given to the trustee written notice of default and unless, with respect to a class of certificates, the holders of certificates evidencing not less than a majority of the certificate balance of that class of certificates have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 30 days has neglected or refused to institute any such proceedings.

The Trustee

          The trustee will be named in the related prospectus supplement. The trustee may resign at any time by giving written notice to the depositor or the servicer, in which event the trustee, in the case of a pooling and servicing agreement, or the depositor or the administrator, in the case of a trust agreement, will be obligated to appoint a successor trustee. The trustee will be obligated to resign if the trustee ceases to be eligible to continue as such under the trust agreement or the pooling and servicing agreement, becomes legally unable to act, or becomes insolvent. In such circumstances, the trustee, in the case of a pooling and servicing agreement, or the depositor or the administrator, in the case of a trust agreement, will be obligated to appoint a successor trustee. In addition, if the trustee fails to provide certain information related to the depositor’s reporting obligations under the Securities Exchange Act of 1934 with respect to the trust, the depositor or the administrator, may, without the consent of any of the holders of the notes or the certificates terminate the trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

          The trust agreement or the pooling and servicing agreement will provide that the servicer will pay the trustee’s fees. That agreement will further provide that the trustee will be entitled to indemnification by the servicer for, and will be held harmless against, any loss, liability, or expense incurred by the trustee not resulting from the trustee’s own willful misfeasance, bad faith, or negligence (other than by reason of a breach of any of its representations or warranties set forth in the agreement). If the servicer fails to indemnify the trustee, the trustee will be entitled to be indemnified by the trust. Any such indemnification will be paid on a payment date only after all amounts required to be paid to the securityholders have been paid and certain other distributions have been made and, with respect to a successor servicer, if any, after the servicing fee has been paid.

          The seller, the servicer and their respective affiliates may have normal banking relationships with the trustee and its affiliates.

CREDIT, YIELD OR PAYMENT ENHANCEMENT

          Credit, yield and other enhancements are intended to enhance the likelihood of full payment of principal and interest due and to decrease the likelihood that securityholders will experience losses. Unless otherwise specified in the related prospectus supplement, the credit, yield or other enhancements for a class or series of securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and accrued interest. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders of any class or series will bear their allocable share of losses, as described in the related prospectus supplement.

          A prospectus supplement for a series will specify whether there is any credit, yield or cash flow enhancement and provide more detail on how it works. Examples are:

  Subordination of one or more classes of securities of a series—Such subordination is usually accomplished through the application of available funds to the payment of principal or interest on one or more classes of senior securities before any available funds are applied to the payment of principal or interest on one or more classes of subordinated securities;

  Reserve accounts—Funds may be deposited in a reserve fund at the commencement of a transaction or out of available funds during the transaction as described above under “Description of the Receivables Transfer and Servicing Agreement—Credit, Yield or Payment Enhancement”, as specified in the prospectus supplement;

  Overcollateralization—Overcollateralization is the amount by which the principal balance of the pool of receivables for a trust exceeds the aggregate principal balance of the specified securities issued by that trust;

  Excess interest collections—Funds may be deposited in an account from the excess of the anticipated interest collections on the receivables over servicing fees, interest on the trust’s securities and any amounts required to be deposited in a reserve account;

  Letters of credit—The indenture trustee or the trustee would have the right to draw on a letter of credit issued by a financial institution or other entity to cover losses on the receivables or shortfalls in payments due on specified securities issued by the related trust;

  Credit or liquidity facilities—The facility, issued by a financial institution or other entity, would cover specified losses on the receivables or shortfalls in payments due on specified securities issued by the related trust;

  Insurance policies, surety bonds and guaranties—An insurance policy, surety bonds or guaranty, issued by a financial guaranty insurer or other insurer, would cover shortfalls in payment due on one or more of the securities issued by the related trust;

  Guaranteed investment contracts—Specified available funds may be invested under a guaranteed investment contract issued by an insurance company, financial institution or other entity;

  Interest rate swaps, caps or floors or currency swaps—A trust may enter into an interest rate swap, cap or floor to enable it to pay a fixed or floating rate of interest on one or more classes of its securities, or pay a floating rate based on a particular interest rate index to floating based on another interest rate index; to provide payments in the event that any interest rate index related to the receivables or the securities issued by the trust rises above or falls below specified levels; or provide protection against interest rate changes. A trust may enter into a currency swap to enable it to pay one or more classes of its securities in a specified currency;

  Yield supplement agreements and accounts—A trust may have the benefit of a yield supplement agreement or account that provides additional funds to the trust for application to payments due on one or more classes of its securities;

  Revolving notes issued to an affiliate of the Bank or another third party—A trust may have the ability to issue notes to an affiliate or third party that would loan money to the issuing entity for the purposes specified in the related prospectus supplement. The notes would be repaid (and the amounts would become available again for draw upon the repayment of the borrowed amounts) in the priority set forth in the related prospectus supplement;

  Demand obligations issued or guaranteed by an affiliate of the depositor—A trust may have the benefit of a demand obligation issued or guaranteed by an affiliate of the depositor to provide funds upon request of the issuing entity for certain specified purposes. The demand obligation would be repaid in the priority set forth in the related prospectus supplement; or

  Any combination of two or more of the above.

SOME IMPORTANT LEGAL ISSUES RELATING TO THE RECEIVABLES

Security Interests in the Receivables

          The receivables are either “tangible chattel paper” or “electronic chattel paper,” (collectively, “chattel paper”) each as defined in the Uniform Commercial Code (the “UCC”) in effect in the States of Texas and New York. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. In order to protect a trust’s ownership interest in its receivables, the seller will file UCC-1 financing statements with the appropriate governmental authorities in the State of Texas to give notice of the depositor’s acquisition of the receivables and the depositor will file UCC-1 financing statements with the appropriate governmental authorities in the State of Delaware to give notice of the trust’s ownership of its receivables and their proceeds. Under the sale and servicing agreement or the pooling and servicing agreement, the servicer will be obligated to maintain the perfection of the trust’s ownership interest in the receivables. However, a purchaser of chattel paper who gives new value and takes possession of the original contracts in tangible form or “control” of the authoritative copy of the contracts in electronic form in the ordinary course of such purchaser’s business has priority over a security interest in the chattel paper which is perfected by filing UCC-1 financing statements, and not by possession by the original secured party, if such purchaser acts in good faith without knowledge that doing so violates the rights of the other secured party. Any such purchaser would not be deemed to have such knowledge by virtue of the UCC filings and would not learn of the sale of the receivables from a review of the documents evidencing the receivables since they would not be marked to show such sale, although the seller’s master computer records will indicate such sale.

Security Interests in the Financed Vehicles

          The receivables consist of motor vehicle installment loans made pursuant to contracts with obligors for the purchase of automobiles and light-duty trucks and also constitute personal property security agreements that include grants of security interests in the financed vehicles under the UCC in the applicable jurisdiction. Perfection of security interests in the financed vehicles generally is governed by the motor vehicle registration laws of the state in which the financed vehicle is located. In all states in which the receivables have been originated, a security interest in a vehicle is perfected by notation of the secured party’s lien on the vehicle’s certificate of title or actual possession by the secured party of such certificate of title, depending upon applicable state law. The practice of the seller is to effect such notation or to obtain possession of the certificate of title, as appropriate under the laws of the state in which a vehicle securing a motor vehicle installment loan originated by the seller is registered. The receivables prohibit the sale or transfer of the financed vehicle without the seller’s consent.

          The seller will assign its security interest in the individual financed vehicles to the depositor and the depositor will then assign its interest in that security interest to the trust purchasing the related receivables. However, because of the administrative burden and expense and since the seller remains as servicer of the receivables, neither the seller nor any other person will amend the certificates of title to identify the depositor or the trust as the new secured party and, accordingly, the seller will continue to be named as the secured party on the certificates of title relating to the financed vehicles. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificates of title and the new secured party succeeds to the seller’s rights as the secured party as against creditors of the obligor. In some states, in the absence of such endorsement and delivery, neither the indenture trustee, the trust nor the trustee may have a perfected security interest in the financed vehicle. In such event or in the event that the seller did not have a perfected first priority security interest in the financed vehicle, the only recourse of the trust vis-à-vis third parties would be against an obligor on an unsecured basis or, if the seller did not have a perfected security interest, against the seller pursuant to the seller’s repurchase obligation. See “Description of Transfer and Servicing Agreements—Sale and Assignment of Receivables.” If there are any financed vehicles as to which the seller has failed to perfect the security interest assigned to the trust, (a) that security interest would be subordinate to, among others, holders of perfected security interests and (b) purchasers of such financed vehicles would take possession free and clear of that security interest.

          Except as described above, in the absence of fraud or forgery by a vehicle owner or administrative error by state recording officials, the notation of the lien of the seller on the certificate of title will be sufficient to protect the trust against the rights of subsequent purchasers of a financed vehicle or subsequent lenders who take a security interest in the financed vehicle. There also exists a risk in not identifying the trust as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trust could be released.

          If the owner of a financed vehicle moves to a state other than the state in which such financed vehicle initially is registered, under the laws of most states the perfected security interest in the financed vehicle would continue for four months after such relocation and thereafter until the owner re-registers the financed vehicle in such state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. Accordingly, the seller must surrender possession if it holds the certificate of title to such financed vehicle or, in the case of financed vehicles originally registered in a state which provides for notation of lien but not possession of the certificate of title by the holder of the security interest in the related motor vehicle, the seller would receive notice of surrender if the security interest in the financed vehicle is noted on the certificate of title. Accordingly, the seller would have the opportunity to re-perfect its security interest in the financed vehicle in the state of relocation. In states which do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing its portfolio of motor vehicle installment loans, the seller takes steps to effect such re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor under a receivable sells a financed vehicle, the seller must surrender possession of the certificate of title or will receive notice as a result of its lien note thereon and accordingly will have an opportunity to require satisfaction of the related receivable before release of the lien. Under the sale and servicing agreement or the pooling and servicing agreement, the servicer will be obligated to take such steps, at the servicer’s expense, as are necessary to maintain perfection of security interests in the financed vehicles.

          Under the laws of many states, certain possessory liens for repairs performed on a motor vehicle and storage, as well as certain rights arising from the use of a motor vehicle in connection with illegal activities, may take priority even over a perfected security interest. Certain federal tax liens may have priority over the lien of a secured party. The seller will represent in the receivables purchase agreement that as of the cut-off date it has no knowledge of any such liens with respect to any financed vehicle. However, such liens could arise at any time during the term of a receivable. No notice will be given to the indenture trustee or the trustee if such a lien arises.

Enforcement of Security Interests in Financed Vehicles

          The servicer on behalf of each trust may take action to enforce its security interest by repossession and resale of the financed vehicles securing the trust’s receivables. The actual repossession may be contracted out to third party contractors. Under the UCC and laws applicable in most states, a creditor can repossess a motor vehicle securing a loan by voluntary surrender, “self-help” repossession that is “peaceful” or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. In the event of such repossession and resale of a financed vehicle, the trust would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the defaulting obligor.

          Under the UCC and laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the motor vehicle securing such debtor’s loan. The UCC requires a written explanation of any surplus or deficiency before the deficiency can be collected or if the consumer obligor requests an explanation. Failure to comply with the explanation requirements can result in penalties to the creditor. Some states impose prohibitions or limitations on deficiency judgments. Moreover, a defaulting obligor may not have sufficient assets to make the pursuit of a deficiency judgment worthwhile.

          Certain other statutory provisions, including federal and state bankruptcy and insolvency laws, and general equitable principles may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Other Matters

          Numerous federal and state consumer protection laws may impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth-in-Lending Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Magnuson-Moss Warranty Act, and the Federal Trade Commission Act.

          Under each receivables purchase agreement, the seller will warrant to the depositor, which will in turn assign its rights under that warranty to the applicable trust under the related sale and servicing agreement or pooling and servicing agreement, that each receivable complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against that trust for violation of any law and that claim materially and adversely affects that trust’s interest in a receivable, such violation would constitute a breach of the warranties of the seller under that receivables purchase agreement and would create an obligation of the seller to repurchase the receivable unless the breach is cured.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

          The following is a general summary of certain federal income tax consequences of the purchase, ownership and disposition of the notes and the certificates. The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of noteholders or certificateholders that are insurance companies, regulated investment companies or dealers in securities. Additionally, this summary does not deal with the federal income tax consequences of any investor treated as a partnership for federal income tax purposes. If a partnership (or other entity treated as a partnership for federal income tax purposes) is a noteholder or certificateholder, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A noteholder or certificateholder that is a partnership for federal income tax purposes and the partners in such partnership should consult their tax advisors regarding the United States federal income tax consequences of the acquisition, ownership and disposition of the notes or certificates, as the case may be. The following discussion generally deals with the federal income tax consequences of the purchase, ownership and disposition of the notes and certificates to a U.S. Person and, unless otherwise specified, does not deal with the federal income tax consequences to a Foreign Person.

          There are no cases or Internal Revenue Service (“IRS”) rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the notes and the certificates. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes and the certificates.

          The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each trust will be provided with an opinion of special federal tax counsel as specified in the related prospectus supplement (“Federal Tax Counsel”), regarding certain federal income tax matters discussed below. An opinion of Federal Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the trust, the notes, the certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each trust and the notes, certificates and related terms, parties and documents applicable to such trust.

          The federal income tax consequences to certificateholders will vary depending on whether (i) the trust is characterized as a partnership under the Code, (ii) all the certificates are retained by the seller or an affiliate thereof, or (iii) the trust is characterized as a grantor trust. The prospectus supplement for each series of certificates will specify whether a partnership election will be made or the trust will be treated as a grantor trust.

TRUSTS STRUCTURED AS PARTNERSHIPS FOR FEDERAL INCOME TAX PURPOSES

Tax Characterization of the Trust as a Partnership

          Federal Tax Counsel will deliver its opinion that a trust structured as a partnership for federal income tax purposes will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel’s conclusions that the nature of the income of the trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

Tax Consequences to Holders of the Notes

          Treatment of the Notes as Indebtedness. The depositor will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. In general, whether a class of notes issued by the issuing entity constitutes debt or equity for federal income tax purposes is a question of fact, the resolution of which is based upon the economic substance of such class rather than its form or label. Although the IRS and the courts have set forth several factors to be taken into account in determining whether a given class of notes or trust certificates will be treated as debt or equity, the primary factor in making this determination is whether the noteholder or certificateholder, as applicable, has assumed the risk of loss or other economic burdens relating to the property of the issuing entity and has obtained the benefits of ownership thereof. Federal Tax Counsel will analyze and rely upon several factors with respect to any opinion that any class of notes is treated as debt for federal income tax purposes. Federal Tax Counsel will, except as otherwise provided in the related prospectus supplement, advise the trust that the senior notes will be classified as debt for federal income tax purposes. Unless otherwise specified in the related prospectus supplement, the subordinate notes will be issued under the prospectus supplement without an opinion of Federal Tax Counsel to the effect that such subordinate notes will be treated as debt for federal income tax purposes because it is anticipated that the balance of factors in any particular transaction would not support an opinion with respect to the treatment of the subordinate notes as debt for federal income tax purposes. If the subordinate notes are treated as debt for federal income tax purposes, their tax treatment will be as described below in this section.

          If the subordinate notes are treated as equity for federal income tax purposes, they will be treated as interests in a partnership that owns the assets of the issuing entity and that has issued the senior notes and their tax treatment will be as described for holders of the certificates under “—Tax Consequences to Holders of the Certificates.” Treatment of the subordinate notes (or any other class of notes) as equity interests in a partnership could have adverse tax consequences to certain holders of those notes. For example, income to certain tax-exempt entities (including pension funds) would be “unrelated business taxable income” and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses. In addition, as a partner in a partnership, the amount and timing of items of income and deductions to a holder of a note characterized as equity for federal income tax purposes could differ from the amount and timing of income to a holder of a note that is treated as debt for federal income tax purposes. Because interest payments on notes that are characterized as equity would be treated as guaranteed payments for federal income tax purposes, income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements. See “—Possible Alternative Treatments of the Notes.”

          The discussion below assumes the characterization of the notes as debt for federal income tax purposes is correct.

          OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, that the notes are not indexed securities or strip notes, and that principal and interest is payable on the notes. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for “qualified stated interest” under Treasury regulations (the “OID regulations”) relating to original issue discount (“OID”), and that any OID on the notes (generally, any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 1 / 4 % of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to a series of notes, additional tax considerations with respect to such notes will be disclosed in the applicable prospectus supplement.

          Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with such noteholder’s method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser that buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

          A holder of a note that has a fixed maturity date of not more than one year from the issue date of such note (a “Short-Term Note”) may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-

Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

          Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder’s cost for the note, increased by any market discount, acquisition discount, OID (including de minimis OID) and gain previously included by such noteholder in income with respect to the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such noteholder with respect to such note. Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Any capital gain recognized upon a sale, exchange or other disposition of a note will be long-term capital gain if the seller’s holding period is more than one year and will be short-term capital gain if the seller’s holding period is one year or less. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult with their own tax advisors concerning the U.S. federal tax consequences of the sale, exchange or other disposition of a note.

          Foreign Holders. Interest payments made (or accrued) to a noteholder who is a Foreign Person generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person (i) is not actually or constructively a “10 percent shareholder” of the trust or the depositor (including a holder of 10 percent of the outstanding certificates) or a “controlled foreign corporation” with respect to which the trust or the seller is a “related person” within the meaning of the Code and (ii) provides the indenture trustee or other person that is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (e.g., IRS Form W-8BEN or successor form), signed under penalties of perjury, certifying that the beneficial owner of the note is a Foreign Person and providing the Foreign Person’s name and address. If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by an appropriate IRS Form W-8BEN or successor form provided by the Foreign Person that owns the note. A foreign partnership holding notes on its own behalf may be subject to substantially increased reporting requirements and should consult its tax advisor. If such interest is not portfolio interest, then generally it will be subject to withholding tax at a rate of 30 percent, unless the Foreign Person provides a properly executed (1) IRS Form W-8BEN (or successor form) claiming an exemption from or reduction in withholding under the benefit of a tax treaty or (2) IRS Form W-8ECI (or successor form) stating that interest paid is not subject to withholding tax because it is effectively connected with the Foreign Person’s conduct of a trade or business in the United States. If the interest is effectively connected income, the Foreign Person, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on such interest at graduated rates.

          Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year and does not otherwise have a “tax home” within the United States.

          Backup Withholding. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalty of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust will be required to withhold on the amount otherwise payable to the holder and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability.

          Possible Alternative Treatments of the Notes. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust and subject to the federal income tax treatment described for holders of the certificates below under “—Tax Consequences to Holders of the Certificates.” Certain classes of subordinate notes issued under the prospectus supplement may be issued without an opinion of Federal Tax Counsel to the effect that such subordinate notes will be treated as debt for federal income tax purposes and may be more likely to be so recharacterized. If any class of notes is treated as equity for federal income tax purposes, the trust might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences (and such publicly traded partnership taxable as a corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and most likely in the view of Federal Tax Counsel, the trust would be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a partnership could have adverse tax consequences to certain holders of notes treated as equity interests. For example, income to certain tax-exempt entities (including pension funds) would be “unrelated business taxable income” and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses. In addition, as a partner in a partnership, the amount and timing of items of income and deductions to a holder of a note characterized as equity for federal income tax purposes could differ from the amount and timing of income to a holder of a note that is treated as debt for federal income tax purposes. Because interest payments on notes that are characterized as equity would be treated as guaranteed payments for federal income tax purposes, income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements.

Tax Consequences to Holders of the Certificates

          Treatment of the Trust as a Partnership. The depositor will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the partners of the partnership being the certificateholders (including the depositor in its capacity as recipient of distributions from the reserve account), and the notes being debt of the related partnership. However, the proper characterization of the arrangement involving the trust, the certificates, the notes, the depositor and the seller and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

          A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the depositor or the trust. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership. Notes characterized as equity for federal income tax purposes would be subject to the federal income tax treatment described below with respect to the certificates.

          Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, that the certificates are not indexed securities, that principal and interest are distributed on the certificates, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to such certificates will be disclosed in the applicable prospectus supplement.

          Partnership Taxation. As a partnership, the trust will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account such holder’s allocated share of income, gains, losses, deductions and credits of the trust. The trust’s income will consist primarily of interest and finance charges earned on the receivables (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of receivables. The trust’s deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of receivables.

          The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the trust agreement and related documents). The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust for each month equal to the sum of

(i)

the interest that accrues on the certificates in accordance with their terms for such month, including interest accruing at the applicable pass through rate for such month and interest on amounts previously due on the certificates but not yet distributed;

(ii)	prepayment premium payable to the certificateholders for such month; and

(iii)	any other amounts of income payable to the certificateholders for such month.

          In the trust agreement, the certificateholders will agree that payments on the certificates at the pass through rate are intended to qualify as “guaranteed payments.” A guaranteed payment is treated as ordinary income regardless of whether the guaranteed payment exceeds the trust’s net income (i.e., income net of deductible expenses and interest on the notes). If a payment on a certificate at the stated rate is not treated as a guaranteed payment, then the income received by a certificateholder would be limited to the certificateholder’s proportionate amount of the trust’s net income.

          The rules applicable to debt instruments related to OID, market discount, and bond premium do not apply to partnership interests. The treatment of premium or discount at original purchase is unclear. If a certificateholder is considered to receive its certificate in exchange for a contribution to the trust, a discount could result in immediate income (as a capital shift in favor of the certificateholder treated as a guaranteed payment) and a premium could result in an amortizable deduction (as a capital shift to the depositor treated as a guaranteed payment that is only deductible over time). If the certificateholder is considered to purchase an outstanding interest, then any discount generally would result in gain only once the certificateholder received distributions in excess of such certificateholder’s tax basis (or upon sale) and any premium would result in a loss upon the liquidation of the trust (or upon sale). The character of the loss generally would be capital upon sale, but could be ordinary at liquidation if all notes had been retired (which generally would be a miscellaneous itemized deduction for individuals subject to limitations on deduction for regular tax purposes and non-deductible for alternative minimum tax purposes).

          All remaining taxable income of the trust will be allocated to the depositor. Except as provided below, losses and deductions generally will be allocated to the certificateholders only to the extent the certificateholders are reasonably expected to bear the economic burden of those losses or deductions. Any losses allocated to certificateholders could be characterized as capital losses, and the certificateholders generally would only be able to deduct those losses against capital gain, and deductions would be subject to the limitations set forth below. Accordingly, a certificateholder’s taxable income from the trust could exceed the cash it is entitled to receive from the trust.

          Based on the economic arrangement of the parties, this approach for allocating trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire pass through rate plus the other items described above even though the trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust income even if they have not received cash from the trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust. See “—Allocations Between Transferors and Transferees” below.

          A significant portion of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute “unrelated business taxable income” generally taxable to such a holder under the Code.

          An individual taxpayer’s share of expenses of the trust (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the trust.

          The trust intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each receivable, the trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

          Discount and Premium. It is believed that the receivables were not issued with OID, and, therefore, the trust should not have OID income. However, the purchase price paid by the trust for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust will make this calculation on an aggregate basis, but might be required to recompute it on a receivable-by-receivable basis.) If the trust acquires the receivables at a market discount or premium, the trust will elect to include any such discount in income currently as it accrues over the life of the receivables or to offset any such premium against interest income on the receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to certificateholders.

          Section 708 Termination. Under Section 708 of the Code, the trust will be deemed to terminate for federal income tax purposes if 50 percent or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. If such a termination occurs, the trust will be considered to have contributed the assets of the trust (the “old partnership”) to a new partnership in exchange for interests in the partnership, and the taxable year of the trust will terminate. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. The trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. Consequently, the trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements.

          Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller’s adjusted tax basis in the certificates sold. A certificateholder’s adjusted tax basis in a certificate will generally equal the holder’s cost increased by the holder’s share of trust income (includible in income) and decreased by any distributions received with respect to such certificate. In addition, both the adjusted tax basis in the certificates and the amount realized on a sale of a certificate would include the holder’s share of the notes and other liabilities of the trust. A holder acquiring certificates at different prices will be required to maintain a single aggregate adjusted tax basis in such certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of such aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

          Any gain on the sale of a certificate attributable to the holder’s share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust will elect to include market discount in income as it accrues.

          If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the certificates.

          Allocations Between Transferors and Transferees. In general, the trust’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

          The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner’s interest), taxable income or losses of the trust might be reallocated among the certificateholders. The depositor will be authorized to revise the trust’s method of allocation between transferors and transferees to conform to a method permitted by future regulations.

          Section 754 Election. In the event that a certificateholder sells its certificates at a profit (or loss), the purchasing certificateholder will have a higher (or lower) basis in the certificates than the selling certificateholder had. The tax basis of the trust’s assets will not be adjusted to reflect that higher (or lower) basis unless (i) there is a “substantial basis reduction” within the meaning of the Code and the trust does not qualify as a “securitization partnership” for this purpose or (ii) the trust were to file an election under Section 754 of the Code. Absent guidance to the contrary, the trust intends to take the position that it will qualify as a securitization partnership for this purpose. With respect to the election under Section 754 of the Code, in order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust will not make such an election. As a result, certificateholders might be allocated a greater or lesser amount of trust income than would be appropriate based on their own purchase price for the certificates.

          Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust and will report each certificateholder’s allocable share of items of trust income and expense to holders and the IRS on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

          Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish any such information statement to the trust. The information referred to above for any calendar year must be furnished to the trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

          The depositor will be designated as the tax matters partner in the related trust agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of a certificateholder’s returns and adjustments of items not related to the income and losses of the trust.

          Reportable Transactions. Pursuant to recently enacted legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to timely file an information return with the IRS with respect to a “reportable transaction” (as defined in Section 6011 of the Code).

Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

          Tax Consequences to Foreign Persons. It is not clear whether the trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Foreign Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust would be engaged in a trade or business in the United States for such purposes, the trust will withhold as if it were so engaged in order to protect the trust from possible adverse consequences of a failure to withhold. The trust expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, the highest rate applicable to (i) corporations, in the case of foreign holders that are treated as corporations for federal income tax purposes or (ii) to individuals, in the case of all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust to change its withholding procedures. In determining a holder’s withholding status, the trust may rely on IRS Form W-8 BEN or the holder’s certification of nonforeign status signed under penalty of perjury.

          Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust’s income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust on IRS Form W-8 BEN (or substantially identical form) in order to assure appropriate crediting of the taxes withheld. Foreign partnerships holding certificates on their own behalf may be required to satisfy substantially increased information requirements. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust, taking the position that no taxes were due because the trust was not engaged in a U.S. trade or business. However, payments made (or accrued) to a certificateholder that is a Foreign Person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the trust. If these payments are properly characterized as guaranteed payments, then the payments will not be considered “portfolio interest.” As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

          Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a “backup” withholding tax if, in general, the certificateholder fails to comply with certain identification procedures unless the holder is an exempt recipient under applicable provisions of the Code.

TRUSTS IN WHICH ALL CERTIFICATES ARE RETAINED BY
THE DEPOSITOR OR AN AFFILIATE OF THE DEPOSITOR

Tax Characterization of the Trust

          Federal Tax Counsel will deliver its opinion that a trust which issues one or more classes of notes to investors and all the certificates of which are retained by the depositor or an affiliate thereof will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel’s conclusions that the trust will constitute a mere security arrangement for the issuance of debt by the single certificateholder.

          Treatment of the Notes as Indebtedness. The depositor will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. In general, whether a class of notes issued by the issuing entity constitutes debt or equity for federal income tax purposes is a question of fact, the resolution of which is based upon the economic substance of such class rather than its form or label. Although the IRS and the courts have set forth several factors to be taken into account in determining whether a given class of notes or trust certificates will be treated as debt or equity, the primary factor in making this determination is whether the noteholder or certificateholder, as applicable, has assumed the risk of loss or other economic burdens relating to the property of the issuing entity and has obtained the benefits of ownership thereof. Federal Tax Counsel will analyze and rely upon several factors with respect to any opinion that any class of notes is treated as debt for federal income tax purposes. Federal Tax Counsel will, except as otherwise provided in the related prospectus supplement, advise the trust that the senior notes will be classified as debt for federal income tax purposes. Unless otherwise specified in the related prospectus supplement, the subordinate notes will be issued under the prospectus supplement without an opinion of Federal Tax Counsel to the effect that such subordinate notes will be treated as debt for federal income tax purposes because it is anticipated that the balance of factors in any particular transaction would not support an opinion with respect to the treatment of the subordinate notes as debt for federal income tax purposes. Assuming characterization of the notes as debt is correct, the federal income tax consequences to noteholders described above under the heading “Trusts Structured as Partnerships for Federal Income Tax Purposes—Tax Consequences to Holders of the Notes” would apply to the noteholders.

          If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more classes of notes did not represent debt for federal income tax purposes, such class or classes of notes might be treated as equity interests in the trust and subject to the federal income tax treatment described for holders of the certificates above under “—Trusts Structured as Partnerships for Federal Income Tax Purposes—Tax Consequences to Holders of the Certificates.” Certain classes of subordinate notes issued under the prospectus supplement may be issued without an opinion of Federal Tax Counsel to the effect that such subordinate notes will be treated as debt for federal income tax purposes and may be more likely to be so recharacterized. If any class of notes is treated as equity for federal income tax purposes, the trust might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences (and such publicly traded partnership taxable as a corporation might not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and more likely in the view of Federal Tax Counsel, the trust would be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of notes as equity interests in such a partnership could have adverse tax consequences to certain holders of such notes. For example, income to certain tax-exempt entities (including pension funds) could be “unrelated business taxable income,” and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses. In addition, as a partner in a partnership, the amount and timing of items of income and deductions to a holder of a note treated as equity for federal income tax purposes could differ from the amount and timing of income to a holder of such a note that is treated as debt for federal income tax purposes. Because interest payments on notes that are characterized as equity would be treated as guaranteed payments for federal income tax purposes, income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements. In the event one or more classes of notes were treated as interests in a partnership, the consequences governing the certificates as equity interests in a partnership described above under “Trusts Structured as Partnerships for Federal Income Tax Purposes—Tax Consequences to Holders of the Certificates” would apply to the holders of such notes. See “Certain Federal Income Consequences—Trusts Structured as Partnerships for Federal Income Tax purposes—Tax Consequences to Holders of the Notes—Possible Alternative Treatments of the Notes.”

          Reportable Transactions. Pursuant to recently enacted legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to timely file an information return with the IRS with respect to a “reportable transaction” (as defined in Section 6011 of the Code). Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

TRUSTS STRUCTURED AS GRANTOR TRUSTS FOR FEDERAL INCOME TAX PURPOSES

Tax Characterization of the Trust as a Grantor Trust

          If a trust is structured as a grantor trust, Federal Tax Counsel will deliver its opinion that the trust will not be classified as an association taxable as a corporation and that such trust will be classified as a grantor trust under subpart E, part 1, subchapter J, chapter 1 of subtitle A of the Code. In this case, owners of certificates (referred to herein as “Grantor Trust Certificateholders”) will be treated for federal income tax purposes as owners of a portion of the trust’s assets as described below. The certificates issued by a trust that is treated as a grantor trust are referred to herein as “Grantor Trust Certificates.”

          Characterization. Each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the receivables in the trust. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

          Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder’s method of accounting its pro rata share of the entire income from the receivables in the trust represented by Grantor Trust Certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the servicer. Under Code Sections 162 or 212, each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the servicer, provided that such amounts are reasonable compensation for services rendered to the trust. A Grantor Trust Certificateholder that is an individual, estate or trust will be entitled to deduct its share of expenses only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3 percent of the excess of the individual’s adjusted gross income over such amount or (ii) 80 percent of the amount of itemized deductions otherwise allowable for the taxable year. The reduction in the amount of itemized deductions will be phased out beginning in 2006, but the phaseout of such reduction in itemized deductions is scheduled to expire in 2010. Further, a Certificateholder (other than a corporation) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining its alternative minimum taxable income. A Grantor Trust Certificateholder using the cash method of accounting generally must take into account its pro rata share of items of income and deductions as and when collected by or paid to the servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of items of income and deductions as they become due or are paid to the servicer, whichever is earlier. If the servicing fees paid to the servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the servicer (or any person to whom the servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the receivables. The receivables would then be subject to the “stripped bond” rules of the Code discussed below.

          Stripped Bonds. If the servicing fees on the receivables are deemed to exceed reasonable servicing compensation, each purchaser of a Grantor Trust Certificate will be treated as the purchaser of a stripped bond which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, under applicable Treasury regulations (the “Section 1286 Treasury Regulations”), if the discount on a stripped bond is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code) such stripped bond will be considered to have been issued with OID. See “Original Issue Discount on Stripped Bonds.” The original issue discount on a Grantor Trust Certificate would be the excess of such certificate’s stated redemption price over its issue price. The issue price of a Grantor Trust Certificate as to any purchaser will equal the price paid by such purchaser therefor. The stated redemption price of a Grantor Trust Certificate will be the sum of all payments to be made on such certificate other than “qualified stated interest,” if any. Based on the preamble to the Section 1286 Treasury Regulations, Federal Tax Counsel is of the opinion that, although the matter is not entirely clear, the interest income on the certificates at the sum of the pass through rate and the portion of the servicing fee rate that does not constitute excess servicing will be treated as “qualified stated interest” within the meaning of the Section 1286 Treasury Regulations, and such income will be so treated in the trustee’s tax information reporting. Notice will be given in the applicable prospectus supplement when it is determined that Grantor Trust Certificates will be issued with greater than de minimis OID.

          Original Issue Discount on Stripped Bonds. If the stripped bonds have more than a de minimis amount of OID, the special rules of the Code relating to “original issue discount” (currently Sections 1271 through 1273 and 1275) will be applicable to a Grantor Trust Certificateholder’s interest in those receivables treated as stripped bonds (the “stripped bonds”). Generally, a Grantor Trust Certificateholder that acquires an interest in a stripped bond issued or acquired with OID must include in gross income the sum of the “daily portions,” as defined below, of the OID on such stripped bond for each day on which it owns a certificate, including the date of purchase but excluding the date of disposition. In the case of an original Grantor Trust Certificateholder, the daily portions of OID with respect to a stripped bond generally would be determined as follows. A calculation would be made of the portion of OID that accrues on the stripped bond during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final payment date). This would be done, in the case of each full monthly accrual period, by adding (i) the present value of all remaining payments to be received on the stripped bond under the prepayment assumption used in respect of the stripped bonds and (ii) any payments received during such accrual period, and subtracting from that total the “adjusted issue price” of the stripped bond at the beginning of such accrual period. No representation is made that the stripped bonds will prepay at any prepayment assumption. The “adjusted issue price” of a stripped bond at the beginning of the first accrual period is its issue price (as determined for purposes of the OID rules of the Code) and the “adjusted issue price” of a stripped bond at the beginning of a subsequent accrual period is the “adjusted issue price” at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment (other than “qualified stated interest”) made at the end of or during that accrual period. The OID accruing during such accrual period would then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under either an exact or approximate method set forth in the OID Regulations, or some other reasonable method, provided that such method is consistent with the method used to determine the yield to maturity of the stripped bonds.

          With respect to the stripped bonds, the method of calculating OID as described above will cause the accrual of OID to either increase or decrease (but never below zero) in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the stripped bonds. Subsequent purchasers that purchase stripped bonds at more than a de minimis discount should consult their tax advisors with respect to the proper method to accrue such OID.

          Market Discount if Stripped Bond Rules Do Not Apply. A Grantor Trust Certificateholder that acquires an undivided interest in receivables may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a receivable is considered to have been purchased at a “market discount.” Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such receivable allocable to such holder’s undivided interest over such holder’s tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25 percent of the Grantor Trust Certificate’s stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

          The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

          The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Grantor Trust certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

          A holder that acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

          Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder’s undivided interest in each receivable based on each receivable’s relative fair market value, so that such holder’s undivided interest in each receivable will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in receivables at a premium may elect to amortize such premium under a constant interest method. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Section 171. A Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder acquires during the year of the election or thereafter.

          If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a receivable prepays in full, equal to the difference between the portion of the prepaid principal amount of such receivable that is allocable to the Grantor Trust Certificate and the portion of the adjusted tax basis of the Grantor Trust Certificate that is allocable to such receivable. If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

          The final Treasury regulations (the “Amortizable Bond Premium Regulations”) dealing with amortizable bond premium specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6). Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. It is recommended that prospective purchasers of the certificates consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

          Election to Treat All Interest as OID. The OID regulations permit a Grantor Trust Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Grantor Trust Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Grantor Trust Certificateholder acquires during the year of the election or thereafter. Similarly, a Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder owns or acquires. See “—Premium” above. The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Certificate is irrevocable.

          Sale or Exchange of a Grantor Trust Certificate. Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner’s adjusted tax basis in the Grantor Trust Certificate. Such adjusted tax basis generally will equal the seller’s purchase price for the Grantor Trust Certificate, increased by the OID included in the seller’s gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a “capital asset” within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than twelve months).

          Grantor Trust Certificates will be “evidences of indebtedness” within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

          Reportable Transactions. Pursuant to recently enacted legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to timely file an information return with the IRS with respect to a “reportable transaction” (as defined in Section 6011 of the Code). Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

          Tax Consequences to Foreign Persons. Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying receivables that were issued after July 18, 1984, interest or OID paid by the person required to withhold tax under Section 1441 or 1442 to (i) an owner that is a Foreign Person or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is a Foreign Person would not be subject to withholding if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder), and is not a bank receiving interest described in Section 881(c)(3)(A) of the Code or a controlled foreign corporation related to the trust within the meaning of Section 881(c)(3)(C) of the Code. Foreign partnerships may be subject to increased identification requirements. Additional restrictions apply to receivables of which the obligor is not a natural person in order to qualify for the exemption from withholding.

          Information Reporting and Backup Withholding. The servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Grantor Trust Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Grantor Trust Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold Grantor Trust Certificates as nominees on behalf of beneficial owners. If a non- exempt holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient’s federal income tax liability.

CERTAIN STATE TAX CONSEQUENCES

          The above discussion does not address the tax treatment of any trust, notes, certificates or holders of any notes or certificates issued by a trust under any state or local tax laws. The activities of the servicer in servicing and collecting the receivables will take place at each of the locations at which the servicer’s operations are conducted and, therefore, different tax regimes may apply to the trust and the holders of the notes and certificates. Noteholders and certificateholders are urged to consult their own tax advisors with respect to state and local tax treatment of any trust, as well as any state and local tax consequences arising out of the purchase, ownership and disposition of notes and certificates.

* * *

          The federal and state tax discussions set forth above are included for general information only and may not be applicable depending upon a noteholder’s or certificateholder’s particular tax situation. Prospective purchasers should consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of notes and certificates, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

ERISA CONSIDERATIONS

          Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit or other plan (such as an individual retirement account and certain types of Keogh plans) that is subject to Title I of ERISA or to Section 4975 of the Code (each, an “ERISA Plan”) from engaging in certain transactions involving “plan assets” with persons that are “parties in interest” under ERISA or “disqualified person” under the Code with respect to the plan. Certain governmental, church and foreign plans, although not subject to ERISA or the Code, may be subject to other federal, state or local laws (“Similar Laws”) that impose similar restrictions (such plans subject to ERISA, Section 4975, or Similar Law referred to herein as “Plans”). A violation of these “prohibited transaction” rules may generate excise tax and other liabilities under ERISA and the Code or applicable Similar Law for such persons.

          Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase and holding of the securities by an ERISA Plan—for example:

  Prohibited Transaction Class Exemption (“PTCE”) 96-23, which exempts certain transactions effected on behalf of a Plan by an “in-house asset manager”;

  PTCE 95-60, which exempts certain transactions between insurance company general accounts and parties in interest;

  PTCE 91-38, which exempts certain transactions between bank collective investment funds and parties in interest;

  PTCE 90-1, which exempts certain transactions between insurance company pooled separate accounts and parties in interest; or

  PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager.”

In addition, a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code may be available for a transaction involving a service provider to a Plan investing in a note if the transaction takes place for adequate consideration and the service provider is not the fiduciary with respect to the Plan’s assets used to acquire the note, an affiliate of such a fiduciary, or an affiliate of the employer sponsoring the Plan.

There can be no assurance that any of these exemptions will apply with respect to any ERISA Plan’s investment in the securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with such investment. Furthermore, these exemptions may not apply to transactions involved in operation of a trust if, as described below, the assets of the trust were considered to include plan assets.

          The depositor, the seller, the servicer, an underwriter, the indenture trustee, the trustee and their affiliates may be the sponsor or the investment advisor with respect to one or more Plans. Because they may receive certain benefits in connection with the sale of the securities, the purchase of securities using plan assets over which any of them has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and Section 4975 of the Code for which no exemption may be available. Accordingly, any Plan for which the depositor, the seller, the servicer, an underwriter, the indenture trustee, the trustee or any of their respective affiliates has investment or administrative discretion with respect to plan assets to be invested in the securities;

has authority or responsibility to give, or regularly gives, investment advice with respect to those plan assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to those plan assets and will be based on the particular investment needs for the Plan; or

is an employer maintaining or contributing to the Plan

may not purchase a security unless a prohibited transaction exemption applies to the investment.

          ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA, including the requirements of investment prudence and diversification, and the requirement that such a Plan’s investments be made in accordance with the documents governing the Plan. Under ERISA, any person who exercises any discretionary authority or control respecting the management or disposition of the assets of an ERISA Plan is considered to be a fiduciary of such Plan. Plan fiduciaries must determine whether the acquisition and holding of securities and the operations of the trust would result in prohibited transactions or a violation of applicable Similar Laws if Plans that purchase the securities were deemed to own an interest in the underlying assets of the trust under the rules discussed below. There may also be an improper delegation of the responsibility to manage plan assets if Plans that purchase the securities are deemed to own an interest in the underlying assets of the trust.

          Pursuant to Department of Labor Regulation §2510.3 -101, as modified by §3(42) of ERISA (the “Plan Assets Regulation”), in general when an ERISA Plan acquires an equity interest in an entity such as the trust and such interest does not represent a “publicly offered security” or a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the ERISA Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that the entity is an “operating company” or that equity participation in the entity by “benefit plan investors” is not “significant.” In general, an “equity interest” is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The treatment in this context of notes and certificates of a trust will be discussed in the related prospectus supplement. However, it is anticipated that the certificates will be considered equity interests in the trust for purposes of the Plan Assets Regulation, and that the assets of the trust may therefore constitute plan assets of an ERISA Plan if “benefit plan investors” hold 25% or more of any class of certificates. In such event, the fiduciary responsibility and prohibited transaction restrictions of ERISA and Section 4975 of the Code would apply to transactions involving the assets of the trust.

          As a result, certificates and subordinate notes of classes that have been issued without an opinion of Federal Tax Counsel to the effect that such subordinate notes will be treated as debt for federal income tax purposes generally shall not be transferred to an ERISA Plan or a person using ERISA Plan assets to acquire the certificates or the subordinate notes unless the Exemption, as described below, is available. Each transferee of certificates or subordinate notes of these classes to which the Exemption is not applicable will be deemed to represent that the proposed transferee is not a Benefit Plan Investor and is not acquiring the certificates or subordinate notes of these classes on behalf of or with the assets of a Benefit Plan Investor, including assets that may be held in an insurance company’s separate or general accounts, unless the insurance company is using plan assets held in its general account and satisfies certain conditions.

          Unless otherwise specified in the related prospectus supplement, the notes issued with an opinion of Federal Tax Counsel to the effect that they will be treated as debt for federal income tax purposes may be purchased by a Plan. A fiduciary of a Plan must determine that the purchase of a note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. A fiduciary of a Plan acquiring a note will be required or deemed to make certain representations.

          Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules in Section 503 of the Code.

          A fiduciary of a Plan considering the purchase of securities of a given series should consult its tax and/or legal advisors regarding whether the investment will cause the assets of the related trust to be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

Certificates Issued by Trusts and Certain Subordinate Notes

          The U.S. Department of Labor (the “DOL”) has granted to the lead underwriter named in the related prospectus supplement an exemption (as amended, the “Exemption”) from certain of the prohibited transaction rules of ERISA and the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, representing interests in asset-backed entities, including trusts, that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include fully-secured motor vehicle installment loans. The Exemption will apply to the acquisition, holding and resale of the certificates or certain classes of subordinate notes by an ERISA Plan when certain conditions (some of which are described below) are met. The prospectus supplement for a series of securities will indicate whether the Exemption may apply to the subordinate notes and certificates of the series.

          Among the conditions which must be satisfied for the Exemption to apply to the certificates or subordinate notes are the following:

  The acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm’s length transaction with an unrelated party;

  The rights and interests evidenced by the securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities issued by the trust, unless the investment pool contains certain types of collateral, such as consumer loans fully secured by motor vehicles;

  The securities acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories (or one of the four highest categories if the transaction’s investment pool contains certain types of collateral, such as consumer loans fully secured by motor vehicles) from either Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc., Fitch, Inc., DBRS Limited or DBRS, Inc.;

  The trustee is not an affiliate of any other member of the Restricted Group (as defined below) other than an underwriter;

  The sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the seller pursuant to the sale of the receivables to the trust represents not more than the fair market value of such receivables; and the sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer’s services under the applicable agreement and reimbursement of the servicer’s reasonable expenses in connection therewith;

  The Plan investing in the securities is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended; and

  For certain types of issuers, the documents establishing the issuer and governing the transaction must contain certain provisions intended to protect the assets of the issuer from creditors of the sponsor.

          The Exemption extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts. Secured receivables (the “Obligations”) supporting payments to securityholders, and having a value equal to no more than 25% of the total principal balance of the securities being offered by the trust, may be transferred to the trust within a 90-day or three-month period following the closing date, instead of being required to be either identified or transferred on or before the closing date. The relief is available when the pre-funding arrangements satisfy a number of conditions.

          The Exemption would also provide relief from certain self-dealing/conflict of interest or prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities in a trust that owns obligations on which the fiduciary (or its affiliate) is an obligor only if, among other requirements, in the case of the acquisition of securities in connection with the initial issuance, at least 50% of each class of securities in which Plans invest and at least 50% of the aggregate interests in the trust are acquired by persons independent of the Restricted Group (as defined below), such fiduciary (or its affiliate) is an obligor with respect to no more than 5% of the fair market value of the obligations contained in the trust,

  the Plan’s investment in a class of securities does not exceed 25% of all of the securities of that class outstanding at the time of the acquisition and immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which the fiduciary has discretionary authority or renders investment advice are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity.

          This relief does not apply to Plans sponsored by the depositor, the seller, any underwriter, the indenture trustee, the trustee, the servicer, any obligor with respect to receivables included in the trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, a provider of credit support to the trust or any affiliate of such parties (the “Restricted Group”).

          Any Plan fiduciary which proposes to cause a Plan to purchase securities should consult with its counsel concerning the impact of ERISA and the Code, the applicability of the Exemption (as amended) and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

PLAN OF DISTRIBUTION

           The depositor may sell notes and/or certificates, or cause the related trust to sell notes and/or certificates,

  through one or more underwriters or dealers,

  directly to one or more purchasers or

  through agents.

          If underwriters are used in the sale of securities, the depositor will agree to sell, or cause the related trust to sell, to the underwriters named in the related prospectus supplement the notes and/or certificates of the trust specified in an underwriting agreement. Each of the underwriters will severally agree to purchase the principal amount of each class of notes and/or certificates of the related trust set forth in the related prospectus supplement and the underwriting agreement.

           Each prospectus supplement will either—

  set forth the price at which each class of notes and/or certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such notes and/or certificates; or

  specify that the related notes and/or certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale.

          After the initial public offering of any such notes and/or certificates, such public offering prices and such concessions may be changed.

          The seller and the depositor will indemnify the underwriters of securities against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the several underwriters may be required to make in respect thereof. Dealers and agents may also be entitled to such indemnification and contribution.

          Each trust may, from time to time, invest the funds in its trust accounts in investments acquired from such underwriters or agents or from the seller.

          Under each underwriting agreement with respect to a given trust, the closing of the sale of any class of securities subject to such underwriting agreement will be conditioned on the closing of the sale of all other such classes of securities of that trust (some of which may not be registered or may not be publicly offered).

          The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

LEGAL OPINIONS

          Certain legal matters relating to the securities of any trust will be passed upon for the trust, the depositor, the seller and the servicer by Mayer Brown LLP, Chicago, Illinois. Certain other legal matters will be passed upon for the seller by Michael J. Broker, Esq., Vice-President and Banking Counsel.

GLOSSARY OF TERMS FOR THE PROSPECTUS

          Set forth below is a list of the defined terms used in this prospectus, which are also used in the accompanying prospectus supplement.

          “Additional Obligations” means, with respect to the Exemption, all Obligations transferred to a trust after its closing date.

          “administrator” means the Bank, in its capacity as administrator of the trust under an administration agreement.

          “Advances” means, with respect to a delinquent receivable and a payment date, the excess of (a) the product of the principal balance of that receivable as of the first day of the related Collection Period and one-twelfth of its contract rate of interest, over (b) the interest actually received by the servicer with respect to that receivable from the obligor or from the payment of the Purchase Amount during or with respect to such Collection Period.

          “Amortizable Bond Premium Regulations” means the final regulations issued on December 30, 1997 by the IRS dealing with amortizable bond premium.

           “Bank” means USAA Federal Savings Bank and its successors.

           “Benefit Plan Investor” means:

  “employee benefit plans” (as defined in Section 3(3) of ERISA), subject to the fiduciary requirements of ERISA;

  “plans” described in Section 4975(e)(1) of the Code, including individual retirement accounts and Keogh plans; and

  entities whose underlying assets include plan assets by reason of an employee benefit plan’s or a plan’s investment in such entity, including without limitation, as applicable, insurance company general accounts.

          “Book-Entry Securities” means the notes and certificates that are held in the U.S. through DTC and in Europe through Clearstream or Euroclear.

          “certificate balance” means with respect to each class of certificates and as the context so requires, (i) with respect to all certificates of such class, an amount equal to, initially, the initial certificate balance of such class of certificates and, thereafter, an amount equal to the initial certificate balance of such class of certificates, reduced by all amounts distributed to certificateholders of such class of certificates and allocable to principal or (ii) with respect to any certificate of such class, an amount equal to, initially, the initial denomination of such certificate and, thereafter, an amount equal to such initial denomination, reduced by all amounts distributed in respect of such certificate and allocable to principal.

          “Clearstream” means Clearstream Banking, société anonyme, a professional depository under the laws of Luxembourg.

          “closing date” means that date specified as such in the prospectus supplement on which the trust issues its securities.

           “Code” means the Internal Revenue Code of 1986, as amended.

          “Collection Period” means with respect to securities of each trust, the period specified in the related prospectus supplement with respect to calculating payments and proceeds of the related receivables.

          “Controlling Class” means, with respect to any trust, the Class A Notes described in the prospectus supplement as long as any Class A Notes are outstanding, and thereafter, in order of seniority, each other class of notes, if any, described in the prospectus supplement as long as they are outstanding.

           “cut-off date” means the date specified as such in the applicable prospectus supplement.

          “daily portion” is computed as specified under “Certain Federal Income Tax Consequences—Trusts Structured as Grantor Trusts for Federal Income Tax Purposes—Original Issue Discount—Stripped Bonds.”

          “defaulted receivable” means a receivable (i) that the servicer determines is unlikely to be paid in full or (ii) with respect to which at least 5% of a scheduled payment is 120 or more days delinquent as of the end of a calendar month.

          “Definitive Certificates” means with respect to any class of certificates issued in book-entry form, such certificates issued in fully registered, certificated form to certificateholders or their respective nominees, rather than to DTC or its nominee.

          “Definitive Notes” means with respect to any class of notes issued in book-entry form, such notes issued in fully registered, certificated form to noteholders or their respective nominees, rather than to DTC or its nominee.

           “Definitive Securities” means collectively, the Definitive Notes and the Definitive Certificates.

           “DOL” means the United States Department of Labor.

           “DTC” means The Depository Trust Company and any successor depository selected by the trust.

           “Eligible Deposit Account” means either—

  a segregated account with an Eligible Institution; or

  a segregated trust account with the corporate trust department of a depository institution organized under the laws of the U.S. or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

           “Eligible Institution” means—

  the corporate trust department of the indenture trustee or the related trustee, as applicable; or

  a depository institution organized under the laws of the U.S. or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (1) which has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (2) whose deposits are insured by the FDIC.

           “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

          “ERISA Plan” means a pension, profit sharing and other employee benefit or other plan (such as an individual retirement account and certain types of Keogh plans) that is subject to Title I of ERISA or to Section 4975 of the Code.

           “Euroclear” means a professional depository operated by Euroclear Bank S.A./N.V.

          “Events of Default” under the related indenture will consist of the events specified under “Description of the Notes—The Indenture.”

          “Events of Servicing Termination” under each sale and servicing agreement or pooling and servicing agreement will consist of the events specified under “Description of the Transfer and Servicing Agreements—Events of Servicing Termination.”

          “Exemption” means the exemption granted to the lead underwriter named in the prospectus supplement by the DOL and described under “ERISA Considerations.”

          “Federal Tax Counsel” means the special federal tax counsel to each trust specified in the related prospectus supplement.

           “Foreign Person” means a nonresident alien, foreign corporation or other entity that is not a U.S. Person.

          “Funding Period” the period specified in the related prospectus supplement during which the seller will sell any Subsequent Receivables to the trust, which period may be as frequently as daily.

          “Grantor Trust Certificateholders” means owners of certificates issued by a trust that is treated as a grantor trust.

           “Grantor Trust Certificates” means certificates issued by a trust that is treated as a grantor trust.

          “indenture” means the indenture by and between the Trust, as issuer of the notes, and the indenture trustee, identified in the related prospectus supplement.

           “IO” means interest-only.

           “IRS” means the Internal Revenue Service.

          “Motor Vehicle Loans” means motor vehicle installment loans secured by new and used automobiles and light-duty trucks.

           “Obligations” means, with respect to the Exemption, mortgage loans or other secured receivables.

           “OCC” means Office of Comptroller of the Currency.

           “OID” means original issue discount.

           “OID regulations” means those Treasury regulations relating to OID.

          “payment date” means the date specified in each related prospectus supplement for the payment of principal of and interest on the securities.

           “Permitted Investments” means:

  direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America or its agencies;

  demand deposits, time deposits, certificates of deposit or bankers’ acceptances of certain depository institutions or trust companies having the highest rating from the applicable Rating Agency rating the notes or certificates;

  commercial paper having, at the time of such investment, a rating in the highest rating category from the applicable Rating Agency rating the notes or certificates;

  investments in money market funds having the highest rating from the applicable Rating Agency rating the notes or certificates;

  repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or its agencies, in either case entered into with a depository institution or trust company having the highest rating from the applicable Rating Agency rating the notes or certificates; and

  any other investment acceptable to the applicable Rating Agencies.

           Permitted Investments are generally limited to obligations or securities which mature on or before the next payment date.

           “Plan” has the meaning specified in “ERISA Considerations.”

           “Plan Assets Regulation” means a regulation, 29 C.F.R. Section 2510.3 -101, issued by the DOL.

          “pooling and servicing agreement” means the pooling and servicing agreement among the depositor, the Bank, as seller and servicer, and the trustee identified in the related prospectus supplement.

           “PTCE” means a Prohibited Transaction Class Exemption under ERISA.

          “Purchase Amount” means a price at which the seller or the servicer must purchase a receivable from a trust, equal to the unpaid principal balance of the receivable plus accrued and unpaid interest thereon at the weighted average interest rate borne by the trust’s securities through the end of the related Collection Period.

          “Rating Agency” means a nationally recognized rating agency providing, at the request of the seller, a rating on the securities issued by the applicable trust.

          “receivables purchase agreement” means the receivables purchase agreement between the seller and the depositor pursuant to which the depositor purchases receivables from the seller.

          “Receivables Transfer and Servicing Agreements” means, collectively, (i) each sale and servicing agreement under which the trust will purchase receivables from the depositor and servicer will agree to service such receivables, each trust agreement under which the trust will be created and certificates will be issued and each administration agreement under which the Bank will undertake certain administrative duties or (ii) in the case of a trust that is a grantor trust, the pooling and servicing agreement.

          “Record Date” means the business day immediately preceding the payment date or, if Definitive Securities are issued, the last day of the preceding calendar month.

          “Restricted Group” means, with respect to the Exemption, Plans sponsored by the seller, any underwriter, the trustee, the servicer, any obligor with respect to receivables included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of such parties.

          “sale and servicing agreement” means the sale and servicing agreement among the depositor, as seller, the Bank, as servicer, and the trust, as purchaser.

           “SEC” means the Securities and Exchange Commission.

          “Section 1286 Treasury Regulations” means Treasury regulations under which, if the discount on a stripped bond is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code), such stripped bond will be considered to have been issued with OID.

           “seller” means the Bank as seller of receivables to a trust.

           “Senior Certificates” means the nonsubordinated certificates issued by a trust.

          “servicer” means the Bank acting in its capacity as servicer of the receivables under the applicable sale and servicing agreement or pooling and servicing agreement.

          “Short-Term Note” means a note that has a fixed maturity date of not more than one year from the issue date of such note.

          “Similar Laws” means federal, state or local laws that impose requirements similar to Section 406 of ERISA or Section 4975 of the Code.

          “Subsequent Receivables” means additional receivables sold by the seller to the applicable trust during a Funding Period after the closing date.

          “Subsequent Transfer Date” means each date specified as a transfer date in the related prospectus supplement on which Subsequent Receivables will be sold by the seller to the applicable trust.

           “tax code” means the Internal Revenue Code of 1986, as amended.

           “trustee” means the trustee of the trust identified in the related prospectus supplement.

          “trust agreement” means the trust agreement between the trustee, the depositor and the Bank, identified in the related prospectus supplement.

          “U.S. Person” means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States, a state thereof or the District of Columbia, an estate, the income of which is includible in gross income for federal income tax purposes regardless of its source, a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or a trust that has filed a valid election to be treated as a United States person under the Code and applicable Treasury regulations.

           “USAA” means United Services Automobile Association and its successors.

No dealer, salesperson or other individual has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement or the prospectus in connection with the offer made by this prospectus supplement or the prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor or any underwriter. Neither the delivery of this prospectus supplement or the prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of a time subsequent to the date of such information. Neither this prospectus supplement nor the prospectus constitutes an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

Until April 8, 2008, all dealers effecting transactions in the securities, whether or not participating in this distribution, may be required to deliver a prospectus supplement and prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

$961,625,000

USAA AUTO
OWNER TRUST 2008-1

$254,000,000 4.4526%
Asset Backed Notes, Class A-1(1)

$330,000,000 4.27%
Asset Backed Notes, Class A-2

$373,000,000 4.16%
Asset Backed Notes, Class A-3

$258,625,000 4.50%
Asset Backed Notes, Class A-4

$34,375,000 6.50%
Asset Backed Notes, Class B(1)

(1)	The Class A-1 notes and the Class B notes are not being offered for sale by this prospectus supplement or the prospectus.

USAA Acceptance, LLC
Depositor

USAA Federal Savings Bank
Sponsor, Seller and Servicer

PROSPECTUS SUPPLEMENT

January 9, 2008

Joint Global Coordinators of the Class A Notes
Credit Suisse
Wachovia Securities

Co-Managers of the Class A Notes
Banc of America Securities LLC
Deutsche Bank Securities
JPMorgan
RBS Greenwich Capital